UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Amendment No. 1

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Apogee Enterprises, Inc.

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December [ ], 2019

Dear Shareholder:

You are cordially invited to attend the 2019 Annual Meeting of Shareholders of Apogee Enterprises, Inc. to be held at Apogee’s headquarters, 4400 West 78th Street, Suite 520, Minneapolis, Minnesota, commencing at 7:30 a.m. Central Standard Time on Tuesday, January 14, 2020. The 2019 Annual Meeting was postponed pending discussions and entry into a Cooperation Agreement with our shareholder, Engaged Capital, LLC. We have summarized the terms of the Cooperation Agreement on pages 21 – 22. We expect that the 2020 Annual Meeting will take place at its regularly scheduled time in June 2020.

The Corporate Secretary’s formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to come before the meeting. You may be required to present a valid government-issued picture identification and proof of stock ownership in order to attend the meeting. If you hold stock through a broker, bank, trust or other nominee, you may be required to present a copy of a statement reflecting your stock ownership as of the record date.

Even if you plan to attend the meeting, we urge you to vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed postage-paid envelope as promptly as possible. You may also vote your shares via the Internet or by telephone as directed on the enclosed proxy card. Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Standard Time (10:59 p.m. Central Standard Time) on January 13, 2020. If you attend the meeting in person and you are a shareholder of record, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

Joseph F. Puishys	Bernard P. Aldrich
Chief Executive Officer	Chair of the Board of Directors

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

The 2019 Annual Meeting of Shareholders of Apogee Enterprises, Inc. (including any adjournments or postponements thereof) (the “Annual Meeting”) will be held as follows:

WHEN: 7:30 a.m. Central Standard Time Tuesday, January 14, 2020 WHERE: APOGEE ENTERPRISES, INC. 4400 West 78th Street Suite 520 Minneapolis, Minnesota 55435

The purpose of the Annual Meeting is to consider and take action on the following:

1.	Election of four Class III directors for terms expiring at our 2022 Annual Meeting of Shareholders;

2.	Advisory vote on Apogee’s executive compensation;

3.	Approval of the Apogee Enterprises, Inc. 2019 Stock Incentive Plan;

4.	Approval of the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan;

5.	Approval of an amendment to the Company’s Restated Articles of Incorporation (the “Articles”) to elect directors by majority vote;

6.	Approval of an amendment to the Articles to reduce the required vote of the Company’s shareholders, from supermajority to majority, to remove directors;

7.	Approval of an amendment to the Articles to reduce the required vote of the Company’s shareholders, from supermajority to majority, to amend the director removal provision contained therein;

8.	Approval of an amendment to the Articles to eliminate the “anti-greenmail” provision contained therein;

9.

If the foregoing amendment is not approved by the shareholders, approval of an amendment to the Articles to reduce the required vote of the Company’s shareholders, from supermajority to majority, to amend the “anti-greenmail” provision contained therein;

10.	Ratification of the Exclusive Forum By-law, as defined in the proposal;

11.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 29, 2020; and

12.	Transaction of such other business as may properly be brought before the Annual Meeting.

The Board of Directors has fixed November 20, 2019, as the record date for the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting. There were 26,552,935 shares of our common stock issued and outstanding as of the record date and, therefore, eligible to vote at the Annual Meeting.

Your vote is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, we urgently request that you mark, date, sign, and mail the enclosed proxy card in the postage-paid envelope provided or vote your shares via the Internet or by telephone as directed on the enclosed proxy card. Internet and telephone voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Standard Time (10:59 p.m. Central Standard Time) on January 13, 2020. You may revoke your proxy at any time prior to the meeting and delivery of your proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors,

Patricia A. Beithon
General Counsel and Corporate Secretary
Minneapolis, Minnesota
December [ ], 2019

Potential Payments Upon Termination or Following a Change-in-Control	66
Payments Made Upon Termination	66
Payments Made Upon Disability	66
Payments Made Upon Death	66
Change-in-Control Severance Agreements	66
Executive Benefits and Payments Upon Termination and Change-in-Control	68
CEO Pay Ratio Disclosure	70
PROPOSAL 2: ADVISORY APPROVAL OF APOGEE’S EXECUTIVE COMPENSATION	71
PROPOSAL 3: APPROVAL OF THE APOGEE ENTERPRISES, INC. 2019 STOCK INCENTIVE PLAN	73
Background and Purpose	73
Key Features of the 2019 Stock Plan	73
Determination of Number of Shares for the 2019 Stock Plan	74
New Plan Benefits	76
Vote Required and Recommendation	76
Description of 2019 Stock Plan	76
Federal Income Tax Consequences	80
PROPOSAL 4: APPROVAL OF THE APOGEE ENTERPRISES, INC. 2019 NON-EMPLOYEE DIRECTOR STOCK PLAN	82
Background and Purpose	82
Key Features of the 2019 Director Stock Plan	82
Determination of Number of Shares for the 2019 Director Stock Plan	83
New Plan Benefits	83
Vote Required and Recommendation	83
Description of 2019 Director Stock Plan	84
Federal Income Tax Consequences	86
Equity Compensation Plan Information	87
PROPOSAL 5: APPROVAL OF AMENDMENT TO ARTICLES TO ELECT DIRECTORS BY A MAJORITY VOTE	89
Vote Required and Recommendation	91
PROPOSAL 6: APPROVAL OF AN AMENDMENT TO THE ARTICLES TO REDUCE THE REQUIRED VOTE OF THE COMPANY’S SHAREHOLDERS, FROM SUPERMAJORITY TO MAJORITY, TO REMOVE DIRECTORS	92
Vote Required and Recommendation	92
PROPOSAL 7: APPROVAL OF AN AMENDMENT TO THE ARTICLES TO REDUCE THE REQUIRED VOTE OF THE COMPANY’S SHAREHOLDERS, FROM SUPERMAJORITY TO MAJORITY, TO AMEND THE DIRECTOR REMOVAL PROVISION	93
Vote Required and Recommendation	93
PROPOSAL 8: APPROVAL OF AN AMENDMENT TO THE ARTICLES TO ELIMINATE THE ANTI-GREENMAIL PROVISION	94
Vote Required and Recommendation	95
PROPOSAL 9: APPROVAL OF AN AMENDMENT TO THE ARTICLES TO REDUCE THE REQUIRED VOTE OF THE COMPANY’S SHAREHOLDERS, FROM SUPERMAJORITY TO MAJORITY, TO AMEND THE ANTI-GREENMAIL PROVISION	96
Vote Required and Recommendation	96
PROPOSAL 10: RATIFICATION OF EXCLUSIVE FORUM BY-LAW	97
Vote Required and Recommendation	98
AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	99
Audit Committee Report	99
Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees	100
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm	100
PROPOSAL 11: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	101
Vote Required and Recommendation	101

v

PROXY STATEMENT

2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JANUARY 14, 2020

The Board of Directors of Apogee Enterprises, Inc. (“Apogee” or the “Company”) is soliciting proxies for use at our 2019 Annual Meeting of Shareholders (including any adjournments and postponements thereof) (the “Annual Meeting”) to be held on Tuesday, January 14, 2020. This proxy statement and the enclosed proxy card and are first being mailed or given to our shareholders on or about [_______], December [ ], 2019.

PROXY STATEMENT SUMMARY

Below are highlights of some of the information contained in this proxy statement. These highlights are only a summary. Please review the complete proxy statement and our 2019 Annual Report to Shareholders for the fiscal year ended March 2, 2019 before you vote.

ANNUAL MEETING OF SHAREHOLDERS

Date and time:	Tuesday, January 14, 2020, at 7:30 a.m. Central Standard Time (CST)

Place:	Apogee’s headquarters at 4400 West 78th Street, Suite 520, Minneapolis, Minnesota

Record date:	Wednesday, November 20, 2019

Voting:	Shareholders of Record. If you are a shareholder of record, you can give a proxy to be voted at the meeting in one of the following ways:

● By Mail: by completing, signing and mailing the proxy card.

●   By Internet: electronically via the Internet by following the “Vote by Internet” instructions on the proxy card. Internet voting facilities for shareholders of record will be available until 11:59 p.m. Eastern Standard Time (EST) (10:59 p.m. CST) on January 13, 2020.

●   By Telephone: use any touch-tone telephone to transmit your voting instructions by following the “Vote by Telephone” instructions on the proxy card. Telephone voting facilities will be available until 11:59 p.m. Eastern Standard Time (EST) (10:59 p.m. CST) on January 13, 2020.

●   In Person: you may attend the Annual Meeting and vote in person by completing a ballot. Attending the Annual Meeting without completing a ballot will not count as a vote. If you choose to vote in person, you must bring proof of identification and your proxy card showing your control number to the Annual Meeting. You are encouraged to complete your proxy prior to the Annual Meeting by Internet or mail regardless of whether you plan to attend the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of your shares (that is, you hold your shares in “street name”), you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or other nominee how to vote your shares. Alternatively, you may obtain a “legal proxy” from your bank, broker or other nominee and bring it with you to hand in with a ballot in order to be able to vote your shares at the Annual Meeting. If you chose to vote at the Annual Meeting, you must bring the following: (i) proof of identification, (ii) an account statement or letter from the bank, broker or other nominee indicating that you are the beneficial owner of the shares and (iii) a signed proxy from the shareholder of record giving you the right to vote the stock. The account statement or letter must show that you were the beneficial owner of the shares at the close of business on November 20, 2019, the record date for the Annual Meeting.

If you hold shares in our 401(k) Retirement Plan, Employee Stock Purchase Plan or our other plans, please refer to voting instructions on page 104.

PROPOSAL 1 – ELECTION OF DIRECTORS (See pages 14 – 19 for more information.)

You are being asked to elect four Class III directors to the Board at the Annual Meeting. Our Board of Directors is currently composed of ten directors and divided into three classes. At the Annual Meeting, four directors are standing for election as Class III directors. The term of office for the Class III directors will expire at the conclusion of our 2022 Annual Meeting of Shareholders and when their successors are duly elected and qualified, or upon their earlier resignation or removal.

We have presented the following information about our Class III director nominees:

Name	Age	Occupation	Director Since	Independent	Audit Committee Financial Expert	Term
Christina M. Alvord	52	President, Central Division, of Vulcan Materials Company	N/A	Yes	Yes	Term Expiring in 2022

Frank G. Heard	61	Vice Chairman and Former President and Chief Executive Officer of Gibraltar Industries, Inc.	N/A	Yes	Yes	Term Expiring in 2022

Elizabeth M. Lilly	56	Chief Investment Officer and Executive Vice President of The Pohlad Companies	N/A	Yes	No	Term Expiring in 2022

Mark A. Pompa	55	Executive Vice President and Chief Financial Officer of EMCOR Group, Inc.	2018	Yes	Yes	Term Expiring in 2022

Vote required: In accordance with Section 302A.215 of the Minnesota Business Corporation Act (the “MBCA”), directors are elected by a plurality of the shares present and entitled to vote on the election of directors at the Annual Meeting, which means that the nominees receiving the highest number of “for” votes by the shares entitled to vote, up to the number of directors positions subject to election or re-election, will be elected to the Board. However, in accordance with our Corporate Governance Guidelines, if a majority of our shares that are voted in a certain nominee’s election are “withheld” from such election, the nominee shall offer his or her resignation to our Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee shall evaluate the best interests of Apogee and its shareholders and shall recommend to the Board the action to be taken with respect to such offered resignation.

Our Board of Directors recommends that you vote FOR the four Class III director nominees. Unless authority for one or more of the nominees is withheld, proxies will be voted FOR the election of each of the four Class III director nominees.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION (See pages 71 – 72 for more information.)

The Company provides shareholders with the opportunity to cast an annual advisory (non-binding) vote on our executive compensation program (a “Say on Pay Proposal”).

Vote Required: The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the Say on Pay Proposal.

Our Board of Directors recommends that you cast an advisory vote FOR the Say on Pay Proposal. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 3 – APPROVAL OF THE APOGEE ENTERPRISES, INC. 2019 STOCK INCENTIVE PLAN (See pages 73 – 81 for more information.)

We are asking our shareholders to approve our Apogee Enterprises, Inc. 2019 Stock Incentive Plan (the “2019 Stock Plan”). The purpose of the 2019 Stock Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants and independent contractors capable of contributing to the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons incentives to put forth maximum effort for the success of our Company’s business. Subject to shareholder approval, the Board has reserved 1,150,000 shares of our common stock for issuance under the 2019 Stock Plan.

Vote Required: The affirmative vote of the majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the 2019 Stock Plan.

Our Board of Directors recommends that you vote FOR approval of the 2019 Stock Plan. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 4 – APPROVAL OF THE APOGEE ENTERPRISES, INC. 2019 NON-EMPLOYEE DIRECTOR STOCK PLAN (See pages 82 – 88 for more information.)

We are asking our shareholders to approve our Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan (the “2019 Director Stock Plan”). The purpose of the 2019 Director Stock Plan is to promote the interests of the Company and our shareholders by aiding us in attracting and retaining non-employee directors capable of providing strategic direction to, and assuring the future success of the Company and motivating such non-employee directors to put forth maximum efforts for the success of our business. The 2019 Director Stock Plan will allow us to provide our non-employee directors an opportunity to acquire a proprietary interest in our Company, thereby aligning the interests of our non-employee directors with our shareholders. Subject to shareholder approval, the Board has reserved 150,000 shares of common stock issuance under the 2019 Director Stock Plan.

Vote Required: The affirmative vote of the majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the 2019 Director Stock Plan.

Our Board of Directors recommends that you vote FOR approval of the 2019 Director Stock Plan. Proxies will be voted FOR the proposal unless otherwise specified.

In June 2018, the Board approved amendments to the Company’s Restated Articles of Incorporation (the “Articles”) in order to establish a majority voting standard for director elections, reduce certain supermajority voting requirements, and eliminate the “anti-greenmail” provisions in the Articles, subject to shareholder approval. The Board believes that these proposals are aligned with good corporate governance and are in the best interests of our shareholders. A marked version of the Articles, amended and restated to reflect all of the proposed changes, can be found in Appendix A.

PROPOSAL 5 – APPROVAL OF AN AMENDMENT TO THE ARTICLES TO ELECT DIRECTORS BY MAJORITY VOTE (See pages 89 – 91 for more information.)

We are asking shareholders to approve an amendment to the Articles to adopt a majority voting standard for the election of directors. Our directors are currently elected by a plurality voting standard. Under the proposed majority voting standard, a director nominee running in an uncontested election must receive more “for” votes than “against” votes by the shareholders entitled to vote and present in person or represented by proxy at a meeting duly called and held for such purpose and at which a quorum is present.

Vote Required: The affirmative vote by holders of at least 80% of the outstanding shares of common stock is required for the approval of this amendment to the Articles.

Our Board of Directors recommends that you vote FOR the proposal to amend the Articles to elect directors by majority vote rather than by plurality vote. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 6 – APPROVAL OF AN AMENDMENT TO THE ARTICLES TO REDUCE THE REQUIRED VOTE OF THE COMPANY’S SHAREHOLDERS, FROM SUPERMAJORITY TO MAJORITY, TO REMOVE DIRECTORS FOR CAUSE (See page 92 for more information.)

We are asking shareholders to approve an amendment to the Articles to reduce the vote required for shareholders to remove a director for cause from 80% of the outstanding shares of common stock to a majority of the outstanding shares of common stock present at a meeting of shareholders.

Vote Required: The affirmative vote by holders of at least 80% of the outstanding shares of common stock is required for the approval of this amendment to the Articles.

Our Board of Directors recommends that you vote FOR the proposal to amend the Articles to reduce the supermajority vote to a majority vote for shareholder removal of directors for cause. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 7 – APPROVAL OF AN AMENDMENT TO THE ARTICLES TO REDUCE THE REQUIRED VOTE OF THE COMPANY’S SHAREHOLDERS, FROM SUPERMAJORITY TO MAJORITY, TO AMEND THE DIRECTOR REMOVAL PROVISION (See page 93 for more information.)

We are asking shareholders to approve an amendment to the Articles to reduce the vote required for shareholders to amend the director removal provision in Section 5.02 of the Articles (the “Director Removal Provision”) from 80% of the outstanding shares of common stock to a majority of the outstanding shares of common stock present at a meeting of shareholders.

Vote Required: The affirmative vote by holders of at least 80% of the outstanding shares of common stock is required for the approval of this amendment to the Articles.

Our Board of Directors recommends that you vote FOR the proposal to amend the Articles to reduce the supermajority vote to a majority vote for the amendment of the Director Removal Provision. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 8 – APPROVAL OF AN AMENDMENT TO THE ARTICLES TO ELIMINATE THE ANTI-GREENMAIL PROVISION (See pages 94 - 95 for more information.)

We are asking shareholders to approve an amendment to the Articles to repeal Article VIII entitled, “Prevention of Greenmail” (the “Anti-Greenmail Provision”). The repeal would reduce the shareholder vote required to approve the Company’s purchase of shares from interested shareholders, including greater than 5% shareholders, under the specified circumstances, from 80% of all votes entitled to be cast to a majority of the voting power of all shares entitled to vote, which is the voting standard set forth in the MBCA. The Board believes that the anti-greenmail provision set forth in the MBCA provides Apogee with sufficient protection from the potential abuse of greenmail.

Vote Required: The affirmative vote by holders of at least 80% of the outstanding shares of common stock is required for the approval of this amendment to the Articles.

Our Board of Directors recommends that you vote FOR the proposal to amend the Articles to repeal the Anti-Greenmail Provision. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 9 – APPROVAL OF AN AMENDMENT TO THE ARTICLES TO REDUCE THE REQUIRED VOTE OF THE COMPANY’S SHAREHOLDERS, FROM SUPERMAJORITY TO MAJORITY, TO AMEND THE ANTI-GREENMAIL PROVISION (See page 96 for more information.)

We are asking shareholders to approve an amendment to the Articles to reduce the vote required for shareholders to amend the Anti-Greenmail Provision. If shareholders do not approve Proposal 8 to repeal the Anti-Greenmail Provision, but do approve this Proposal 9, the shareholder vote required to amend the Anti-Greenmail Provision would be reduced from 80% of the outstanding “Voting Stock” (as that term is defined in the proposal), voting together as a single class, to the affirmative vote of the holders of a majority of the outstanding Voting Stock present at a meeting of shareholders, voting together as a single class.

Vote Required: The affirmative vote by holders of at least 80% of the outstanding shares of common stock is required for the approval of this amendment to the Articles.

Our Board of Directors recommends that you vote FOR the proposal to amend the Articles to reduce the supermajority voting requirement to a majority vote to amend or repeal the Anti-Greenmail Provision. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 10 – RATIFICATION OF THE EXCLUSIVE FORUM BY-LAW (See pages 97 - 98 for more information.)

We are asking shareholders to ratify an amendment to the Company’s By-laws which provides that the state and federal courts in Hennepin County, Minnesota will serve as the exclusive forum for the adjudication of certain legal actions involving Apogee (the “Exclusive Forum By-law”). The Board determined that the adoption of the Exclusive Forum By-Law is in the best interests of our Company and its shareholders because, among other reasons, it will limit the ability of plaintiffs in certain cases to forum shop and to litigate in multiple jurisdictions, which can result in conflicting decisions by different courts and significant expense to our Company.

The Board amended the By-laws, effective June 28, 2018, to add a new Article VIII, which contains this provision. This provision became effective at that time. While it is not required to do so, our Board of Directors determined at the time that it adopted the Exclusive Forum By-law that it would submit it to our shareholders for ratification. If the Exclusive Forum By-law is not ratified, the Board will reconsider whether it is in the best interests of Apogee and its shareholders to retain the Exclusive Forum By-law.

Vote Required: The affirmative vote of the majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the ratification of the adoption of the Exclusive Forum By-Law.

Our Board of Directors recommends that you vote FOR the ratification of the adoption of the Exclusive Forum By-law. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 11 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (See pages 99 – 101 for more information.)

Our Audit Committee has appointed Deloitte & Touche LLP, as our independent registered public accounting firm for the fiscal year ending February 29, 2020. Deloitte & Touche has acted as our independent registered public accounting firm since fiscal 2003.

Vote Required: The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 29, 2020.

Our Board of Directors recommends that you vote FOR the ratification of the appointment of our independent registered public accounting firm. Proxies will be voted FOR the proposal unless otherwise specified.

FISCAL 2019 PERFORMANCE HIGHLIGHTS (See pages 34 – 36 for more information.)

●

We had net sales of $1.4 billion, an increase of 6% over fiscal 2018 and our eighth consecutive year of growth. Fiscal 2019 net sales were below the target level for the net sales metric for the fiscal 2019 annual cash incentive awards resulting in a payout of approximately 61% of target for such metric.

●

Operating income was $67.3 million, including $40.9 million of project-related charges on certain contracts acquired with the purchase of EFCO Corporation (“EFCO”), compared to $114.3 million in fiscal 2018.

●	Operating margin was 4.7% compared to operating margin of 8.6% in fiscal 2018.

●	We had operating cash flow of $96.4 million, a decrease of 24% over fiscal 2018.

●	We had earnings per diluted share of $1.63 compared to $2.76 in fiscal 2018.

●	We had adjusted operating income of $116.3 million, a decrease of 13% compared to the prior year, and adjusted earnings per diluted share of $2.96, a decrease of 8% compared to the prior year.

●	We repurchased 1,257,983 shares of our common stock at a total cost of $43.3 million.

●	We increased our quarterly cash dividend by 11.1%, our sixth consecutive year with a dividend increase.

●	We delivered annualized total shareholder returns (“TSR”) over the past five-years of 11.67%.

Adjusted diluted earnings per share and adjusted operating income are non-GAAP financial metrics that are reconciled with the most directly comparable GAAP financial metrics in Appendix E.

FISCAL 2019 COMPENSATION ACTIONS (See page 41 and pages 45 - 53 for more information.)

●

Our Chief Executive Officer, Chief Financial Officer and General Counsel did not receive any base salary increases for fiscal 2019. The fiscal 2019 base salary increases for our Senior Vice President and Treasurer was 5.1%. Our Chief Executive Officer did not receive any base salary increase in fiscal 2020. The fiscal 2020 base salary increases for our other Named Executive Officers ranged from 3.0% to 3.9%.

●

Our annual cash incentive awards are designed to reward achievement of financial goals as they are established in our annual operating plan. The fiscal 2019 annual cash incentives for our Named Executive Officers paid out at an average of 35.20% of target performance, based on below-target performance on net sales (25% weighting), maximum performance on days working capital (“DWC”) (10% weighting) and below-threshold performance on earnings before taxes (“EBT”) (65% weighting).

●

Our long-term incentive awards are designed to align the interests of executives with shareholders and to encourage long-term sustained performance, entrepreneurial behavior, and the development of quality products and services for our customers. For our Named Executive Officers:

–	The Committee granted restricted stock awards that vest over three-years and have award values ranging from $102,631 – $727,420.

–

The Committee established the fiscal 2019 – 2020 cash-based performance awards that have award values ranging from $233,100 – $2,711,500 at target level performance. The weighted financial performance metrics for these awards are 33-1/3% cumulative net sales, 33-1/3% cumulative earnings per share (“EPS”) and 33-1/3% average return on invested capital (“ROIC”).

●

The fiscal 2019 CEO evaluation-based retention incentive paid out at $198,688, 85% of target performance and was mandatorily deferred pursuant to our Deferred Compensation Plan to provide incentive for our Chief Executive Office to remain with our Company.

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS (See pages 32 – 69 for more information.)

●

We seek alignment of pay and performance each year. A significant portion of our compensation program is performance-based through the use of our short-term and long-term incentive plans that have multiple financial performance metrics.

●	We annually disclose Company performance against the established performance metrics for our annual cash incentive in our proxy statement.

●

Our long-term incentive compensation consists of restricted stock awards that vest over three years and cash-based performance awards that have a two-year performance period. Given the cyclical nature of the commercial construction industry, we believe a two-year performance period is better suited to our Company.

●	We deliver a significant portion of potential total compensation to our executive officers in the form of equity.

●	We have stock ownership guidelines for our executive officers, and each of our Named Executive Officers with two years or more of tenure with our Company exceeds their applicable guideline.

●	We have a “clawback” policy that applies to executive performance-based incentive compensation awards.

●

We have a hedging policy that prohibits all employees and directors from engaging in hedging transactions in our Company’s securities. None of our executive officers have pledged any shares of our common stock as security or collateral on a personal loan.

●	We provide minimal perquisites to our executive officers.

●	Our “double trigger” change-in-control agreements do not provide for any excise tax “gross-ups,” and we do not provide any tax “gross-ups” on any benefits for our executive officers.

BOARD COMPOSITION

The composition of our Board of Directors facilitates independent oversight and a diversity of background and experiences that enrich Board deliberations. The following charts assume the election of the Class III nominees presented in this proxy statement.

BOARD SKILLS

Each of our Class I and Class II directors and Class III director nominees brings a diversity of skills and experiences to his or her service on our Board. Core qualifications and areas of expertise that will be represented on our Board assuming the election of the for Class III director nominees is shown below.

SHAREHOLDER OUTREACH

We conduct regular outreach with our shareholders to discuss business and other matters. During fiscal 2019, senior management attended five investor conferences and engaged with investors during other non-deal roadshows, site visits and conference calls. In addition to these investor engagements, we initiated our first proactive outreach to corporate governance teams from several of our largest shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of our common stock outstanding as of November 20, 2019, by persons known to us to own more than 5% of our common stock. Unless otherwise indicated, the named holders have sole voting and investment power with respect to the shares beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	% of Common Stock Outstanding
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,087,324(1)	15.4
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	2,934,239(2)	11.1
Engaged Capital, LLC 610 Newport Center Drive Suite 250 Newport Beach, CA 92660	1,689,332(3)	6.4
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	1,540,199(4)	5.8

(1)

We have relied upon the information provided by BlackRock, Inc. in a Schedule 13G/A reporting information as of December 31, 2018. The Schedule 13G/A was filed by BlackRock, Inc. in its capacity as a parent holding company or control person and indicates that BlackRock, Inc. has sole investment power over 4,087,324 shares and sole voting power over 4,022,997 shares. BlackRock Fund Advisors, a subsidiary of BlackRock, Inc., beneficially owns 5% or greater of the outstanding shares of the security class reported on the Schedule 13G/A.

(2)

We have relied upon the information provided by The Vanguard Group, Inc., an investment advisor (“Vanguard”), in a Schedule 13G/A reporting information as of January 31, 2019. Of the shares reported, Vanguard has sole investment power over 2,874,420 shares, shared investment power over 59,819 shares, sole voting power over 54,052 shares and shared voting power over 9,540 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, serving as an investment manager of collective trust accounts, is the beneficial owner of 50,279 shares and Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, serving as investment manager of Australian investment offerings, is the beneficial owner of 13,313 shares.

(3)

We have relied upon the information provided by Engaged Capital, LLC (including its affiliates, “Engaged Capital”) and affiliated entities in a joint amended Schedule 13D filing reporting information as of November 12, 2019. The amended joint Schedule 13D filing was filed by Engaged Capital Flagship Master Fund, LP (“EC Flagship Master”); Engaged Capital Co-Invest VIII, LP (“EC Co-Invest VIII”); Engaged Capital Flagship Fund, LP (“EC Fund”) as a feeder fund of EC Flagship Master; Engaged Capital Flagship Fund, Ltd. (“EC Offshore”) as a feeder fund of EC Flagship Master; Engaged Capital as a general partner and investment advisor of each EC Flagship Master and EC Co-Invest VIII and investment advisor of a certain managed account (the “EC Account”); Engaged Capital Holdings, LLC (“Engaged Holdings”) as managing member of Engaged Capital; and Glenn W. Welling, as Founder and Chief Investment Officer of Engaged Capital and sole member of Engaged Holdings. EC Co-Invest VIII beneficially owns and has sole voting and sole investment power over 720,608 shares. Each of EC Flagship Master, EC Fund and EC Offshore beneficially owns and has sole voting and sole investment power over 888,183 shares. EC Account beneficially owns and has sole voting and sole investment power over

80,541 shares. Each of Engaged Capital, Engaged Holdings and Mr. Welling are deemed to beneficially own and have sole voting and investment power over 1,689,332 shares. Each of the Reporting Persons specifically disclaims beneficial ownership of the securities reported in the Schedule 13D filing that it or he does not directly own.

(4)

We have relied upon the information provided by Dimensional Fund Advisors LP (“Dimensional Advisors”) in a Schedule 13G reporting information as of December 31, 2018. Dimensional Advisors furnishes investment advice to four investment companies and serves as investment manager to certain other commingled funds, group trusts and separate accounts (such investment companies, group trusts and accounts are collectively referred to as the “Funds”, subsidiaries of Dimensional Advisors may act as advisor or sub-advisor to certain Funds. All of the 1,540,199 shares listed are owned by the Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Advisors or its subsidiaries (collectively “Dimensional”) may possess sole investment power over 1,540,199 shares and sole voting power over 1,451,194 shares held by the Funds. The Funds have the right to receive, or power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts. In its role as investment advisor, sub-advisor and/or manager, Dimensional may be deemed to be a beneficial owner of the shares; however, Dimensional disclaims beneficial ownership of such shares. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the class of securities.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of November 20, 2019, by each of our directors, each of our executive officers named in the Summary Compensation Table (our “Named Executive Officers”) and by all of our directors and executive officers as a group.

Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock Held (#)(1)(2)		Shares Underlying Options Exercisable Within 60 Days (#)(3)	Total Beneficial Ownership (#)	Percentage of Common Stock Outstanding	Phantom Stock and Restricted Stock Units (#)(4)	Total Stock- Based Ownership (#)(5)
Non-Employee Directors
Bernard P. Aldrich	27,521		—	27,521	*	49,709	77,230
Jerome L. Davis	17,251		—	17,251	*	27,431	44,682
Sara L. Hays	10,422	(6)	—	10,422	*	22,348	32,770
Lloyd E. Johnson	1,720		—	1,720	*	1,995	3,715
Donald A. Nolan	5,326		—	5,326	*	16,467	21,793
Herbert K. Parker	14,330		—	14,330	*	—	14,330
Mark A. Pompa	—		—	—	*	4,302	4,302
Richard V. Reynolds	21,292		—	21,292	*	32,764	54,056
Patricia K. Wagner	6,696		—	6,696	*	—	6,696
Named Executive Officers
Joseph F. Puishys	265,722	(7)	100,341	366,063	1.4	—	366,063
James S. Porter	117,911		—	117,911	*	—	117,911
Brent C. Jewell	10,082		—	10,082	*	—	10,082
Patricia A. Beithon	138,846		—	138,846	*	—	138,846
Gary R. Johnson	38,865		—	38,865	*	—	38,865
All directors and executive officers as a group (14 persons)	675,984		100,341	776,325	2.9	155,016	931,341

*	Indicates less than 1%.

(1)	Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge.

(2)

For our non-employee directors, the number indicated includes the following shares of restricted stock issued to the named individual pursuant to our 2009 Non-Employee Director Stock Incentive Plan, as amended (2014) (the “2009 Director Stock Plan”): 1,874 shares for each of Mr. Aldrich, and Ms. Hays and Ms. Wagner; 573 shares for Mr. L. Johnson; 1,553 shares for Mr. Parker; and 7,748 shares for all directors and executive officers as a group. All shares of restricted stock held pursuant to our 2009 Director Stock Plan are subject to future vesting conditions, and holders of such shares have no investment power over such shares.

For our executive officers, the number of shares indicated includes shares issued to the named individual pursuant to our 2009 Stock Incentive Plan, as amended and restated (2011) (the “2009 Stock Incentive Plan”), our Employee Stock Purchase Plan and our 401(k) Retirement Plan. The number of shares of restricted stock issued pursuant to our 2009 Stock Incentive Plan is set forth below.

Named Executive Officers	Shares of Restricted Stock
Joseph F. Puishys	33,267
James S. Porter	11,233
Patricia A. Beithon	8,600
Brent C. Jewell	8,000
Gary R. Johnson	4,410
All directors and executive officers as a group (14 persons)	65,510

All shares of restricted stock held pursuant to our 2009 Stock Incentive Plan are subject to future vesting conditions, and the holders of such shares have no investment power over such shares.

(3)	Includes shares underlying stock options exercisable currently or within 60 days after November 20, 2019.

(4)

Includes phantom stock units, each representing the value of one share of our common stock, that are attributable to accounts in our Director Deferred Compensation Plan, which is described under the heading “Director Deferred Compensation Plan”, and restricted stock units, each representing one share of our common stock that are issued pursuant to our 2009 Director Stock Plan, which is described under the heading “Restricted Stock Awards and Restricted Stock Unit Awards.”

(5)	The amounts in this column are derived by adding the amounts in the “Total Beneficial Ownership” and the “Phantom Stock and Restricted Stock Units” columns of the table.

(6)	Includes shares held by a revocable trust for which Ms. Hays serves as trustee.

(7)	Includes 139,175 shares held by the Puishys Family Trust for which Mr. Puishys serves as trustee.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Articles provide that our Board of Directors will be divided into three classes of directors of as nearly equal size as possible and the term of each class of directors is three years. Our Articles further provide that the total number of directors will be determined exclusively by our Board of Directors. The term of one class expires each year in rotation. At our Annual Meeting, the terms of our four Class III directors will expire. Currently, we have ten directors, with four directors serving in Class III and three directors serving in Classes I and II. Jerome L. Davis, Sara L. Hays and Richard V. Reynolds, all of whom serve as Class III directors, will retire at the conclusion of the Annual Meeting, after 15, 14 and 13 years, respectively, of service on our Board.

Mark A. Pompa has been nominated for re-election to our Board as a Class III director. Christina M. Alvord, Frank G. Heard, and Elizabeth M. Lilly (collectively, the “New Director Candidates”) have been nominated as new Class III directors in connection with our entry into a Cooperation Agreement with Engaged Capital. The New Director Candidates are not affiliated with Engaged Capital. Nor have they, or would they, receive any compensation or other payments from any third parties, including Engaged Capital, in exchange for their candidacy or service on the Board. For more information on their nominations, please refer to “New Director Candidates” on page 21.

Class III directors elected at the Annual Meeting will serve until our 2022 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Each of the nominees has agreed to serve as a director, if elected.

Each of the nominees has consented to be named as a nominee to the Board in this proxy statement, and we have no reason to expect that any of the nominees will fail to be a candidate at the Annual Meeting. Therefore, we have not identified any substitute nominee or nominees at this time. If any of the nominees should be unable to serve as a director prior to the Annual Meeting, proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons named as proxies in the enclosed proxy card.

Information about the background and qualifications of the Board nominees for election at the Annual Meeting and the directors who are not subject to re-election at the Annual Meeting is provided below. All of our directors possess the minimum qualities and skills described under “Criteria for Membership on Our Board of Directors” on page 22.

Required Vote and Recommendation

In accordance with Section 302A.215 of the MBCA, directors are elected by a plurality of the shares present and entitled to vote on the election of directors at the Annual Meeting, which means that the nominees receiving the highest number of “for” votes by the shares entitled to vote, up to the number of directors positions subject to re-election, will be elected to the Board. However, in accordance with our Corporate Governance Guidelines, if a majority of our shares that are voted in a certain nominee’s election are “withheld” from such election, the nominee shall offer his or her resignation to our Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee shall evaluate the best interests of Apogee and its shareholders and shall recommend to the Board the action to be taken with respect to such offered resignation.

Our Board of Directors recommends that you vote FOR the four Class III director nominees. Unless authority for one or more of the nominees is withheld, proxies will be voted FOR the election of the four Class III nominees.

Nominees As Class III Directors – Terms Expiring in 2022

Christina M. Alvord Age: 56 Director since: N/A Independent Audit Committee Financial Expert	Apogee Committees: ● N/A

Ms. Alvord serves as President, Central Division of Vulcan Materials Company, a producer of construction aggregates and aggregates-based construction materials and member of the S&P 500 Index. She joined Vulcan in 2016 and served as President of the Southern & Gulf Coast Division from 2017 to 2019 and Vice President, Performance Management from 2016 to 2017. Ms. Alvord held various executive management positions with GE Aviation, including General Manager of Engine Component Repair from 2012 to 2015 and General Manager of Turbine Airfoils Center of Excellence from 2010 to 2012, Government Relations Executive from 2009 to 2010, President of GE Aviation-Unison Industries from 2005 to 2009; President of GE Aviation-Middle River Aircraft Systems from 2003 to 2005. Earlier in her career, Ms. Alvord held management positions in the GE Corporation Initiatives Group and McKinsey Company, Inc.

Skills & Qualifications:

●  Executive Leadership

●  Financial Management

●  Business Operations

●  Construction Industry

●  Strategy Development and Execution

●  Manufacturing Operations

●  Leadership Development

●  Enterprise Risk Management

Frank G. Heard Age: 61 Director since: N/A Independent Audit Committee Financial Expert	Apogee Committees: ● N/A	Public Directorships: ● Gibraltar Industries, Inc.

Mr. Heard has served as Vice Chair of the Board and as a director of Gibraltar Industries, Inc., a leading manufacturer and distributor of building products for the renewable energy, conservation, residential, industrial and infrastructure markets, since 2019 and 2015, respectively. He served as Chief Executive Officer of Gibraltar Industries from 2015 to 2019. Prior to joining Gibraltar Industries in 2014 as President and Chief Operating Officer, he served as President of the Building Components Group, a division of Illinois Tool Works, Inc., from 2008 to 2013 and in various executive management roles for Illinois Tool Works from 1990 to 2008.

Skills & Qualifications:

●  Executive Leadership

●  Financial Management

●  Business Operations

●  Strategy Development and Execution

●  Leadership Development

●  Building Products Industry

●  Portfolio Management

●  Capital Allocation

●  Global Operations

●  Enterprise Risk Management

●  Public Company Board Experience

Nominees As Class III Directors – Terms Expiring in 2022 (continued)

Elizabeth M. Lilly Age: 56 Director since: N/A Independent	Apogee Committees: ● N/A

Ms. Lilly has served as Chief Investment Officer and Executive Vice President for The Pohlad Companies, a privately-owned business based in Minneapolis, Minnesota that holds a diverse group of businesses and business interests, since 2018. She oversees the public and private investments for the Pohlad family and provides leadership and management of the investment team of The Pohlad Companies. Ms. Lilly has over 30 years in portfolio and investment management experience. She founded Crocus Hill Partners, a small capitalization portfolio firm, in 2017 and served as President from 2017 to 2018. She served as Senior Vice President and Portfolio Manager for Gabelli Asset Management from 2002 to 2017. She was a co-founder of Woodland Partners, LLC in 1997 and served as Managing Director from 1997 to 2002, when the firm was acquired by Gabelli Asset Management. Earlier in her career, Ms. Lilly served in various portfolio management and analyst positions for First Asset Management, Fund American Companies and Goldman, Sachs and Company.

Skills & Qualifications: ● Executive Leadership ● Financial Management ● Portfolio Management ● Asset Management ● Leadership Development ● Financial Markets ● Capital Allocations

Mark A. Pompa Age: 55 Director since: 2018 Independent Audit Committee Financial Expert	Apogee Committees: ● Audit

Mr. Pompa has served as the Executive Vice President and Chief Financial Officer of EMCOR Group, Inc., a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services, since 2007. Previously, he was Senior Vice President and Chief Accounting Officer of EMCOR from 2003 to 2006 and Treasurer from 2003 to 2007. He joined EMCOR in 1994, serving as Vice President and Controller until 2003. Prior to joining EMCOR, Mr. Pompa was an Audit and Business Advisory Manager at Arthur Andersen LLP.

Skills & Qualifications:

●  Executive Leadership

●  Financial Management

●  Accounting and Audit

●  Commercial Construction Industry

●  Business Operations

●  Investor Relations

●  Mergers and Acquisitions

●  Strategy Development and Execution

●  Enterprise Risk Management

●  Leadership Development

●  Executive Compensation

Class I Directors – Term Expiring in 2020
Lloyd E. Johnson Age: 65 Director since: 2017 Independent Audit Committee Financial Expert	Apogee Committees: ● Audit

Mr. Johnson was the Global Managing Director, Finance and Internal Audit of Accenture Corporation, a global management consulting and professional services firm providing strategy, consulting, digital technology and operations services, from 2004 to 2015. Prior to joining Accenture Corporation, he served as Executive Director, M&A and General Auditor for Delphi Automotive PLC, a vehicle components manufacturer, from 1999 to 2004. From 1997 to 1999, he served as Corporate Vice President, Finance and Chief Audit Executive for Emerson Electric Corporation, a diversified global manufacturing company serving industrial, commercial and consumer markets. Earlier in his career, he held senior finance leadership roles at Sara Lee Knit Products, a division of Sara Lee Corporation; Shaw Food Industries, a privately-held food service supply company; and Harper, Wiggins & Johnson, CPA, a regional accounting firm. Mr. Johnson began his career with Coopers & Lybrand, a global accounting firm that became part of PricewaterhouseCoopers, a global accounting firm.

Skills & Qualifications:

●  Executive Leadership

●  Public Accounting and Audit

●  Financial Management

●  Business Operations

●  Enterprise Risk Management

●  Mergers and Acquisitions

●  International Business

●  Information Technology, including Cybersecurity

●  Leadership Development

●  Executive Compensation

●  Corporate Governance

●  Industrial Commercial and Consumer Markets

Donald A. Nolan Age: 58 Director since: 2013 Independent Audit Committee Financial Expert	Apogee Committees: ● Audit ● Compensation	Public Directorships: ● Kennametal Inc. (2014 – 2016)

Mr. Nolan served as President and Chief Executive Officer of Kennametal Inc., an industrial technology leader serving customers across the aerospace, earthworks, energy, industrial production, transportation and infrastructure industries, from 2014 to 2016. Prior to joining Kennametal Inc., he served as President of the Materials Group for Avery Dennison Corporation, a global leader in labeling and packaging materials and solutions, from 2008 to 2014. Mr. Nolan served in various executive capacities for Valspar Corporation, a global leader in the paint and coatings industry, from 1996 to 2008. Earlier in his career, Mr. Nolan served in marketing and sales positions with Loctite Corporation, Ashland Chemical Company, General Electric Company and the Timken Company.

Skills & Qualifications:

●  Executive Leadership

●  Business Operations

●  Strategy Development and Execution

●  Marketing and Sales

●  Financial Management

●  International Business

●  Mergers and Acquisitions

●  Enterprise Risk Management

●  Leadership Development

●  Corporate Governance

●  Executive Compensation

●  Public and Private Company Board Experience

Class I Directors – Term Expiring in 2020 (continued)

Patricia K. Wagner Age: 57 Director since: 2016 Independent Audit Committee Financial Expert	Apogee Committees: ● Audit ● Compensation

Ms. Wagner retired from Sempra Energy, a Fortune 500 energy services holding company, in 2019, after 24 years of service with Sempra Energy Companies. She served as Group President of U.S. Utilities, overseeing San Diego Gas & Electric, Southern California Gas Company (“SoCalGas”) and Sempra Energy’s investment in Oncor Electric Delivery Company LLC, from 2018 to 2019. She has served in several leadership positions for the Sempra Energy family of companies, including Chief Executive Officer of SoCalGas from 2017 to 2018; Executive Vice President of Sempra Energy in 2016; President and Chief Executive Officer of Sempra U.S. Gas & Power from 2014 to 2016; and other leadership positions for the Sempra Energy family of companies from 1995 to 2014. Prior to joining Sempra Energy, Ms. Wagner held management positions at Fluor Daniel, an engineering, procurement, construction and maintenance services company. Earlier in her career, Ms. Wagner held positions at McGaw Laboratories and Allergan Pharmaceuticals.

Skills & Qualifications:

●  Executive Leadership

●  Business Operations

●  Financial Management

●  Accounting and Audit

●  Strategy Development and Execution

●  Energy Industry

●  Enterprise Risk Management

●  Information Technology

●  Mergers and Acquisitions

●  Regulatory Compliance

●  Leadership Development

●  Executive Compensation

Class II Directors – Terms Expiring 2021
Bernard P. Aldrich Age: 70 Director since: 1999 Independent Non-Executive Chair since 2011	Apogee Committees: ● Ad hoc Member – all Board Committees	Public Directorships: ● Rimage Corporation (1997 – 2009)

Mr. Aldrich retired as Chief Executive Officer and President, and a director of Rimage Corporation (now Qumu Corporation), a publicly-held designer and manufacturer of on-demand publishing and duplicating systems for CD and DVD-recordable media, in 2009, after 12 years of service in those capacities. Prior to joining Rimage Corporation in 1997, he served as President of several manufacturing companies controlled by Activar, Inc., an industrial plastics and construction supply company, from 1995 to 1996. Mr. Aldrich served as President of Colwell Industries, a company that designs, manufactures and distributes color merchandising tools, from 1992 to 1994; and as Chief Financial Officer of Advance Machine Co., a manufacturer and supplier of equipment for the commercial floor care industry, from 1973 to 1991.

Skills & Qualifications

●  Executive Leadership

●  Manufacturing Operations

●  Business Operations

●  Financial Management

●  Enterprise Risk Management

●  International

●  Leadership Development

●  Executive Compensation

●  Corporate Governance

●  Public and Private Company Board Experience

Class II Directors – Terms Expiring 2021 (continued)
Herbert K. Parker Age: 61 Director since: 2018 Independent Audit Committee Financial Expert	Apogee Committees: ● Audit	Public Directorships: ● TriMas Corporation (2015 – Present) ● nVent Electric plc (2018 – Present) ● TMS International Corporation (2012 – 2014)

Mr. Parker is the retired Executive Vice President - Operation Excellence of Harman International Industries, Inc., a worldwide leader in the development, manufacture, and marketing of high quality, high-fidelity audio products, lighting solutions, and electronic systems. He joined Harman International in June 2008 as Executive Vice President and Chief Financial Officer and served in that capacity to 2015. He served as Executive Vice President - Operation Excellence from 2015 to 2017. Prior to joining Harman International Industries, Inc., Mr. Parker served in various senior financial positions with ABB Ltd. (known as ABB Group), a global power and technology company, from 1980 to 2006, including as the Chief Financial Officer of the Global Automation Division from 2002 to 2005 and the Americas Region from 2006 to 2008. Mr. Parker began his career as a staff accountant with C-E Systems.

Skills & Qualifications:

●  Executive Leadership

●  Accounting and Audit

●  Financial Management

●  Mergers and Acquisitions

●  Property and Asset Acquisition and Management

●  Investor Relations

●  Operations

●  Enterprise Risk Management

●  Sarbanes-Oxley Compliance

●  International Business

●  Leadership Development

●  Corporate Governance

●  Public Company Board Experience

Joseph F. Puishys Age: 61 Director since: 2011 Not Independent Chief Executive Officer and President	Apogee Committees: ● N/A	Public Directorships: ● Arctic Cat, Inc. (2013 – 2017)

Mr. Puishys has served as our Chief Executive Officer and President since August 2011. Prior to joining our Company, he served in various leadership positions at Honeywell International, Inc., a Fortune 100 diversified technology and manufacturing company, for over 32 years. He served as President of Honeywell Environment & Combustion Controls from 2008 to 2011; President of Honeywell Building Solutions from 2005 to 2008; President of Honeywell Building Solutions, America from 2004 to 2005; President of Bendix Friction Materials from 2002 to 2004; Vice President and General Manager of Garrett Engine Boosting Systems from 2000 to 2002; Vice President and General Manager, Aftermarket, Allied Signal Turbocharging Systems from 1996 to 2000; Vice President, Logistics, Allied Signal Automotive Products Group from 1992 to 1996; and various accounting and financial positions from 1979 to 1992.

Skills & Qualifications:

●  Executive Leadership

●  Financial Management

●  Commercial Building Industry

●  Commercial Construction Industry

●  Strategy Development and Execution

●  Manufacturing Operations

●  Sales

●  Business Operations

●  Leadership Development

●  International Operations

●  Corporate Governance

●  Public Company Board Experience

CORPORATE GOVERNANCE

Corporate Governance Resources

Information related to our corporate governance is available on our website at www.apog.com by clicking on “Investors”, selecting “Governance” and then selecting the applicable document or information. This information includes:

●	Board and Committee Composition

●	Board Committee Charters

●	Our Code of Business Ethics and Conduct

●	How to Contact the Board

●	Our Corporate Governance Guidelines

●	Our Restated Articles of Incorporation

●	Our Amended and Restated By-laws

Information relating to our management team is also available on our website at www.apog.com by clicking on “About Us” and then selecting “Leadership.”

We will provide copies of any of the foregoing information without charge upon written request to: Corporate Secretary, Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, Minnesota 55435.

Certain sections of this Proxy Statement reference or refer you to materials posted on our website, www.apog.com. These materials and our website are not incorporated by reference in, and are not part of this Proxy Statement.

Code of Business Ethics and Conduct

Our Board of Directors has adopted our Code of Business Ethics and Conduct (our “Code of Conduct”), which is a statement of our high standards for ethical behavior and legal compliance. All of our employees and all members of our Board of Directors are required to comply with our Code of Conduct.

Corporate Governance Guidelines

Our Corporate Governance Guidelines outline the role, composition, qualifications, operation and other policies applicable to our Board of Directors and are revised as necessary to continue to reflect evolving corporate governance practices.

Director Independence

Under our Corporate Governance Guidelines, a substantial majority of the directors on our Board, and all members of our Audit, Compensation, and Nominating and Corporate Governance Committees must be independent. Each year, in accordance with NASDAQ rules, our Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ listing standards.

Our Nominating and Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee member independence and reported on its review to our Board of Directors. Based on this review, our Board of Directors has determined that the following non-employee directors are independent and have no material relationship with us except serving as a director and holding shares of our common stock: Bernard P. Aldrich, Lloyd E. Johnson, Donald A. Nolan, Herbert K. Parker, Mark A. Pompa and Patricia K. Wagner, as well as Jerome L. Davis, Sara L. Hays and Richard V. Reynolds, who are retiring from our Board of Directors at the conclusion of the Annual Meeting, and John T. Manning and Robert J. Marzec, both of whom retired from our Board effective as of our 2018 Annual Meeting of Shareholders. The Board has also determined that Christina M. Alvord, Frank G. Heard and Elizabeth M. Lilly, the New Director Candidates, are independent and have no material relationship with us. Our Board of Directors has determined that Joseph F. Puishys is not independent because he serves as our Chief Executive Officer and President.

Board Leadership Structure

Our Board of Directors separated the roles of Chair of the Board and Chief Executive Officer in 2011, and Mr. Aldrich has served as our Non-Executive Chair since 2011. In this capacity, Mr. Aldrich has chaired our annual meetings of shareholders, the meetings of our Board of Directors and executive sessions of our independent directors. The Non-Executive Chair of our Board, in consultation with our Chief Executive Officer, establishes the agenda for each meeting of our Board of Directors. The Non-Executive Chair also attends Committee meetings as an ad hoc member, and serves as the primary liaison between the senior management team and the Board. The Board determined that having a Non-Executive Chair would enable our Chief Executive Officer to focus his time and energy on development of strategy, operational improvements and leadership of the management and employee team. The Board and our Chief Executive Officer believe that this division of responsibilities has served the Board, the Company and our shareholders well.

New Director Candidates

On November 10, 2019, we signed a Cooperation Agreement with our shareholder Engaged Capital, after a series of discussions on the composition of the Board and other governance matters. Pursuant to the Cooperation Agreement, we agreed to the nomination of three new, independent directors to the Board at the Annual Meeting. The Board subsequently nominated Ms. Alvord, Mr. Heard and Ms. Lilly to the Board.

The New Director Candidates are not affiliated with Engaged Capital, and they have not, and would not, receive compensation or other payments from any third parties, including Engaged Capital, in exchange for their candidacy or their service on our Board. In addition, Engaged Capital has agreed that the New Director Candidates will not provide any non-public information regarding the Company to Engaged Capital and has further agreed not to seek any such information from the New Director Candidates during the term of the Cooperation Agreement.

We have agreed with Engaged Capital that the Board would appoint Ms. Alvord to the Nominating and Corporate Governance Committee, Mr. Heard to the Audit Committee and Ms. Lilly to the Compensation Committee upon their election to the Board. Furthermore, as long as Engaged Capital owns at least 3.5% of the Company’s then outstanding shares of common stock or the stock equivalent thereof (calculated as of the date of the Cooperation Agreement):

●	The size of the Board will not exceed ten directors, unless at least two-thirds of the directors (including two of the New Director Candidates) approve such increase.

●

If a New Director Candidate is no longer able to serve for any reason unforeseen by Engaged Capital, including prior to the Annual Meeting, then the Company and Engaged Capital would select a mutually-agreeable independent replacement director.

The Cooperation Agreement will expire on August 1, 2020, unless it is terminated earlier (the “Termination Date”). Until the Termination Date, Engaged Capital has committed to customary standstill restrictions relating to proxy contests and other activist campaigns, share purchases (up to 9.9%) and related matters. Until the Termination Date, Engaged Capital has agreed to vote all of its shares of the Company’s common stock at any annual or special meeting and any consent solicitation of the Company’s shareholders (1) in accordance with the Board’s recommendations for director elections and related matters; and (2) in accordance with the Board’s recommendations on all other proposals, provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) recommends otherwise with respect to any proposals (other than the election or removal of directors), Engaged Capital is permitted to vote in accordance with ISS’s recommendation; provided, further, that Engaged Capital is permitted to vote in its sole discretion with respect to any proposals related to an extraordinary transaction such as a merger or sale of the Company.

The foregoing description of the Cooperation Agreement is not complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2019, which is incorporated herein by reference.

Criteria for Membership on Our Board of Directors

Director candidates should possess the highest personal and professional ethics, integrity and values; be committed to representing the long-term interests of our stakeholders; have an inquisitive and objective perspective, practical wisdom and mature judgment; and be willing to challenge management in a constructive manner. Our Board of Directors strives for membership that is diverse in gender, ethnicity, age, geographic location, and business skills and experience at policy-making levels. In addition, director candidates must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on our Board of Directors for an extended period of time.

Procedure for Evaluating Director Nominees

Our Nominating and Corporate Governance Committee’s procedure for reviewing the qualifications of all nominees for membership on our Board of Directors includes making a preliminary assessment of each proposed nominee, based upon resume and biographical information, willingness to serve and other background information, business experience and leadership skills. The Board believes that its membership should reflect a diversity of experience, skills, geography, gender and ethnicity. The Committee considers each of these factors when evaluating Board composition, and it considers these factors on an ongoing basis as it identifies and evaluates director candidates. All director candidates who continue in the process are then interviewed by members of our Nominating and Corporate Governance Committee and other current directors. Our Nominating and Corporate Governance Committee makes recommendations to our Board of Directors for inclusion in the slate of director nominees at a meeting of shareholders, or for appointment by our Board of Directors to fill a vacancy. Prior to recommending a director to stand for re-election for another term, our Nominating and Corporate Governance Committee applies its director candidate selection criteria, including a director’s past contributions to our Board of Directors, effectiveness as a director and desire to continue to serve as a director.

Board Refreshment

Our Company has had an active board refreshment program the past four years with planned retirements of long-termed directors.

From fiscal 2017 through fiscal 2019, we added four directors: Patricia K. Wagner, Lloyd E. Johnson, Herbert K. Parker and Mark A. Pompa. In addition, we are presenting three new director nominees for election to our Board at the 2019 Annual Meeting of Shareholders. If these director nominees are elected to our Board, seven of our ten directors will have less than five years of tenure on our Board.

Retirement Policy

Our Board of Directors has established a policy that, unless otherwise approved by a majority of our directors, no individual may stand for election to our Board after his or her 72nd birthday.

Stock Ownership Guidelines for Non-Employee Directors

Our Board of Directors believes that non-employee directors should have a significant equity interest in Apogee and established voluntary stock ownership guidelines for directors in 2002. The guidelines encourage share ownership by our directors in an amount having a market value equal to three times the annual Board retainer to be achieved within five years of first being elected as a director. For fiscal 2019, the annual Board retainer was $60,000. In calculating share ownership of our non-employee directors, we include shares of restricted stock and restricted stock units issued pursuant to our Director Stock Plan, and phantom stock units issued pursuant to our Director Deferred Compensation Plan, but do not include unexercised stock options. Shares are valued based on the average closing price of our common stock for the most recently completed fiscal year. As of March 1, 2019, the last trading day of fiscal 2019, all of our non-employee directors exceeded our stock ownership guidelines, except for Mr. L. Johnson, who joined our Board on June 22, 2017, and Mr. Pompa, who joined our Board on October 2, 2018. Both Messrs. L. Johnson and Pompa are currently on pace to meet our guidelines within five years of election to our Board.

Board Meetings and 2018 Annual Meeting of Shareholders

During fiscal 2019, our Board of Directors met eleven times and our non-employee directors met in executive session without our Chief Executive Officer or any other members of management being present seven times. Each of our directors attended at least 75% of the regularly scheduled and special meetings of our Board of Directors and the Board committees on which he or she served that were held during the time he or she was a director during fiscal 2019.

All members of our Board of Directors are expected to attend our annual meeting of shareholders, and all the members of our Board of Directors who continued to serve on our Board after our 2018 Annual Meeting of Shareholders attended such meeting.

Board Committee Responsibilities, Meetings and Membership

We currently have three standing Board Committees: Audit, Compensation, and Nominating and Corporate Governance. Each Committee operates under a written charter that is available on our website at www.apog.com by clicking on “Investors” and selecting “Governance” and then clicking on the applicable Board Committee.

Board Committee	Responsibilities

AUDIT COMMITTEE

All Members Independent

This Committee has oversight responsibilities for our independent registered public accounting firm.

Each member meets the independence and experience requirements of the NASDAQ listing standards and the SEC.

Each member is an “audit committee financial expert” under the rules of the SEC.

●   Directly responsible for the appointment, compensation, retention and oversight of the work of the firm that serves as the independent accountants to audit our financial statements.

●   Oversees our system of financial controls, internal audit procedures and internal audit function.

●   Oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices.

●   Assesses and establishes policies and procedures to manage our financial reporting and internal control risk.

●   Establishes policies and procedures for the pre-approval of all services by our independent registered public accounting firm.

●   Establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters.

●   Considers the accounting firm’s independence.

COMPENSATION COMMITTEE

All Members Independent

This Committee administers our executive compensation program.

Each member is a “non-employee” director, as defined in the Exchange Act, and is an “outside director” as defined in Section 162(m).

●   Establishes our executive compensation philosophy and compensation programs that comply with this philosophy.

●   Determines the compensation of our executive officers and other members of senior management.

●   Administers our stock incentive plans in which our employees participate.

●   Administers our annual cash and long-term incentive plans for executive officers and other members of senior management.

●   Reviews its decisions on compensation for our Chief Executive Officer with the full Board of Directors prior to communicating those decisions to our Chief Executive Officer.

●   Directly responsible for the appointment, compensation, retention and oversight of the independent compensation consultant.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE All Members Independent This Committee identifies and evaluates Board candidates and oversees our corporate governance practices.

●   Develops a Board succession plan and establishes and implements procedures to review the qualifications for membership on our Board of Directors, including nominees recommended by shareholders.

●   Assesses our compliance with our Corporate Governance Guidelines.

●   Reviews our organizational structure and senior management succession plans.

●   Makes recommendations to our Board of Directors regarding the composition and responsibilities of our Board committees and compensation for directors.

●   Administers an annual performance review of our Board committees, Board of Directors as a whole and our directors whose terms are expiring.

●   Administers an annual review of the performance of our Chief Executive Officer, which includes soliciting assessments from all non-employee directors.

●   Administers our 2009 Director Stock Plan and Director Deferred Compensation Plan.

The table below provides fiscal 2019 membership and meeting information for each of our standing Board committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Bernard P. Aldrich(1)

Jerome L. Davis(2)		C

Sara L. Hays(2)		M	M

Lloyd E. Johnson	C(3)(4)

John T. Manning	M(4)(5)		M(5)

Robert J. Marzec	C(4)(6)

Donald A. Nolan	M(4)(7)	M	M(7)

Herbert K. Parker	M(4)(8)		M(8)

Mark A. Pompa	M(4)(9)

Joseph F. Puishys

Richard V. Reynolds(2)			C

Patricia K. Wagner	M(4)	M

Fiscal 2019 Meetings	7	5	4

C = Committee Chair M = Committee Member

(1)	Mr. Aldrich serves as Non-Executive Chair of our Board and attends Board Committee meetings as an ad hoc member.

(2)	Mr. Davis, Ms. Hayes and Mr. Reynolds will retire from our Board at the conclusion of our 2019 Annual Meeting of Shareholders.

(3)	Mr. L. Johnson has served as Chair since June 28, 2018 and as a member prior to June 28, 2018.

(4)	Audit committee financial expert under the rules of the SEC.

(5)	Mr. Manning served as a member of the Audit Committee and the Nominating and Corporate Governance Committee through our 2018 Annual Meeting of Shareholders, when he retired from our Board.

(6)	Mr. Marzec served as Chair of the Audit Committee through our 2018 Annual Meeting of Shareholders, when he retired from our Board.

(7)	Mr. Nolan served as a member of the Audit Committee through June 28, 2018 and as a member of the Nominating and Corporate Governance Committee since June 28, 2018.

(8)	Mr. Parker has served as a member of the Audit Committee since April 27, 2018 and as a member of the Nominating and Corporate Governance since October 3, 2018.

(9)	Mr. Pompa has served as a member of the Audit Committee since October 3, 2018.

Risk Oversight by Our Board of Directors

Our Board of Directors oversees our enterprise risk management processes, focusing on our business, strategic, financial, operational, information technology and overall enterprise risk. Our Board determined that oversight of our Company’s strategy and overall enterprise risk management program is more effective when performed by the full Board, utilizing the skills and experiences of all Board members. In addition, our Board of Directors executes its overall responsibility for risk management through its Committees, as follows:

●

Our Audit Committee has primary responsibility for risk management relating to the reliability of our financial reporting processes, system of internal controls and corporate compliance program. Our Audit Committee receives quarterly reports from management, our independent registered public accounting firm and internal audit partner regarding our financial reporting processes, internal controls and public filings. It also receives quarterly updates from management regarding Code of Conduct issues, litigation and legal claims, and other compliance matters.

●

Our Compensation Committee, with assistance from its independent compensation consultant, oversees risk management associated with our compensation programs, policies and practices with respect to both executive compensation and compensation in general.

●

Our Nominating and Corporate Governance Committee oversees risk management associated with succession planning, non-employee director compensation, overall Board of Directors and Board Committee performance, and corporate governance practices.

Sustainability Focus

We have a company-wide commitment to sustainable business practices, focused on long-term profitable growth, while carefully stewarding the resources entrusted to us. Our commitment to sustainability is reflected in our Core Values which are the foundation of Apogee’s culture. Our Core Values are integrity, customer-focus, employee involvement and ownership, accountability, safe work environment, one team and respect for the individual.

Our commitment to sustainability begins with our people. We are continually focused on strengthening our team to ensure that we have the capabilities in place to consistently deliver for our customers. Apogee has an enterprise-wide talent management program in place to hire, train, and develop a diverse team of employees and leaders. We are also committed to our employees’ safety and wellness, with a robust workplace safety program, a comprehensive benefits package, and wellness initiatives to promote healthy lifestyles.

Our architectural products and services are key enablers to green building and sustainable design. We’ve long been at the forefront of developing innovative products and services that conserve resources and help architects and building owners achieve their sustainability goals. Our high-performance thermal framing systems, custom architectural glass coatings and other products help improve building energy efficiency, reduce greenhouse gas emissions, and increase security and comfort for building occupants.

Our commitment to sustainability also extends to our own operations as well. Through our company-wide Lean Enterprise initiative we are continually focused on eliminating waste and minimizing resource consumption. As a leader in our industry, we are committed to environmentally sustainable manufacturing practices and we have policies in place to comply with applicable environmental laws and regulations.

Finally, we strive to make a difference in the communities where we operate. Apogee and our business units have a long legacy of giving back to the communities where we do business through volunteerism, donations and financial support. We also work to strengthen the communities where we operate by investing in our business and creating good jobs.

Information related to our sustainability efforts is available on our website at www.apog.com by clicking “Sustainability.”

Certain Relationships and Related Transactions

We have established written policies and procedures (the “Related Person Transaction Policy”) to assist us in reviewing transactions in excess of $120,000 involving our Company and our subsidiaries and Related Persons (“Related Persons Transactions”). A Related Person includes our Company’s directors, director nominees, executive officers and beneficial owners of 5% or more of our Company’s common stock and their respective Immediate Family Members (as defined in our Related Person Transaction Policy). Our Related Person Transaction Policy supplements our Code of Business Ethics and Conduct Conflict of Interest Policy, which applies to all of our employees and directors.

Our Related Person Transaction Policy requires any Related Person Transaction to be promptly reported to the Chair of our Nominating and Corporate Governance Committee. In approving, ratifying or rejecting a Related Person Transaction, our Nominating and Corporate Governance Committee will consider such information as it deems important to determine if the Related Person Transaction is fair to our Company. Our Conflict of Interest Policy requires our employees and directors to report to our General Counsel any potential conflict of interest situations involving any employee or director, or their Immediate Family Members. During fiscal 2019, there were no Related Party Transactions involving a Related Person, as defined in the policy.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Arrangements During Fiscal 2019

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of shareholders.

Our Board of Directors approves the compensation for members of our Board of Directors and Board committees based on the recommendations of our Nominating and Corporate Governance Committee. We target compensation for service on our Board of Directors and Board committees generally at the 50th percentile for board service at companies in our peer group of companies, using the same peer group used for executive compensation purposes and described under the heading “Peer Group” on page 48. Generally, our Nominating and Corporate Governance Committee reviews and discusses the compensation data and analysis provided by management with reference to a third-party compensation database. Our Chief Executive Officer participates in the discussions on compensation for members of our Board of Directors. Directors who are employees receive no additional compensation for serving on our Board of Directors.

The following table describes the compensation arrangements with our non-employee directors as of the end of fiscal 2019.

Compensation	Fiscal 2019
Annual Cash Retainers:
Non-Executive Chair of the Board	$135,000(1)
Board Member	60,000
Audit Committee Chair	30,000
Audit Committee Member	15,000
Compensation Committee Chair	25,000
Compensation Committee Member	10,000
Nominating and Corporate Governance Committee Chair	25,000
Nominating and Corporate Governance Committee Member	10,000
Equity Grant	95,004(2)
Charitable Matching Contributions Program	$2,000 maximum aggregate annual match

(1)	We pay an annual cash retainer to our Non-Executive Chair of the Board. The Non-Executive Chair also receives an annual equity award, similar to the other non-employee directors.

(2)

On June 28, 2018, we granted a restricted stock award of 1,952 shares, having a value of $95,004 on the date of grant that vests over three years in equal annual installments on the anniversaries of the award to each of our non-employee directors who was serving on our Board the date of the 2018 Annual Meeting of Shareholders and whose term continued after our 2018 Annual Meeting of Shareholders. In addition, Messrs. Parker and Pompa, who joined our Board during fiscal 2019, each received a restricted stock award on the day they joined our Board.

Restricted Stock Awards and Restricted Stock Unit Awards

Restricted stock awards to non-employee directors are issued pursuant to our 2009 Director Stock Plan. Each non-employee director receives a restricted stock award on the date he or she is first elected to our Board and annually on the date of our annual meeting of shareholders if his or her term continues after such meeting. The dollar value of the restricted stock award is determined by our Board of Directors, after recommendation by our Nominating and Corporate Governance Committee and in consideration of various factors, including market data and trends. We target the equity-based compensation received by non-employee directors at approximately the 50th percentile of our peer group of companies. Generally, our Board of Directors determines the dollar value of the annual restricted stock awards in June of each year and prorates the dollar value of the restricted stock award for any director elected or appointed to our Board at a time other than an annual meeting of shareholders. Restricted stock awards vest in three equal annual installments over a three-year vesting period. Upon issuance of the restricted stock, each holder is entitled to the rights of a shareholder, including the right to vote the shares of restricted stock and receive any cash dividends and any other distributions.

Non-employee directors have the option to defer receipt of all or a portion of any restricted stock award and will receive a restricted stock unit award for that portion of the restricted stock award deferred. Restricted stock unit awards are also issued pursuant to our 2009 Director Stock Plan. Each non-employee director electing to receive a restricted stock unit award in lieu of a restricted stock award receives a credit of shares of our common stock in an amount equal to the number of shares he or she has elected to defer. The account is also credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares credited to each account. Non-employee directors receiving restricted stock unit awards may elect to receive the amounts credited to their account at a fixed date, at age 70, or following death or retirement from our Board of Directors. The restricted stock unit awards and related accumulated dividends are paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This is an unfunded book-entry, “phantom stock unit” plan, as no trust or other vehicle has been established to hold any shares of our common stock.

Director Deferred Compensation Plan

Our Director Deferred Compensation Plan was adopted by our Board of Directors to encourage our non-employee directors to increase their ownership of shares of our common stock, thereby aligning their interests in the long-term success of Apogee with that of our other shareholders. Under the plan, participants may elect to defer all or a portion of their annual cash retainer into deferred stock accounts. There is no Company match on amounts deferred by our non-employee directors under such plan. Each participating director receives a credit of shares of our common stock in an amount equal to the amount of annual cash retainer deferred divided by the fair market value of one share of our common stock as of the crediting date. These accounts also are credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares credited to each account. Participating directors may elect to receive the amounts credited to their accounts at a fixed date, at age 70, or following death or retirement from our Board of Directors. The deferred amounts are paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This plan is an unfunded, book-entry, “phantom stock unit” plan, as no trust or other vehicle has been established to hold any shares of our common stock.

Charitable Matching Contributions Program for Non-Employee Directors

Under our Charitable Matching Contributions Program for Non-Employee Directors, we match cash or publicly-traded stock contributions made by our non-employee directors to charitable organizations that are exempt from federal income tax up to a maximum aggregate amount of $2,000 per eligible non-employee director per calendar year.

Fiscal 2019 Non-Employee Director Compensation Table

The following table shows the compensation paid to our non-employee directors for fiscal 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Bernard P. Aldrich	135,000	95,004		35,955	265,959
Jerome L. Davis(4)	85,000	95,004		17,505	197,509
Sara L. Hays(4)	80,000	95,004		18,583	193,587
Lloyd E. Johnson	85,000	95,004		3,794	183,798
John T. Manning(5)	28,334	—		551	28,885
Robert J. Marzec(5)	29,750	—		13,667	43,417
Donald A. Nolan	81,667	95,004		11,617	188,288
Herbert K. Parker(6)	66,667	110,838	(5)	3,201	180,706
Mark A. Pompa(7)	31,250	71,233	(6)	492	102,975
Richard V. Reynolds(4)	85,000	95,004		22,496	202,500
Patricia K. Wagner	85,000	95,004		2,486	182,490

(1)

Includes cash retainers deferred by non-employee directors under our Director Deferred Compensation Plan, as further described under the heading “Director Deferred Compensation Plan” on page 29. During fiscal 2019, Messrs. Davis, Marzec, Nolan and Pompa were our only non-employee directors to make deferrals of all or a portion of their annual cash retainers pursuant to our Director Deferred Compensation Plan.

(2)

The amounts in this column are calculated based on the fair market value of our common stock on the date the award was made in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). On June 28, 2018, each of our non-employee directors whose term continued after our 2018 Annual Meeting of Shareholders received a restricted stock award or, if a director elected to defer receipt of all or a portion of his or her restricted stock award, a restricted stock unit award, of 1,952 shares. The closing price of our common stock on the NASDAQ Global Select Market on June 28, 2018, the date of grant, was $48.67. The table below sets forth certain information with respect to the aggregate number of shares of unvested restricted stock and restricted stock units, including shares from dividends credited to the account held by our non-employee directors as of March 2, 2019, the end of fiscal 2019. Our non-employee directors did not hold any stock options as of March 2, 2019.

Name	Aggregate Number of Shares of Restricted Stock (#)	Aggregate Number of Shares of Deferred Restricted Stock Units (#)
Bernard P. Aldrich	3,761	—
Jerome L. Davis	—	7,198
Sara L. Hays	3,761	—
Lloyd E. Johnson	1,147	1,969
John T. Manning	—	—
Robert J. Marzec	—	—
Donald A. Nolan	—	7,198
Herbert K. Parker	2,330	—
Mark A. Pompa	—	1,768
Richard V. Reynolds	—	7,198
Patricia K. Wagner	3,761	—

(3)

This column includes dividends and dividend equivalents paid on shares of restricted stock and restricted stock unit awards, respectively, issued pursuant to our 2009 Director Stock Plan, dividend equivalents paid on phantom stock units pursuant to our Director Deferred Compensation Plan and matching contributions pursuant to our Charitable Matching Contributions Program for Non-Employee Directors. The table below sets forth the amounts contributed or paid by the Company for our non-employee directors pursuant to such plans with respect to fiscal 2019.

Name	Dividends Paid on Shares of Restricted Stock ($)	Dividend Equivalents Paid on Shares of Deferred Restricted Stock Units ($)	Dividend Equivalents Paid on Phantom Stock Units ($)	Matching Contributions under our Charitable Matching Contributions Program for Non-Employee Directors ($)	Total All Other Compen- sation ($)
Bernard P. Aldrich	2,394	—	31,561	2,000	35,955
Jerome L. Davis	—	4,324	11,181	2,000	17,505
Sara L. Hays	2,394	—	14,189	2,000	18,583
Lloyd E. Johnson	833	961	—	2,000	3,794
John T. Manning	551	—	—	—	551
Robert J. Marzec	551	—	11,116	2,000	13,667
Donald A. Nolan	—	4,324	5,293	2,000	11,617
Herbert K. Parker	1,201	—	—	2,000	3,201
Mark A. Pompa	—	309	183	—	492
Richard V. Reynolds	—	4,324	16,172	2,000	22,496
Patricia K. Wagner	2,486	—	—	—	2,486

(4)	Mr. Davis, Ms. Hays and Mr. Reynolds will retire from our Board at the conclusion of our Annual Meeting.

(5)	Messrs. Manning and Marzec retired from our Board at the conclusion of our 2018 Annual Meeting of Shareholders.

(6)

Mr. Parker was elected to our Board on April 26, 2018. He received a restricted stock award for 378 shares on April 26, 2018. The closing price of our common stock on the NASDAQ Global Market on April 26, 2018, the date of grant, was $41.89. Mr. Parker also received a restricted stock award for 1,952 shares on June 28, 2018, the date of our 2018 Annual Meeting.

(7)

Mr. Pompa was elected to our Board on October 2, 2018. He received a restricted stock award for 1,768 shares on October 2, 2018. The closing price of our common stock on the NASDAQ Market on October 2, 2018, the date of grant, was $40.29.

EXECUTIVE COMPENSATION

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis section with management and the Committee’s independent compensation consultant. Based on its review and discussions with management, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2019 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended March 2, 2019.

Compensation Committee of the

Board of Directors of Apogee

Jerome L. Davis, Chair

Sara L. Hays

Donald A. Nolan

Patricia K. Wagner

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes Apogee’s executive compensation program for fiscal 2019, and certain elements of the fiscal 2020 program. In particular, this section explains how our Compensation Committee (the “Committee”) made decisions related to compensation for our executives, including our Named Executive Officers, for fiscal 2019.

Our Named Executive Officers for fiscal 2019 were:

●	Joseph F. Puishys, Chief Executive Officer and President

●	James S. Porter, Executive Vice President and Chief Financial Officer

●	Brent C. Jewell, Senior Vice President, Business Development and Strategy(1)

●	Patricia A. Beithon, General Counsel and Corporate Secretary

●	Gary R. Johnson, Senior Vice President and Treasurer

Messrs. Porter, Jewell and G. Johnson and Ms. Beithon are collectively referred to as our “Other Named Executive Officers” in this Compensation Discussion and Analysis section.

(1)

Mr. Jewell joined our Company on May 29, 2018 as Senior Vice President, Business Development and Strategy. On August 5, 2019, Mr. Jewell was promoted to President, Architectural Framing Systems segment.

Executive Summary

About Apogee. Our Company is a world leader in the design and development of value-added glass solutions for enclosing commercial buildings and value-added glass and acrylic for picture framing and displays. We have four segments, with manufacturing and fabrication located in the U.S., Canada and Brazil. For fiscal 2019, we had net sales of approximately $1.4 billion.

Our Strategy

Our strategies are to diversify net sales streams and structure the business to provide more stable net sales growth and profit generation over a commercial construction economic cycle. Our strategies are focused on diversification of end-sectors served through growth from new geographies, new products and new markets, while improving margins through productivity, project selection initiatives and rigorous cost management.

In an effort to reduce our exposure to the cyclical nature of the large-building segment of the commercial construction industry, we have expanded our focus to include mid-sized projects in the Architectural Glass segment and grow our geographic footprint through organic growth and acquisitions in our Architectural Framing Systems segment. We continue to focus on the retrofit and renovation of windows and curtainwall as we have seen increased interest from property owners in upgrading building facades and improving energy efficiency.

In the Architectural Services segment, our emphasis is on improving margins through focused commercial construction project selection, while continuing to deliver long-term organic growth through geographic expansion in line with the segment’s available project management capacity.

Within the Large-Scale Optical segment, our strategy is to grow in newer display markets that desire the value-added properties that our glass and acrylic products provide, while continuing to convert the domestic and international custom picture framing and fine art markets from clear uncoated glass and acrylic products to value-added products that protect art from ultra-violet damage and minimize reflection.

Our Fiscal 2019 Performance. Our Company achieved record net sales and generated significant operating cash flow. During fiscal 2019, we advanced our strategies to diversify net sales streams and position our Company to deliver shareholder value throughout the commercial construction economic cycle.

Fiscal 2019 Highlights
Net Sales	● We had net sales of $1.4 billion, or 6% over fiscal 2018. It was the eighth consecutive year of growth.
Earnings and Adjusted Earnings

●   We had earnings per diluted share of $1.63 compared to $2.76 a share in fiscal 2018.

●   We had adjusted earnings per diluted share of $2.96 per share compared to adjusted earnings per diluted share of $3.23 in fiscal 2018. See Appendix E for a reconciliation of adjusted earnings per diluted share to the most directly comparable GAAP financial measure.

Operational Performance

●   We had operating margin of 4.7% compared to 8.6% in the prior year, and adjusted operating margin of 8.3% compared to adjusted operating margin of 10.0% in fiscal 2018.

●   We had operating income of $67.3 million, including $40.9 million of project-related charges on certain contracts acquired with the purchase of EFCO, compared to operating income of $114.3 million in fiscal 2018. We had adjusted operating income of $116.3 million, compared to adjusted operating income of $133.0 million in fiscal 2018. See Appendix E for a reconciliation of adjusted operating margin and adjusted operating income to the most directly comparable GAAP financial measures.

●   Our productivity program, which includes our Lean Enterprise initiative, contributed to operating margin from cost productivity savings through Lean Enterprise and continuous improvement projects.

●   Cash flow generated from operations was $96.5 million, down from $127.5 million in fiscal 2018, due primarily to lower net earnings in fiscal 2019 and increased working capital needed to support an acquired curtainwall project experiencing construction delays.

●   Continued effective management of our working capital requirements with days working capital of approximately 53 days as of the end of fiscal 2019.

Shareholder Return

●   We repurchased 1,257,983 shares of our common stock during fiscal 2019 at a total cost of $43.3 million.

●   We paid dividends totaling $18 million during fiscal 2019 and increased our quarterly cash dividend 11% to $0.1750 per share during the fourth quarter of fiscal 2019, our sixth consecutive year with a dividend increase.

●   Although our annualized total shareholder return (“TSR”) was (16.8%) over the past one-year period, we had annualized TSR of 2.2% over the past five-year period and 14.3% over the past eight-year period under our current Chief Executive Officer’s tenure.

While our one-year annualized TSR was (16.8%), we believe that the significant accomplishments achieved during fiscal 2019 position our Company for future growth and improved profitability.

During fiscal 2019, we made considerable progress on our strategies to better position our Company over the commercial construction cycle and took steps to improve our operations for future years.

Fiscal 2019 Operations Highlights
Entrance Into New or Expanded Geographies

●   We continued to integrate our acquisition of EFCO Corporation, a U.S. manufacturer of architectural aluminum, windows, curtainwall, storefront and entrance systems for commercial construction projects, acquired during fiscal 2018. Our EFCO acquisition expands the U.S. geographic penetration and product offerings of our Architectural Framing Systems segment.

●   Our Architectural Framing Systems segment expanded its presence in the Western region of Canada.

●   Our Architectural Services segment expanded its presence into the Northeast region of the United States.

Introduction of New Products

●   Our Architectural Glass and Architectural Framing Systems segments introduced new products during fiscal 2019, including new architectural glass coatings, high-performance thermal framing systems, and hurricane and blast protection products.

●   We have new product introduction plans in place for each of our business units.

Expansion of Current Capabilities

●   We continued to make investments to increase product capabilities and manufacturing productivity.

●   Our commercial building retrofit group won retrofit orders of over $50 million during fiscal 2019 and continued to grow the pipeline for retrofit opportunities for future years.

Operations Improvement Efforts

●   We continued our company-wide continuous improvement and productivity program, which includes our Lean Enterprises initiative and improvements in supply chain management. Our continuous improvement efforts included automation, labor productivity and yield improvements, manufacturing shift configurations, and numerous other continuous improvement efforts.

●   We continued our senior and middle management leadership development programs to develop our future leaders.

●   We continued our long-standing focus on workplace and job site safety.

Creating Shareholder Value. The chart below compares our Company’s cumulative TSR to our compensation peer group for fiscal 2019 and the Russell 2000 Index for the past one, three and five-year periods

Fiscal Year	FY14	FY15	FY16	FY17	FY18	FY19
Apogee	100.00	135.46	117.57	175.54	134.18	111.68
Russell 2000	100.00	105.63	90.09	122.98	136.89	143.84
Peer Group	100.00	98.61	95.15	132.12	124.75	128.16

(1) CAGR is defined as compound annual growth rate; based on adjusted EPS.

(2) Adjusted EPS, excluding amortization of short-lived acquired intangibles, acquisition-related costs and the income tax impact on such adjustments, totaling $0.06 per share in the aggregate; GAAP EPS was $2.97.

(3) Adjusted EPS, excluding amortization of short-lived acquired intangibles, acquisition-related costs, restructuring-related costs and the income tax impact on such adjustments totaling $0.48 per share in the aggregate; GAAP EPS was $2.76.

See Exhibit A for a reconciliation of GAAP EPS and adjusted EPS.

(4) Adjusted EPS, excluding amortization of short-lived acquired intangibles, project-related charges, impairment charge and the income tax impact on such adjustments totaling $1.33 per share in the aggregate; GAAP EPS was $1.63.

Executive Compensation Philosophy and Practices. Our compensation programs are designed to attract, motivate and retain executive talent to achieve success in both the short- and long-term for our Company; pay for sustainable performance in an ever-changing environment; and align the interests of our executive officers with our shareholders. We continue to refine our executive compensation program to reflect changes in our business strategy and evolving executive compensation practices.

Our Executive Compensation Practices: (What We Do)	See Page	Executive Compensation Practices We Have Not Implemented or Have Discontinued: (What We Don’t Do)	See Page
We seek alignment of pay and performance each year. A significant portion of our compensation program is performance-based through the use of our short-term and long-term incentive plans.	38-40	We do not have employment contracts for our Named Executive Officers.	66
We review “tally sheets” and realizable pay and performance for our Named Executive Officers and use that information as a factor in making compensation decisions.	43	We do not pay annual incentive compensation if our Company is not profitable for the year. We do not provide automobile allowances or pay for club memberships for our Named Executive Officers.	47
We mitigate undue compensation risk by utilizing caps on potential payments, multiple financial performance metrics, and different metrics for our annual cash incentives and long-term performance awards, as well as having robust Board and Board Committee processes to identify and manage risk.	55	We do not believe any of our Company’s compensation programs create risks that are reasonably likely to have a material adverse effect on our Company.	55
We have change-in-control severance agreements with all of our Named Executive Officers that provide benefits only upon a “double trigger.”	66-67	We do not provide for excise tax “gross-ups” or “single triggers” in our change-in-control severance agreements.	66–67
Our equity award agreements for grants made pursuant to our 2009 Stock Incentive Plan have “double trigger” change-in-control provisions for all employees.	67
We provide minimal perquisites to our executives.	58	We do not provide tax reimbursement or tax “gross-ups” on any perquisites.	58
We have adopted stringent share ownership guidelines, and we review compliance annually.	54	We do not reprice underwater stock options or stock appreciation rights.
We evaluate share utilization by annually reviewing overhang and burn rates.	74-75
The Committee benefits from its utilization of a compensation consulting firm that fully meets the stringent independence requirements under the final rules of the Dodd-Frank Act.	43	The Committee’s compensation consulting firm does not provide any other services to our Company other than those requested by our Compensation Committee for executive compensation.	43
We have a clawback policy that applies to our Named Executive Officers and certain other executives.	54	The Committee’s independent compensation consulting firm does not provide any specific recommendations for compensation for our Named Executive Officers.
We have a formal hedging policy that prohibits all employees and directors from engaging in hedging transactions in our Company’s securities.	54

The Role of Shareholder Vote on Say on Pay Proposal. Our Company provides our shareholders with the opportunity to cast an advisory vote on our Say on Pay Proposal annually. At our Company’s annual meeting of shareholders held on June 28, 2018, 95% of the votes cast on the Say on Pay Proposal were voted in favor of ratification of the proposal. The Committee did not make any changes to its programs in response to this vote. The Committee will continue to take into account the outcome of our Company’s Say on Pay Proposal when making future compensation decisions.

Our Executive Compensation Program. Total compensation includes a mix of short-term and long-term compensation and fixed and performance-based compensation.

●	Short-term compensation

–	Base salary

–	Annual performance-based cash incentive award

●	Long-term compensation

–	Restricted stock award – (40%)

◾	The number of time-based restricted stock awards granted to an executive in any given year is based on market compensation data as well as individual performance in the prior year.

–	Cash-based performance award – (60%)

◾

Two-year performance-based awards on end-to-end cycles that are only earned upon achievement of certain two-year financial performance measures with any earned amounts paid over two years. These awards are granted every other year and settled in cash.

◾

We believe a two-year performance period is more appropriate for our Company due to the cyclical nature of the commercial construction industry, variability of project execution schedules as determined by our customers, and limited visibility to industry conditions and net sales more than two years out. In addition, we believe the end-to-end cycles of the awards compensate for having only two-year performance periods instead of the three-year performance periods used by many other public companies. Our Compensation Committee regularly reviews and considers the appropriate performance period for our long-term performance-based awards.

●

Our Chief Executive Officer also participates in a performance-based evaluation incentive program that encourages him to drive continued growth, operational improvement and successful implementation of our strategic plan and to remain with our Company. All cash awards earned by our Chief Executive Officer pursuant to this program are mandatorily deferred pursuant to our Deferred Compensation Plan until our Chief Executive Officer leaves our Company.

Target Compensation Mix. The charts below illustrate the target mix of short-term and long-term incentives, and fixed and performance-based compensation, for our Chief Executive Officer and Other Named Executive Officers. This information is used by the Committee as a guideline in making compensation awards for our Named Executive Officers.

(1)

Our two-year performance-based awards have end-to-end performance cycles, are granted every other year and are settled in cash. During fiscal 2019, we granted the opportunity to earn the fiscal 2019 – 2020 performance-based awards to all our Named Executive Officers. We will not make any two-year performance-based awards to our Named Executive Officers until fiscal 2021, after the completion of the current fiscal 2019 – 2020 award cycle. We have included the annualized (50%) value of such awards at target in the charts above. These awards are a component of long-term compensation for both years in the performance cycle.

(2)

During fiscal 2019, we granted the fiscal 2019 CEO evaluation incentive, which has a one-year performance period. All of the fiscal 2019 CEO evaluation incentive is included at target in the chart above.

Highlights of Fiscal 2019 Compensation Actions. The following highlights the Committee’s key compensation decisions for fiscal 2019. These decisions were made after reviewing compensation data provided by the Committee’s independent compensation consultant.

●

Base Salaries. For fiscal 2019, the Committee did not award any base salary increases to our Chief Executive Officer, Chief Financial Officer or General Counsel but awarded a base salary increase of 5.1% to our Senior Vice President and Treasurer. Our Chief Executive Officer did not receive any base salary increase for fiscal 2020. The fiscal 2020 base salary increases for our Other Named Executive Officers ranged from 3.0% to 3.9%.

●

Annual Cash Incentive Payouts. Our annual cash incentive awards are designed to record achievement of financial goals as they are established in our annual operating plan. Our fiscal 2019 annual cash incentives paid out at an average of 35.2% of target performance, based on below-target performance on net sales (25% weighting), below-threshold performance on earnings before taxes (“EBT”) (65% weighting) and maximum performance on days working capital (“DWC”) (10% weighting). Our Chief Executive Officer earned an annual cash incentive equal to 37.0% of his fiscal 2019 base salary, and our Other Named Executive Officers earned fiscal 2019 annual cash incentives ranging from 14.1% to 26.4% of their fiscal 2019 base salaries.

–

Restricted Stock Awards. On April 26, 2018, the Committee awarded restricted stock awards to our Named Executive Officers that vest over three years. Our Chief Executive Officer received an award valued at $727,420 and our Other Named Executive Officers received awards with values ranging from $102,631 to $258,300.

–

Fiscal 2019 – 2020 Performance-Based Awards. On June 28, 2018, the Committee established the fiscal 2019 – 2020 cash-based performance awards to our Named Executive Officers. Our Chief Executive Officer received an award with a value of $2,711,500 at target and our Other Named Executive Officers received awards with values ranging from $233,100 to $783,000 at target. These awards are end-to-end awards and will only be granted every other year. Our Company will not award additional two-year cash-based performance awards until completion of the current fiscal 2019 – 2020 award cycle. The financial performance metrics for these awards are cumulative net sales (33-1/3% weighting), cumulative EPS (33-1/3% weighting) and average return on invested capital (“ROIC”) (33-1/3% weighting).

●

Chief Executive Officer Evaluation Incentive. Our Chief Executive Officer earned $198,688, 85% of target performance, under the fiscal 2019 CEO evaluation incentive award, which was mandatorily deferred pursuant to our Deferred Compensation Plan.

Overview of Primary Compensation Elements

The table below provides an overview of the three primary compensation elements used in our executive compensation program.

Compensation Element	Objective	How Determined	Market Positioning(1)	How Impacted by Performance
Base Salary and Benefits	Attract and retain executive officers through competitive pay and benefit programs.	Individual performance, experience, tenure, competitive market data and executive potential.	Targeted to be around the 50th percentile relative to competitive market practices.	Based on individual performance.
Annual Cash Incentive Compensation	Create an incentive for achievement of pre-defined annual Company performance results.

For target bonus award opportunity percentages – competitive market data and trends, and internal equity.

For actual bonus payouts – performance against pre-established criteria in our annual cash incentive plan.

Our overall performance results will yield total cash compensation levels as follows:

●   Below target performance: total cash at or below the 25th percentile.

●   Target performance: total cash slightly below the 50th percentile.

●   Above target performance: total cash above the 50th percentile.

Payout dependent on achievement of one-year Company financial performance goals.

Long-Term Incentive Compensation: ● Restricted Stock (40% awarded annually) and ● Two-Year Performance-Based Awards (60% awarded every other year)

Align the interests of executives with shareholders and to focus on long-term sustained performance, entrepreneurial style and quality products and services while creating appropriate retention incentives through the use of multi-year vesting schedules.

		Individual performance, company performance, market data and trends, internal equity and executive potential. New hire, promotion and special awards. Internal equity and market data and trends.	Targeted generally to be at or slightly above the 50th percentile for target performance and up to the 75th percentile for maximum performance.

Performance that increases our stock price increases the value of the restricted stock awards.

Cash payout of the two-year performance-based awards is dependent on achievement of two-year Company financial performance goals.

(1)	Actual pay levels may be above or below the targeted level depending on all of the factors outlined in the “How Determined” column of the table.

Compensation Process

Our compensation program is evaluated annually taking into consideration changes to our business strategy, the economy and our competitive marketplace, as well as evolving executive compensation practices.

During the first quarter of each fiscal year, the performance of each of our Named Executive Officers is evaluated based on a subjective assessment of (i) his or her executive leadership; and (ii) achievement of agreed-upon individual business objectives for the just-completed fiscal year. The annual performance evaluation of our Chief Executive Officer is administered by our Nominating and Corporate Governance Committee, with all non-employee directors participating in the performance evaluation, and the results of the Chief Executive Officer’s annual performance evaluation are reviewed by the Committee and our full Board. Our Chief Executive Officer conducts or participates in the annual performance evaluation of our Other Named Executive Officers and reviews the results with members of the Committee.

In establishing the elements and levels of compensation for a fiscal year, the Committee considers the annual performance evaluations of our Named Executive Officers and reviews its compensation consultant’s independent analyses of compensation based on comparable positions, using both published survey sources and company peer group data to determine our competitive positioning relative to the market. Our Chief Executive Officer makes recommendations to the Committee on compensation for our Other Named Executive Officers, but does not participate in the determination of his own compensation.

The Committee continuously monitors our compensation programs and annually reviews a compensation “tally sheet,” which lists total direct compensation (base salary, annual cash incentive compensation, and long-term incentive awards) perquisites, other elements of executive compensation, broad-based employee benefits and wealth accumulation through Company equity and retirement plans for our Named Executive Officers; however, the compensation tally sheets are not used to make actual pay decisions. The Committee assesses historical pay and performance to ensure continued alignment of our compensation programs. However, the Committee generally does not consider compensation earned in prior years in establishing the elements and levels of compensation for a Named Executive Officer in the current fiscal year.

Consulting Assistance, Peer Group and Competitive Market

Compensation Consultant Independence. In fiscal 2019, the Committee retained the services of Pearl Meyer to assist with the review of overall compensation levels for our executive officers. Pearl Meyer reports directly to the Committee, and the Committee can replace Pearl Meyer or hire additional consultants at any time. During fiscal 2019, Pearl Meyer attended five Committee meetings in person or by telephone, including executive sessions, as requested, and consulted with the Chair of the Committee between meetings.

As required under the Dodd-Frank Act, the Committee has analyzed whether the work of Pearl Meyer as its compensation consultant raises any conflict of interest, taking into consideration the following factors under this act: (i) Pearl Meyer does not provide any other services to our Company; (ii) the amount of fees from our Company paid to Pearl Meyer is less than 1% of Pearl Meyer’s total revenue; (iii) Pearl Meyer’s policies and procedures were designed to ensure independence; (iv) Pearl Meyer does not have any business or personal relationship with any executive officer of our Company or any member of the Committee; and (v) neither Pearl Meyer, nor any member of its consulting team, owns any stock of our Company. The Committee has determined, based on its analysis of the above factors, that Pearl Meyer is independent of our Company and the work of Pearl Meyer (and the individual compensation advisors employed by Pearl Meyer) as compensation consultant to the Committee has not created any conflict of interest. The Committee will continue to monitor the independence of its compensation consultant on an annual basis.

Peer Group. The selection criteria identified for determining and reviewing our Company’s peer group generally include:

●	Companies with revenue within a similar range (0.33 to 3.0 multiple).

●	Companies with market capitalization within a similar range (0.33 to 3.0 multiple).

●	Companies with market capitalization to revenue ratio of 0.5 or greater.

●	Companies in the same or similar industries.

●	Companies with business model similarity, which may include the following:

–	Coatings for special purposes (e.g., protective, UV, etc.);

–	Construction materials, primarily for commercial or industrial applications;

–	Specialized/customized product lines;

–	Heavy-duty manufacturing operations and project-directed manufacturing; and

–	Project-based businesses.

●	Companies in the same geographic location (to a lesser degree).

●	Companies included in the prior-year peer group, to help ensure year-over-year consistency (where appropriate).

Compensation actions taken during fiscal 2019, including the determination of fiscal 2019 base salaries, annual cash incentive targets, restricted stock awards and the fiscal 2019 – 2020 performance-based awards, were based on the 15-company peer group listed below.

● Aegion Corporation	● H.B. Fuller Company

● AZZ Inc.	● LCI Industries

● BMC Stock Holdings, Inc.	● Masonite International Corporation

● Eagle Materials Inc.	● NCI Building Systems, Inc. (now Cornerstone Building Materials, Inc.)(1)

● EnPro Industries, Inc.	● Quaker Chemical Corporation

● Gibraltar Industries, Inc.	● Quanex Building Products Corporation

● Graco Inc.	● Tennant Company

● Griffon Corporation

(1)	NCI Building Systems, Inc., merged with Ply Gem Holdings to form Cornerstone Building Materials, Inc.

Competitive Market. The Committee relies on its independent compensation consultant to help define the appropriate competitive market using a combination of the peer group companies and compensation surveys that contain market compensation information for similarly-sized organizations. The information on the competitive market is used by the Committee:

●	As an input in designing our compensation plans and philosophy;

●	As an input in developing base salary adjustments, annual cash incentive targets and long-term incentive ranges;

●	To benchmark the form and mix of long-term incentive awards;

●	To assess the competitiveness of total direct compensation awarded to our Named Executive Officers and certain of our other executives; and

●	To benchmark dilution and overhang levels (dilutive impact on our shareholders of equity compensation) and annual burn rate (the aggregate shares awarded as a percentage of total outstanding shares).

Fiscal 2019 Individual Compensation Actions

Fiscal 2019 Annual Performance Accomplishments. The performance during fiscal 2019 of each of our Named Executive Officers was evaluated based on a subjective assessment of (i) his or her executive leadership; and (ii) achievement against his or her individual business objectives for fiscal 2019. Below is certain information regarding each Named Executive Officer’s individual business objectives for fiscal 2019 and accomplishments against those objectives.

●	Mr. Puishys. Mr. Puishys’ key accomplishments during fiscal 2019 included:

–	Achieved net sales of $1.4 billion, a 6% increase over the prior year.
–	Returned approximately $61 million directly to shareholders through a combination of dividends and share repurchases.
–	Led talent management and leadership transitions at four business units and three key functional positions at Apogee.
–

Made strategic growth investments in our Architectural Glass segment to expand the segment’s participation in new U.S. non-residential fabricated glass markets by positioning the segment for sales commencing during fiscal 2020.

–	Advanced synergies resulting in increased cross-selling of finished products and intercompany supply and positioning our Company for improved performance.
–	Made capital investments for facility improvements and equipment to position our Company for productivity and operating margin improvements.
–

Advanced the integration of EFCO Corporation, acquired during fiscal 2018, through new leadership in key roles and continued implementation of Apogee Lean Enterprises positioning EFCO for productivity and operating margin improvements.

●	Mr. Porter. Mr. Porter’s key accomplishments during fiscal 2019 included:

–	Achieved net sales of $1.4 billion, a 6% increase over the prior year.
–	Achieved operating margin of 4.3% and adjusted operating margin of 8.3%.
–	Achieved EPS of $1.63 and adjusted earnings per diluted share of $3.01.
–	Performed a capital structure analysis that led to $61 million being directly returned to shareholders through a combination of dividends and share repurchases.
–	Achieved $50 million in orders from our building retrofit program and expanded our building retrofit program with additional staffing and capabilities.

–

Provided support for a growth strategy to expand the Architectural Glass segment’s participation in new U.S. non-residential fabricated glass markets positioning the segment for sales commencing during fiscal 2020.

●	Mr. Jewell. Mr. Jewell’s key accomplishments during fiscal 2019 included:

–	Led a robust three-year strategic planning process for our Company and its four segments.
–	Advanced synergies resulting in increased intercompany material supply, cross-selling of finished product, facility utilization and collaboration among the business units across segments.
–	Improved market and economic outlook analysis and reporting.
–	Conducted an analysis of optimal long-term segment strategies and requirements.
–	Evaluated various business development initiatives and opportunities.
–	Conducted a preliminary portfolio alignment analysis.

●	Ms. Beithon. Ms. Beithon’s key accomplishments during fiscal 2019 included:

–	Led corporate governance initiatives leading to certain amendments to our Company’s Articles, By-laws and corporate governance guidelines.
–	Managed and resolved various claims and litigation matters.
–	Provided legal support for growth strategies and business development activities.
–	Provided legal and environmental support for new real estate holdings and leases.
–	Provided legal support for the integration of EFCO Corporation and other post-acquisition matters.
–	Led Section 16 officer reporting compliance efforts, resulting in no late filings during fiscal 2019.

●	Mr. G. Johnson. Mr. G. Johnson’s key accomplishments during fiscal 2019 included:

–	Managed our real estate holdings and leases, including the sale of a former fabrication facility resulting in sale proceeds of $10 million.
–	Obtained government incentives related to facility capital improvements resulting in fiscal 2019 cash benefits of more than $8 million.
–	Led tax planning initiatives that resulted in an effective tax rate of 22.1% for fiscal 2019.
–	Managed the repurchase of shares of our common stock that resulted in the return of $43 million directly to our shareholders.
–	Negotiated appropriate levels of insurance coverage for fiscal 2019 at competitive rates and improved terms with quality carriers.

Adjusted diluted earnings per share and adjusted operating margin are non-GAAP financial metrics that are reconciled with the most directly comparable GAAP financial metrics in Appendix E.

Base Salary. Base salary reflects a fixed portion of the overall compensation package and is the base amount from which certain other compensation elements are determined. In making salary adjustments, the Committee considers the executive’s base salary relative to the market, our compensation philosophy and other factors, such as individual performance against business plans, leadership, initiatives, experience, knowledge and job criticality. After discussing these items, the Committee decided it was appropriate to provide merit increases to all of our Named Executive Officers for fiscal 2020, except Mr. Puishys.

Below is information on the base salaries of our Named Executive Officers for fiscal 2019 and fiscal 2020.

Base Salary
Name	Fiscal 2019 Base Salary ($)	Percent Increase in Fiscal 2019 (%)	Fiscal 2020 Base Salary ($)	Percent Increase in Fiscal 2020 (%)
Joseph F. Puishys	935,000	0.0	935,000	0.0
James S. Porter	435,000	0.0	448,000	3.0
Brent C. Jewell	350,000	N/A	361,000	3.1
Patricia A. Beithon	360,000	0.0	371,000	3.1
Gary R. Johnson	259,000	5.1	269,000	3.9

Annual Cash Incentive Compensation. Annual cash incentive awards are designed to reward short-term performance results. These results are based on achievement relative to objective financial goals set forth in the annual operating plan approved by our Board of Directors. For fiscal 2019, annual cash incentive awards to our Named Executive Officers were made pursuant to our shareholder-approved Apogee Enterprises, Inc. Executive Management Incentive Plan (the “Executive MIP”), as described below. The Executive MIP was approved by shareholders in fiscal 2016.

Executive MIP. Our Executive MIP was designed to be an annual bonus “pool” plan. Each fiscal year, the Committee establishes a bonus pool equal to a percentage of one or more performance factors from a list of approved factors set forth in our Executive MIP. If the bonus pool generated for any fiscal year is not sufficient to fund all potential payouts to participants under the plan, the awards earned by each participant will be reduced proportionately based on each participant’s percent of the pool.

Each fiscal year, the Committee selects the executives of our Company who will participate in our executive management incentive plan for that year and assigns a percentage of the bonus pool to each participating executive, with the total percentage not to exceed 100% of the bonus pool for any given fiscal year. The percentage of the bonus pool assigned to each participating executive establishes the maximum annual cash incentive award payout for that individual participant for the current fiscal year; however, no one individual payout under the Executive MIP can exceed $3,000,000 in any given fiscal year.

The actual annual cash incentive awards to be paid to participants after the annual bonus pool has been established may be adjusted downward based on the achievement of one or more additional predetermined, objective performance goals based on the annual operating plan approved by our Board of Directors. At least one of the additional predetermined, objective performance goals must be met at the threshold level in order for any annual cash incentive to be paid to an executive. In addition, if our Company is not profitable, no annual cash incentives will be paid even if the other goals are at or above threshold.

Generally, if the threshold performance level for all performance goals is achieved, 50% or less of the target award will be earned; if target performance level for all performance goals is achieved, 100% of the target award will be earned; and if maximum performance level for all performance goals is achieved, 200% of the target award will be earned. If the threshold performance level for only one performance goal is achieved and the threshold performance is not achieved for any of the other performance goals, less than 50% of the target award will be earned based on the weighting allocated to that specific performance goal. For any performance between these levels, awards will be interpolated. The Committee has the discretion to further reduce payouts under our Executive MIP, as appropriate.

Fiscal 2019 Annual Cash Incentive Payouts. The performance factor used to establish the fiscal 2019 bonus pool under our Executive MIP was 5% of Apogee’s operating income. In fiscal 2019, we had operating income of $67,284,000, generating a bonus pool of $3,364,200.

The tables below set forth certain information with respect to the fiscal 2019 annual cash incentive award payout ranges as a percentage of fiscal 2019 salary for our Named Executive Officers.

Fiscal 2019 Annual Cash Incentive Compensation Ranges

Name	Threshold Payout as a Percentage of Fiscal 2019 Salary (%)(1)	Target Payout as a Percentage of Fiscal 2019 Salary (%)(2)	Maximum Payout as a Percentage of Fiscal 2019 Salary (%)(3)
Joseph F. Puishys	5.25	105.00	210.00
James S. Porter	3.75	75.00	150.00
Brent C. Jewell	2.25	45.00	90.00
Patricia A. Beithon	3.00	60.00	120.00
Gary R. Johnson	2.00	40.00	80.00

(1)

Assumes threshold performance level is achieved for only the performance goal with the lowest weighting and is not achieved for any other performance goals. If actual results are below threshold performance level for all performance goals, the payout will be zero.

(2)	Assumes target performance level is achieved for all performance goals.

(3)	Assumes maximum performance level is achieved or exceeded for all performance goals.

The following table outlines the performance metrics, weighting and performance levels and actual performance achievement for the fiscal 2019 performance cycle.

Fiscal 2019 Annual Cash Incentive Performance Levels and Actual Performance
Performance Goal	Weighting (%)	Threshold	Target	Maximum	Actual Performance	Percentage Performance Achieved (%)
Net Sales	25	$1,388,500,000	$1,453,991,000	$1,518,001,000	1,402,637,000	60.77
EBT	65	$107,201,000	$123,056,000	$137,016,000	58,662,000	—
DWC(1)	10	57.2 days	54.9 days	52.9 days	52.8 days	200.00

(1)

We define days working capital as average working capital (current assets less current liabilities) multiplied by the number of days in the period and then divided by net sales in the period. We consider this a useful metric in monitoring our performance in managing working capital.

The following table sets forth certain information with respect to the fiscal 2019 annual cash incentive compensation payouts for each of our Named Executive Officers.

Fiscal 2019 Annual Cash Incentive Compensation Payouts

	Performance Goals		Potential Payout		Actual Payout
Name	Metric	Weighting (%)	Target Payout as a Percent of Fiscal 2019 Salary (%)	Target Payout Level ($)	Percentage of Target (%)	Guideline Amount ($)	Approved Payout Amount ($)(1)	Percent of Fiscal 2019 Salary (%)
Joseph F. Puishys	Net Sales	25	26.25	245,437	60.77	149,226	149,226	15.96
	EBT	65	68.25	638,138	0.00	0.00	0.00	0.00
	DWC	10	10.50	98,175	200.00	196,350	196,350	21.00

		100	105.00	981,750	35.20	345,576	345,576	36.96

James S. Porter	Net Sales	25	18.75	81,562	60.77	49,590	49,590	11.40
	EBT	65	48.75	212,063	0.00	0.00	0.00	0.00
	DWC	10	7.50	32,625	200.00	65,250	65,250	15.00

		100	75.00	326,250	35.20	114,840	114,840	26.40

Brent C. Jewell	Net Sales	25	11.25	39,375	60.77	23,940	23,940	6.84
	EBT	65	29.25	102,375	0.00	0.00	0.00	0.00
	DWC	10	4.50	15,750	200.00	31,500	31,500	9.00

		100	45.00	157,500	35.20	55,440	55,440	15.84

Patricia A. Beithon	Net Sales	25	15.00	54,000	60.77	32,832	32,832	9.12
	EBT	65	39.00	140,400	0.00	0.00	0.00	0.00
	DWC	10	6.00	21,600	200.00	43,200	43,200	12.00

		100	60.00	216,000	35.20	76,032	76,032	21.12

Gary R. Johnson	Net Sales	25	10.00	25,900	60.77	15,747	15,747	6.08
	EBT	65	26.00	67,340	0.00	0.00	0.00	0.00
	DWC	10	4.00	10,360	200.00	20,720	20,720	8.00

		100	40.00	103,600	35.20	36,467	36,467	14.08

(1)

The individual approved payout amount for each of Messrs. Puishys, Porter, Jewell and G. Johnson and Ms. Beithon is less than the maximum allocation of the bonus pool under our Executive MIP for such individual.

Long-Term Incentive Compensation. We utilize two instruments to deliver long-term incentive compensation. The mix of long-term incentive instruments is determined annually by the Committee, and for fiscal 2019 were restricted stock awards and two-year performance-based awards. We issue two-year performance-based awards only in the first year of the two-year performance cycle (granted every other year using an end-to-end performance cycle).

Restricted Stock Awards. Each year, the Committee approves a fixed dollar value of the restricted stock award for each executive for the just-completed fiscal year. For our Chief Executive Officer, the Committee begins its deliberations with a preliminary targeted fixed dollar value, as a percentage of base salary, which is compared to competitive levels of long-term incentives for comparable Chief Executive Officer positions in the market, based on data provided by the Committee’s independent compensation consultant, and increases or decreases the preliminary targeted fixed dollar value after considering the results of the Chief Executive Officer’s annual performance evaluation by our non-employee directors. For our Other Named Executive Officers, our Chief Executive Officer recommends to the Committee a preliminary targeted fixed dollar value, as a percentage of base salary, which is compared to competitive levels of long-term incentives for comparable positions in the market, based on data provided by the Committee’s independent compensation consultant and also recommends increases or decreases in the preliminary targeted fixed dollar value for each of our Other Named Executive Officers based on his or her contributions to the Company’s performance, future leadership potential, and subjective evaluation of his or her individual performance for the just completed fiscal year. Restricted stock awards generally vest in three equal annual installments commencing on April 30 of the year following the date of the award. Upon issuance of the restricted stock, each holder is entitled to the rights of a shareholder, including the right to vote the shares of restricted stock and receive any dividends and any other distributions.

On April 26, 2018, the Committee determined that Messrs. Puishys, Porter and G. Johnson and Ms. Beithon had substantially met his or her individual business objectives for fiscal 2018; however, the Committee used negative discretion in determining the final fixed dollar value of such awards by reducing the preliminary targeted fixed dollar value of the awards based on the Company’s performance during fiscal 2018. Mr. Jewell joined our Company on May 29, 2018 and was awarded a restricted stock award for 6,000 shares, that vests in two equal annual installments commencing on May 29, 2019. Information regarding the restricted stock awards made to all Named Executive Officers during fiscal 2019 is set forth below.

Fiscal 2019 Restricted Stock Awards

Name	Restricted Stock Awarded (#)	Value of Award ($)(1)	Percentage of Fiscal 2019 Salary (%)	Grant Price ($)(2)
Joseph F. Puishys	17,365	727,420	78	41.89
James S. Porter	5,250	219,923	51	41.89
Brent C. Jewell	6,000	258,300	74	43.05
Patricia A. Beithon	3,750	157,088	44	41.89
Gary R. Johnson	2,450	102,631	40	41.89

(1)

The value of the award was calculated by multiplying the number of shares of restricted stock awarded by, the closing price of our common stock on the NASDAQ Stock Market on the date of grant. The awards to Messrs. Puishys, Porter and G. Johnson and Ms. Beithon were made on April 26, 2018. The award to Mr. Jewell was made on May 29, 2018, which was the date he joined our Company.

(2)	The closing price of our common stock on the NASDAQ Global Select Market on the date of grant.

Two-Year Performance-Based Awards. Our Company has granted two-year performance-based awards as a component of long-term incentive compensation since fiscal 2013. The Committee believes that two-year performance-based awards provide incentive to focus executives on achievement of specific two-year financial performance goals that are aligned with business fundamentals. The Committee also believes that these awards, which are settled in cash, are better instruments for delivering long-term incentive compensation than equity-based awards, as they are not dilutive to our shareholders. The two-year performance-based awards are designed to reward sustainable, profitable growth consistent with our strategic plan. The Committee evaluates this program regularly and again determined that a two-year performance cycle provides the necessary line of sight to set realistic targets aligned with our Company’s objectives given the cyclicality of our business even though it is a performance cycle less than what proxy advisory firms prefer to see. For the fiscal 2019 – 2020 cash-based performance awards, the financial performance metrics are cumulative net sales (33-1/3%), cumulative EPS (33-1/3%) and average ROIC (33-1/3%).

The two-year performance-based awards are end-to-end awards, have two-year performance periods and pay out in two equal annual installments after completion of the performance period. Generally, two-year performance-based awards are made in the first quarter of the first fiscal year of the two-year performance period. The two-year performance periods do not overlap; therefore, a grant of this award is made every other year.

Non-overlapping cycles avoid the potential confusion associated with using different targets on the same metric or different metrics in the same year. The earned award is paid out in two equal installments, with 50% of the earned award paid in the first quarter of the year following completion of the performance cycle and the remaining 50% paid one-year later (approximately three-years after commencement of the performance cycle), with each payment contingent on the executive being employed by our Company on the date the payment is made. The Committee believes this payment approach for the earned award promotes retention. 17.2% of our Chief Executive Officer’s two-year performance-based award is mandatorily deferred pursuant to our Deferred Compensation Plan.

Two-Year Performance-Based Awards and Payout Cycle
Award	Fiscal 2017	Fiscal 2018	Fiscal 2019	Fiscal 2020	Fiscal 2021	Fiscal 2022
Fiscal 2017 – 2018 Award	Performance Period		50% Paid	50% Paid
Fiscal 2019 – 2020 Award			Performance Period		50% Paid	50% Paid

●	Performance award cycles are measured on a fiscal year basis (March – February).

●	Award payouts are made 50% at the end of the two-year performance cycle (usually in May) and 50% in the following year (usually in March) promoting continued retention for plan participants.

The Committee determines the dollar value of two-year performance-based awards granted to each participating executive at the target performance level based on consideration of individual performance, our Company’s performance, market data and trends, internal equity, executive potential and input from our Chief Executive Officer with respect to our Other Named Executive Officers and other participating executives. The dollar value at the threshold performance level is determined as a percentage of base salary. Generally, if the threshold performance level for all performance goals is achieved, 50% or less of the target award will be earned; if target performance for all performance goals is achieved, 100% of the target award will be earned; and if maximum performance level for all performance goals is achieved, 200% of the target award will be earned. If threshold performance level for only one performance goal is achieved and the threshold performance is not achieved for any of the other performance goals, less than 50% of the target award will be earned based on the weighting allocated for that specific performance goal. For any performance between these levels, awards will be interpolated.

On April 26, 2018, after completion of the fiscal 2018 audit, the Committee determined the amount earned for the fiscal 2017 – 2018 cash-based performance awards, and the first and second installments of such awards were paid on May 11, 2018 and March 15, 2019, respectively. The payouts of the fiscal 2017 –2018 cash-based performance awards were reported in our 2018 proxy statement.

On June 27, 2018, the Committee established the fiscal 2019 – 2020 cash-based performance awards. The Committee determined the dollar value for the fiscal 2019 – 2020 cash-based performance awards as a percentage of fiscal 2019 base salary at the threshold, target and maximum award levels for each of our Named Executive Officers. The financial performance metrics for these awards are average ROIC, cumulative EPS and cumulative net sales.

The table below sets forth certain information with respect to our fiscal 2019 – 2020 performance-based awards payout ranges as a percentage of salary at threshold, target and maximum performance.

Fiscal 2019 – 2020 Performance-Based Award Payout Ranges

		Threshold Payment(1)		Target Payout(2)		Maximum Payout(3)
Name	Performance Period (Fiscal Years)	Award Amount ($)	As a Percentage of Fiscal 2019 Salary (%)	Award Amount ($)	As a Percentage of Fiscal 2019 Salary (%)	Award Amount ($)	As a Percentage of Fiscal 2019 Salary (%)
Joseph F. Puishys	2019 -2020	451,917	48	2,711,500	290	5,423,000	580
James S. Porter	2019 -2020	130,500	30	783,000	180	1.566,000	360
Brent C. Jewell	2019 -2020	84,000	24	504,000	144	1,008,000	288
Patricia A. Beithon	2019 -2020	93,600	26	561,600	156	1,123,200	312
Gary R. Johnson	2019 -2020	38,850	15	233,100	90	466,200	180

(1)

Assumes threshold performance level is achieved for only one of the performance goals and is not achieved for any other performance goals. If actual results are below threshold performance level for all performance goals, the payout will be zero.

(2)	Assumes target performance level is achieved for all performance goals.

(3)	Assumes maximum performance level is achieved for all performance goals.

Chief Executive Officer Evaluation Incentive Program. In order to encourage Mr. Puishys to continue to drive growth, operational improvement and successful implementation of our Company’s strategic plan and to remain with our Company, our Board of Directors established an evaluation incentive program for Mr. Puishys. This incentive is a one-year, evaluation-based, cash incentive award.

Any amounts earned pursuant to the CEO evaluation incentive program are mandatorily deferred into our Deferred Compensation Plan. In the case of death, disability or retirement, Mr. Puishys, or his estate, as applicable, will receive a pro-rata portion of the incentive. In the case of a change-in-control, as defined in the incentive agreement, the incentive will be adjusted by the Committee in its sole discretion. The incentive is subject to our Company’s clawback policy.

Fiscal 2019 CEO Evaluation Incentive. The amount of incentive earned, if any, is based upon the average rating Mr. Puishys receives on the annual performance evaluation conducted by our Board and his achievement of his fiscal 2019 individual business objectives. Our Chief Executive Officer’s performance criteria for fiscal 2019 were based upon integration of EFCO Corporation, bench strength/succession planning, new market growth and Architectural Framing Systems segment synergies.

If Mr. Puishys met or exceeded his individual business objectives, he had the potential to earn an evaluation incentive award between $233,750 at target and $467,500 at maximum, which will then be mandatorily deferred pursuant to our Deferred Compensation Plan. There is no threshold performance level for such an evaluation incentive award and the Compensation Committee may determine, in its sole discretion, to reduce the amount of incentive earned or to not award any incentive, depending upon actual performance achieved.

On April 25, 2019, our Board of Directors determined that Mr. Puishys had substantially met certain areas of his fiscal 2019 individual business objectives and awarded our Chief Executive Officer $198,688, approximately 85% of target, which was mandatorily deferred pursuant to our Deferred Compensation Plan, as required by the award agreement.

Other Benefit Programs. Executive officers, including our Named Executive Officers, are eligible to participate in our 401(k) Retirement Plan, described under the heading “401(k) Retirement Plan” on page 63, and our Employee Stock Purchase Plan, which allows participants to purchase shares of our Company’s common stock by contributing up to $500 per week, with our Company contributing an amount equal to 15% of the participant’s weekly contributions, on substantially the same terms as all of our other employees. Our executive officers also receive the same health and welfare benefits as those offered to all other full-time employees, with the exception that we offer enhanced long-term disability benefits to our executive officers.

Additionally, our executive officers may participate in voluntary non-qualified deferred compensation plans, as described under the headings “Deferred Compensation Plan” on page 64 and “Legacy Deferred Compensation Plan” on page 64.

We have entered into change-in-control severance agreements with each of our Named Executive Officers. The Committee does not consider specific amounts payable under these arrangements when establishing annual compensation. See “Change-in-Control Severance Agreements” on pages 66 – 67 and “Executive Benefits and Payments Upon Termination and Change-in-Control” on pages 68 – 69 for more information on these arrangements.

Generally, we do not make perquisites available to our Named Executive Officers, other than the reimbursement of financial and estate planning fees of up to $2,000 annually, enhanced long-term disability benefits, payment of relocation expenses, reimbursement of annual executive health physical costs up to $3,000 annually and reimbursement of spousal/guest travel expenses for certain Company events. We do not provide tax reimbursement or tax “gross-ups” on any perquisites.

Executive Stock Ownership Guidelines

Stock ownership guidelines for executives have been in place since 2001. The Committee monitors compliance with our stock ownership guidelines annually. Each executive has five years from the date he or she becomes subject to the stock ownership guidelines to meet his or her ownership guideline. If an executive is promoted and the target is increased, an additional three-year period is provided to meet the ownership guideline. For purposes of calculating stock ownership, we include unvested shares of restricted stock but do not include unexercised stock option or stock appreciation right (“SAR”) awards. Shares owned are valued based on the average closing price of our common stock for the just completed fiscal year.

The graph below shows the stock ownership guideline for each of our Named Executive Officers and summarizes the shares held as a multiple of base salary for our Named Executive Officers as of March 2, 2019, the last day of fiscal 2019. Currently, all of our Named Executive Officers exceed their ownership requirements, except for Mr. Jewell, who joined our Company on May 29, 2018 and is currently on pace to meet our guideline within five years of joining our Company. None of our Named Executive Officers has pledged shares of our common stock as collateral for personal loans or other obligations.

Hedging Policy

Our Board of Directors believes that the interests of our executive officers, employees and members of our Board of Directors should be aligned with the interests of our shareholders. As a result, we have adopted a hedging policy that prohibits all employees and members of our Board of Directors from engaging in the purchase or sale of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our Company’s securities.

Clawback Policy

Our Board of Directors adopted a policy regarding “clawbacks” for Named Executive Officers and other key executives for performance-based short-term and long-term incentive compensation plans as of March 3, 2014. The policy provides the Board the discretion to clawback incentive compensation awarded or paid during the three-year period preceding the date of a restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws.

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) imposes a $1,000,000 annual deduction limit on compensation payable to certain current and former named executive officers. The Compensation Committee intends to pay competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of the

Company and our shareholders. The Compensation Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of Apogee and our shareholders.

Prior to the Tax Cuts and Jobs Act (the “Act”), Section 162(m) permitted a deduction for compensation in excess of $1,000,000 paid to a covered executive if specified requirements related to our performance were met and shareholder approval was obtained. The Act eliminated the exception to the deduction limit for qualified performance-based compensation (and broadened the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit). However, the Act also included a transition provision which exempts from the above changes performance-based compensation payable under a written binding agreement that was in effect on November 2, 2017, if such agreement is not subsequently materially amended. As a result of the transition rule, certain performance-based awards that were outstanding as of November 2, 2017 but which may vest and pay out in future tax years may be fully deductible if they qualify for transition relief.

Various programs, including our benefit plans that provide for deferrals of compensation are subject to Section 409A of the Internal Revenue Code. We have reviewed such plans for compliance with Section 409A and believe that they are in compliance.

Compensation Risk Analysis

During fiscal 2019, the Committee, with the assistance of its independent compensation consultant and management, assessed risk in our compensation plans, practices and policies. In performing this risk assessment, the Committee considered:

●	The mix of fixed and variable compensation;

●	The mix of short-term and long-term incentive compensation;

●	The extent to which performance metrics are directly reflected in our audited financial statements or other objective reports;

●	The relative weighting of the performance metrics;

●	The likelihood that achievement of performance metrics could have a material impact on our financial performance in succeeding fiscal periods;

●	The various compensation risk control mitigation features in our compensation plans, including balanced financial performance metrics that include net sales, earnings and operational metrics;

●	Multiple financial performance metrics for our annual cash incentive and long-term cash-based incentive plans;

●	Different financial performance metrics for our annual cash incentive and long-term cash-based incentive plans;

●	Appropriate maximum caps on our annual cash incentive and long-term performance-based incentive plans and annual equity awards;

●	Management stock ownership guidelines; and

●	Our clawback and hedging policies.

The Committee annually assesses the risk of our compensation programs, policies and practices. The Committee does not believe any of our Company’s compensation programs create risks that are reasonably likely to have a material adverse effect on our Company.

Summary Compensation Table

The following table sets forth the total compensation in all capacities for fiscal 2019, 2018 and 2017 awarded to our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
Joseph F. Puishys Chief Executive Officer and President	2019	935,000		727,420	544,264	—	43,852	2,250,536
	2018 2017	928,077 901,058		935,002 1,018,429	2,013,116 2,045,000	—	43,387 52,739	3,919,582 4,017,226
James S. Porter Executive Vice President and Chief Financial Officer	2019	435,000		219,923	114,840	—	17,455	787,218
	2018	432,571		250,700	522,093	—	15,961	1,221,325
	2017	425,628		274,806	484,397	—	16,728	1,201,559
Brent C. Jewell(6) Senior Vice President, Business Development and Strategy	2019	267,885	44,560	258,300	55,440	—	13,557	639,742
Patricia A. Beithon General Counsel and Corporate Secretary	2019	360,000		157,088	76,032	(15,210)	18,715	596,625
	2018	357,923		179,850	374,000	24,347	18,030	954,150
	2017	350,942		197,599	320,305	21,824	18,144	908,814
Gary R. Johnson Vice President and Treasurer	2019	257,058		102,631	36,467	13,590	11,249	420,995
	2018 2017	245,272 242,562		77,935 87,284	148,952 147,419	17,641 13,068	8,992 13,435	498,792 503,768

(1)	Our fiscal 2019 and 2018 years each had 52 weeks and our fiscal 2017 year had 53 weeks; the amounts shown in this column for fiscal 2017 include 53 weeks of salary.

(2)

The amounts shown in this column represent the grant date fair value of the restricted stock awards made in fiscal 2019, 2018 and 2017. These amounts are calculated in accordance with FASB ASC Topic 718 based on the closing share price of our common stock on the date of grant. See Note 12, Share-Based Compensation, to our audited financial statements for the fiscal year ended March 2, 2019.

(3)

The amounts in this column for fiscal 2019 for our Chief Executive Officer represents the annual cash incentive award of $345,576 and evaluation incentive of $198,688, which was deferred into our Deferred Compensation Plan, and for our Other Named Executive Officers represents only the annual cash incentive awards. The fiscal 2019 annual cash incentive awards were made pursuant to our Executive MIP.

Our Executive MIP is discussed under the heading “Executive MIP” on pages 47 – 48 and the fiscal 2019 annual cash incentive awards and fiscal 2019 CEO evaluation incentive made pursuant to such plan are discussed under the heading “Fiscal 2019 Annual Cash Incentive Payouts” on pages 48 – 49, “Fiscal 2019 CEO Annual Evaluation Incentive” on page 52, and “Grants of Plan-Based Awards” on pages 59 – 60.

The amount in this column for fiscal 2018 represents the full earned amount of the fiscal 2017 – 2018 performance-based awards for the two-year performance cycle made pursuant to our 2009 Stock Incentive Plan, reported in single year as required by applicable SEC rules. Actual payments of the earned fiscal 2017 – 2018 performance-based awards were made in two-equal installments following the performance period and are contingent on active employment on each applicable payment date. For our Chief Executive Officer, $307,896 of the $1,785,794 of the amount earned of the fiscal 2017 – 2018 performance-based award was mandatorily deferred pursuant to our Deferred Compensation Plan, and the balance of the award was paid out in two equal annual installments. The first payment of the fiscal 2017 – 2018 performance-based awards was made on May 11, 2018 and the second payment was made on March 15, 2019. The amount in this column for fiscal 2018 for our Chief Executive Officer also includes the fiscal 2018 CEO evaluation incentive award of $227,322 that was made pursuant to our Executive MIP, which was mandatorily deferred into our Deferred Compensation Plan.

The following table sets forth information with respect to fiscal 2018 non-equity incentive plan compensation for our Named Executive Officers.

Name	Fiscal Year	Annual Cash Incentive Awards Earned ($)	Two-Year Performance- Based Awards Earned ($)	CEO Evaluation Incentive
Joseph F. Puishys	2018	0	1,785,794	227,322
James S. Porter	2018	0	522,093	N/A
Brent C. Jewell	2018	N/A	N/A	N/A
Patricia A. Beithon	2018	0	374,000	N/A
Gary R. Jonson	2018	0	148,952	N/A

The amounts in this column for fiscal 2017 for our Chief Executive Officer represent the fiscal 2017 annual cash incentive award of $1,600,000 and fiscal 2017 CEO evaluation incentive award of $445,000, which was deferred into our Deferred Compensation Plan, and for our Other Named Executive Officers represents only the fiscal 2017 annual cash incentive awards. The fiscal 2017 annual cash incentive awards and fiscal 2017 CEO evaluation incentive award were both made pursuant to our Executive MIP.

(4)

The following table shows each component of the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column for each of our Named Executive Officers for fiscal 2019, 2018 and 2017.

Name	Fiscal Year	Change in Pension Value ($)	Above Market Earnings on Amounts Deferred Pursuant to our Legacy Deferred Compensation Plan ($)
Joseph F. Puishys	2019	—	—
	2018	—	—
	2017	—	—
James S. Porter	2019	—	—
	2018	—	—
	2017	—	—
Brent C. Jewell	2019	—	—
Patricia A. Beithon	2019	(18,187)	2,977
	2018	20,482	3,865
	2017	18,961	2,863
Gary R. Johnson	2019	—	13,590
	2018	—	17,641
	2017	—	13,068

(5)	The following table shows each component of the “All Other Compensation” column for each of our Named Executive Officers for fiscal 2019.

Name	Perquisites ($)		Executive Health Physical Reimbursement ($)	Company Matching Contributions to Defined Contribution Plans ($)(a)	Dividends or Earnings on Stock Awards ($)(b)	Total All Other Compensation ($)
Joseph F. Puishys	9,623	(c)	650	9,625	23,954	43,852
James S. Porter	1,365	(d)	—	9,345	6,745	17,455
Brent C. Jewell	2,175	(e)	—	8,442	2,940	13,557
Patricia A. Beithon	1,140	(f)	—	12,745	4,830	18,715
Gary R. Johnson	2,937	(g)	—	5,677	2,635	11,249

(a)

This column reports the amounts we set aside or accrued during fiscal 2019 under our 401(k) Retirement Plan and Employee Stock Purchase Plan as matching contributions on our Named Executive Officers’ contributions to such plans. Such contribution amounts are set forth in the table below. Our Named Executive Officers are eligible to participate in our 401(k) Retirement Plan and Employee Stock Purchase Plan on the same basis as all eligible employees.

Name	401(k) Retirement Plan Matching Contributions ($)	Employee Stock Purchase Plan 15% Matching Contributions ($)
Joseph F. Puishys	9,625	—
James S. Porter	7,785	1,560
Brent C. Jewell	8,442	—
Patricia A. Beithon	9,625	3,120
Gary R. Johnson	5,677	—

(b)	This column represents dividends paid on unvested restricted stock.

(c)

Includes $2,000 for reimbursement of financial planning fees, $1,140 in premiums paid for enhanced long-term disability insurance, $3,000 for an enhanced access medical care program, and $3,483 for reimbursement of spousal travel.

(d)	Consists of $1,140 in premiums paid for enhanced long-term disability insurance and $225 for reimbursement of spousal travel.

(e)	Includes $2,000 for reimbursement of financial planning fees, $175 in premiums paid for enhanced long-term disability insurance.

(f)	Consists of premiums paid for enhanced long-term disability insurance.

(g)	Includes $1,960 for reimbursement of financial planning fees and $977 in premiums for enhanced long-term insurance.

(6)	Mr. Jewell joined our Company on May 29, 2018.

Grants of Plan-Based Awards

The following table sets forth information for our Named Executive Officers concerning the following plan-based awards made during fiscal 2019: (i) estimated possible payouts for fiscal 2019 annual cash incentive awards; (ii) the grant date value of the restricted stock awards; (iii) estimated possible payouts for the fiscal 2019 CEO evaluation incentive award; and (iv) estimated possible payouts for fiscal 2019 – 2020 cash-based performance awards.

Fiscal 2019 Grants of Plan-Based Awards
		Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)		Target ($)	Maximum ($)
Joseph F. Puishys
Fiscal 2019 annual cash incentive	4/26/18	49,088		981,750	1,936,500	—	—
Restricted stock	4/26/18	—		—	—	17,365	727,420
Fiscal 2019 CEO evaluation incentive	4/26/18	—	(4)	233,750	467,500	—	—
Fiscal 2019 – 2020 cash-based performance award	6/28/18	451,917		2,711,500	5,423,000	—	—
James S. Porter
Fiscal 2019 annual cash incentive	4/26/18	16,313		326,250	652,500	—	—
Restricted stock	4/26/18	—		—	—	5,220	219,923
Fiscal 2019 – 2020 cash-based performance award	6/27/18	130,500		783,000	1,566,000	—	—
Brent C. Jewell
Fiscal 2019 annual cash incentive	5/29/18	7,875		157,500	315,000	—	—
Restricted stock	5/29/18	—		—	—	6,000	258,300
Fiscal 2019 – 2020 cash-based performance award	6/27/18	84,000		504,000	1,008,000	—	—
Patricia A. Beithon
Fiscal 2019 annual cash incentive	4/26/18	10,800		216,000	432,000	—	—
Restricted stock	4/26/18	—		—	—	3,750	157,088
Fiscal 2019 – 2020 cash-based performance award	6/27/18	93,600		561,600	1,123,200	—	—
Gary R. Johnson
Fiscal 2019 annual cash incentive	4/26/18	5,180		103,600	207,200	—	—
Restricted stock	4/26/18	—		—	—	2,450	102,631
Fiscal 2019 – 2020 cash-based performance award	6/27/18	38,850		233,100	466,200	—	—

(1)	These columns show the range of possible payouts under the fiscal 2019 annual cash incentive awards, fiscal 2019 – 2020 cash-based performance awards, and fiscal 2019 CEO evaluation incentive award.

All of the fiscal 2019 annual cash incentive awards and the fiscal 2019 CEO evaluation incentive award were made pursuant to our Executive MIP described under the heading “Executive MIP” on pages 47 – 48. Amounts to be earned pursuant to the fiscal 2019 annual cash incentive awards are based on results achieved against financial performance goals. The fiscal 2019 CEO evaluation incentive award is based on the assessment by our Board of Mr. Puishys’ achievement of his individual business objectives for fiscal 2019 as reflected in the CEO’s annual performance evaluation conducted by our Board.

All of the fiscal 2019 – 2020 cash-based performance awards were made pursuant to our 2009 Stock Incentive Plan and are based on the results achieved against financial performance goals over the two-year performance period. Since the two-year performance periods for the two-year performance-based awards do not overlap, there will be no two-year cash-based performance awards made in fiscal 2020.

Amounts shown in the “Threshold” column assume threshold performance level is achieved for only the performance goal with the lowest weighting and is not achieved for any other performance goals. Amounts shown in the “Target” and “Maximum” columns assume target and maximum performance levels, respectively, are achieved for all performance goals.

The fiscal 2019 annual cash incentive award payouts and fiscal 2019 CEO evaluation incentive are included in the “Summary Compensation Table” on page 60 in the column titled “Non-Equity Incentive Plan Compensation” and described under the headings “Fiscal 2019 Annual Cash Incentive Payouts” on pages 48 – 49 and “Fiscal 2019 CEO Evaluation Incentive” on page 52, respectively.

(2)

For our Named Executive Officers, except Mr. Jewell, these restricted stock awards were based on performance during fiscal 2018 and vest in three equal annual installments commencing on April 30, 2019. Mr. Jewell’s restricted stock award was made when he joined our Company on May 29, 2018 and vests in two equal annual installments commencing on May 29, 2019. Dividends or other distributions (whether cash, stock or otherwise) with respect to the shares of restricted stock will be paid during the vesting period. In the event of total disability or death prior to the end of the vesting period, the shares of restricted stock will be distributed at the end of the vesting period to the participant, in the event of disability, or to his or her estate, in the event of death. Our restricted stock program is described under “Restricted Stock Awards” on pages 49 – 50.

(3)

The fair value of the restricted stock awards was calculated in accordance with FASB ASC Topic 781 by multiplying the number of shares of our common stock by the closing price of our common stock on the NASDAQ Global Select Market on the date of grant. The closing price of our common stock on the NASDAQ Global Select Market was $41.89 on April 26, 2018, the date of grant for Messrs. Puishys, Porter and G. Johnson and Ms. Beithon and $43.05 on May 29, 2018, the date of grant for Mr. Jewell.

(4)	There is no threshold performance level for the fiscal 2019 CEO evaluation incentive award.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the equity awards held by our Named Executive Officers as of March 2, 2019, the last day of fiscal 2019.

Outstanding Equity Awards at 2019 Fiscal Year-End

	Option Awards					Stock Awards
Name	Option Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Joseph	8/22/2011	(3)	100,341	8.34	8/22/2021	—		—
F.	—		—	—	—	8,192	(4)	295,158
Puishys	—		—	—	—	11,437	(5)	412,075
	—		—	—	—	17,365	(6)	625,661
James	—		—	—	—	2,100	(4)	75,663
S.	—		—	—	—	3,067	(5)	110,504
Porter	—		—	—	—	5,250	(6)	189,158
Brent C. Jewell	—		—	—	—	6,000	(7)	216,180
Patricia	—		—	—	—	1,510	(4)	54,405
A.	—		—	—	—	2,200	(5)	79,266
Beithon	—		—	—	—	3,750	(6)	135,113
Gary	—		—	—	—	667	(4)	24,032
R.	—		—	—	—	953	(5)	34,337
Johnson	—		—	—	—	2,450	(6)	88,274

(1)	The exercise price for all stock options is 100% of the closing price of our common stock on the NASDAQ Global Select Market on the date of grant.

(2)

The market value is calculated by multiplying the closing price of $36.03, the closing price of our common stock on the NASDAQ Global Select Market on March 1, 2019, the last trading day of fiscal 2019, by the number of shares of restricted stock that had not vested as of March 2, 2019, the last day of fiscal 2019.

(3)	Represents a stock option award that vested in equal, annual installments on the first three anniversaries of the date of grant and has a 10-year term.

(4)	Represents an unvested restricted stock award granted on April 30, 2016, which vests in three equal annual installments commencing on April 30, 2017.

(5)	Represents an unvested restricted stock award granted on April 27, 2017, which vests in three equal annual installments commencing on April 30, 2018.

(6)	Represents an unvested restricted stock award granted on April 26, 2018, which vests in three equal installments commencing on April 30, 2019.

(7)	Represents an unvested restricted stock award granted on May 29, 2018, which vests in two equal annual installments commencing on May 29, 2019.

Option Exercises and Stock Vested

The following table sets forth information on stock option and SAR award exercises and restricted stock awards vested during fiscal 2019 for each of our Named Executive Officers.

Fiscal 2019 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Joseph F. Puishys	—	—	20,146	828,202
James S. Porter	—	—	5,180	212,950
Brent C. Jewell	—	—	—	—
Patricia A. Beithon	17,104	340,199	3,613	148,530
Gary R. Johnson	—	—	1,625	66,804

(1)

The value realized is the difference between the exercise price per share and the closing price of our common stock on the NASDAQ Global Select Market on the date of exercise multiplied by the number of shares acquired on exercise of the option.

(2)	Includes shares of restricted stocks that became vested and were distributed during fiscal 2019.

(3)

The value realized is calculated by multiplying $41.11, the closing price of our common stock on the NASDAQ Global Select Market on April 30, 2018, by the shares of restricted stock that became vested on April 30, 2018.

Retirement Plan Compensation

Legacy Officers’ Supplemental Executive Retirement Plan

Our Legacy Officers’ Supplemental Executive Retirement Plan (“Legacy SERP”) is a non-qualified, defined benefit retirement plan in which only six current or former members of senior management participate, including Ms. Beithon, who is our only Named Executive Officer who is a participant in the plan. Our Legacy SERP was amended in October 2008 so that no benefits will accrue to participants after December 31, 2008.

Benefits under our Legacy SERP are based on a participant’s highest average compensation for the five highest consecutive, completed calendar years of annual compensation during the last 10 years of employment. For purposes of calculating Legacy SERP benefits, compensation is divided into two categories: base salary and bonus compensation. Bonus compensation is the participant’s annual cash incentive compensation but does not include equity or deferred compensation (when received).

Benefits under our Legacy SERP are calculated as an annuity equal to a participant’s years of service to our Company multiplied by the sum of 2% of his or her average monthly base salary and 4% of his or her average monthly bonus compensation, offset by benefits to be received under social security, our 401(k) Retirement Plan and our other defined contribution pension plans from contributions made by our Company. The maximum number of years of service that will be credited to any participant is 20 years. Benefits payable are generally a single life annuity unless the participant has made an election to receive a joint and survivor annuity or 10-year term certain and life annuity (both of which would be a reduced monthly benefit). A lump-sum payment is not available.

Under our Legacy SERP, the normal retirement age is 65 and a participant must be at least 55 years old to be eligible for benefits. If a participant retires from or terminates his or her employment with our Company on or after age 55 and elects to receive benefits prior to age 65, the participant’s monthly benefit will be reduced five-ninths of one percent for each of the first 60 months and five-eighteenths of one percent for each of the next 60 months by which the annuity starting date precedes the calendar month in which the participant would attain age 65.

Fiscal 2019 Pension Benefits Table

The following table shows the present value of accumulated benefits under our Legacy SERP as of March 2, 2019, the measurement date used in preparing our fiscal 2019 audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 2, 2019, years of service credit and payments during fiscal 2019 for Ms. Beithon, our only Named Executive Officer who participates in our Legacy SERP. Our Chief Executive Officer is not a participant in our Legacy SERP.

Fiscal 2019 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Patricia A. Beithon	Legacy SERP	9	589,590	—

(1)

The present value of accumulated benefits is based on the assumptions used in determining our Legacy SERP benefit obligations and net periodic benefit cost for financial reporting purposes, except that no pre-retirement mortality assumption is used for these calculations. A complete description of the accounting policies and assumptions we used to calculate the present value of accumulated benefits can be found in Note 9, Employee Benefit Plans – Officers’ Supplemental Executive Retirement Plan (SERP), Obligations and Funded Status of Defined-Benefit Pension Plans and Additional Information, to our audited financial statements included in this Annual Report on Form 10-K for the fiscal year ended March 2, 2019.

401(k) Retirement Plan

We provide our tax-qualified 401(k) Retirement Plan to substantially all of our U.S.-based, non-union employees and union employees at two of our manufacturing facilities, who are scheduled to work more than 1,000 hours in a plan year. A participating employee may elect to contribute up to 60% of eligible earnings on a pre-tax basis into his or her 401(k) Retirement Plan account. We make a matching contribution for all of our eligible U.S.-based, non-union employees equal to 100% of the first 1% and 50% of the next 5% of the eligible compensation that the employee contributes to the plan, and matching contributions are made by our Company for union employees according to the terms of union contracts. Our employees are fully vested in their own contributions and become fully vested in our matching contributions after two-years of vesting service.

Non-Qualified Deferred Compensation

Deferred Compensation Plan

Our Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of management and other highly compensated employees of our Company and our subsidiaries, including our Named Executive Officers. For the 2018, 2017 and 2016 calendar years, approximately 212, 193 and 179 of our employees, respectively, were eligible to participate in our Deferred Compensation Plan and approximately 219 employees are eligible for the 2019 calendar year. Our Deferred Compensation Plan allows for deferrals by participants of up to 75% of base salary and sales commissions, and up to 100% of bonuses and other cash or equity-based compensation approved by the Committee, and also provides that we may establish rules permitting a participant to defer performance-based compensation up to six months prior to the end of a performance period. There is no maximum dollar limit on the amount that may be deferred by a participant each year. A participant in our Deferred Compensation Plan may elect to have the participant’s account credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more of 17 hypothetical investment fund options selected by the participant, which had investment returns ranging from (18.02%) to 7.54% for calendar 2018. An Apogee common stock fund is not one of the investment options available under our Deferred Compensation Plan. Participants are permitted to change their investment elections at any time. We may also make discretionary contributions to a participant’s account under our Deferred Compensation Plan, and our Company will designate a vesting schedule for each such contribution. The participants are always 100% vested in the amount they defer and the earnings, gains and losses credited to their accounts. Participants are entitled to receive a distribution from their account upon: a separation from service, a specified date, death, disability, retirement (as defined in our Deferred Compensation Plan), or unforeseeable emergency that results in “severe financial hardship” that is consistent with the meaning of such term under Section 409A of the Internal Revenue Code. Distributions are in a lump sum, installments or a combination of lump sum with installments based upon the participant’s election as allowed under our Deferred Compensation Plan. Our Deferred Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee.

Legacy Deferred Compensation Plan

Our Legacy Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of management or highly compensated employees of our Company and subsidiaries; however, in October 2010, the plan was amended to prohibit any future participant deferrals to the plan after our fiscal 2011. A participant in our Legacy Deferred Compensation Plan may choose to have his or her account credited with the applicable interest rate as set forth in the plan or credited with earnings and investment gains and losses by assuming the deferred amounts were invested in one or more of 17 hypothetical investment fund options selected by the participant, which had investment returns ranging from (18.02%) to 7.54% for calendar 2018. For amounts deferred for plan years beginning on or after January 1, 2010, the applicable interest rate, which is not considered to be an “above-market” interest rate, is the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of 10 years. For amounts deferred for plan years beginning prior to January 1, 2010, the applicable interest rate, which may be considered to be an “above-market” interest rate, is the greater of the following rates: (i) the sum of one and one-half percent (1-1/2%) plus the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of 10 years; or (ii) one-half of the rate of Apogee’s after-tax return on beginning shareholders’ equity for the prior fiscal year. Our Legacy Deferred Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee. Distributions are in either a lump sum or installments.

Deferred Compensation Table

The table below provides information on our Named Executive Officers’ compensation earned with respect to fiscal 2019 and deferred under our Deferred Compensation Plan and Legacy Deferred Compensation Plan.

Fiscal 2019 Deferred Compensation

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Joseph F. Puishys	Deferred Comp.	—	198,688(2)	—	—	2,382,759	(3)
	Legacy Deferred Comp.	—	—	—	—	—
James S. Porter	Deferred Comp.	—	—	—	—	—
	Legacy Deferred Comp.	—	—	—	—	—
Brent C. Jewell	Deferred Comp.	—	—	—	—	—
	Legacy Deferred Comp.	—	—	—	—	—
Patricia A. Beithon	Deferred Comp.	—	—	—	—	—
	Legacy Deferred Comp.	—	—	2,977	—	60,418	(4)
Gary R. Johnson	Deferred Comp.	—	—	—	—	71,970	(5)
	Legacy Deferred Comp.	—	—	13,590	—	275,782	(5)

(1)

Pursuant to SEC rules, all earnings on non-qualified deferred compensation during fiscal 2019 in excess of 3.46%, 120% of the applicable federal rate compounded annually, have been deemed “above-market earnings.” During fiscal 2019, the interest paid on amounts deferred for plan years beginning prior to January 1, 2010, pursuant to our Legacy Deferred Compensation Plan was 8.45%. These amounts are reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the “Summary Compensation Table” on page 56.

(2)	The amount reported for Mr. Puishys is reported in the “Summary Compensation Table” on page 56 in the “Non-Equity Incentive Plan Compensation” column.

(3)

A portion of the amount reported for Mr. Puishys is reported in the “Summary Compensation Table” on page 56 in the “Non-Equity Incentive Plan Compensation” column for fiscal 2019, 2018 and 2017; and a portion of this amount was earned prior to fiscal 2017; however, all of the amounts earned prior to fiscal 2017 were reported in the “Summary Compensation Table” in the year earned.

(4)

The amount reported for Ms. Beithon is not reported in the “Summary Compensation Table” on page 56 because all of this amount was earned by her prior to fiscal 2017; however, all of this amount was reported in the “Summary Compensation Table” in the years earned.

(5)

Portions of the amounts reported for Mr. G. Johnson for our Deferred Compensation Plan are reported in the “Summary Compensation Table” for fiscal 2017 and amounts earned by him prior to 2017 were included in the “Summary Compensation Table” in the years earned. The amount reported for Mr. G. Johnson for our Legacy Deferred Compensation Plan is not reported in the “Summary Compensation Table” on page 56, because all of this amount was earned by him prior to fiscal 2017; however, all of this amount would have been reported in the “Summary Compensation Table” in the years earned, provided Mr. G. Johnson was a Named Executive Officer in such years.

Potential Payments Upon Termination or Following a Change-in-Control

Payments Made Upon Termination

We do not have any employment agreements, employment arrangements or general severance plans covering our Named Executive Officers. Except as discussed below, if the employment of any of our Named Executive Officers is voluntarily or involuntarily terminated, no additional payments or benefits will accrue or be owed to him or her, other than what the Named Executive Officer has accrued and is vested in under our benefit plans discussed above, including under the heading “Retirement Plan Compensation.” Any severance benefits payable to our Named Executive Officers not triggered by a change-in-control would be determined by the Compensation Committee at its discretion.

Except in connection with a change-in-control, a voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding equity awards.

Payments Made Upon Disability

Under the terms of the Apogee Enterprises, Inc. Short-Term and Long-Term Disability Plans, each of our Named Executive Officers who participates in such plans is eligible for a disability benefit. All of our Named Executive Officers have elected to participate in our enhanced Long-Term Disability Plan and are eligible for a disability benefit that is equal to 100% of his or her monthly base salary during the first three months of disability and 60% of his or her monthly base salary up to a maximum of $15,000 per month thereafter.

If the employment of any of our Named Executive Officers is terminated due to disability, the terms of our stock option and restricted stock agreements provide for the immediate vesting of such awards.

Pursuant to the terms of the CEO evaluation incentive award and the portion of his two-year performance-based awards received by Mr. Puishys that must be mandatorily deferred, Mr. Puishys will receive the full-value of the deferred amounts if his employment is terminated due to disability.

Payments Made Upon Death

The terms of our stock option and restricted stock agreements provide for the immediate vesting of such awards in the event of the Named Executive Officer’s death.

Pursuant to the terms of the CEO evaluation incentive awards and the portion of his two-year performance-based awards received by Mr. Puishys that must be mandatorily deferred, Mr. Puishys’ estate will receive the full-value of the deferred amounts.

Change-in-Control Severance Agreements

The Committee believes that offering a change-in-control program provides executive officers a degree of security in the event of a corporate transaction and allows for better alignment of executive officer and shareholder interests. We have entered into a change-in-control severance agreement (the “CIC Severance Agreement”) with each of our Named Executive Officers. Our CIC Severance Agreement is designed to retain our executive officers and provide for continuity of management in the event of an actual or threatened “Change-in-Control of Apogee” (as defined in the CIC Severance Agreement).

Our CIC Severance Agreement contains a “double trigger” for benefits, which means that there must be both a “Change-in-Control of Apogee” and a termination of the executive’s employment for the provisions to apply. It provides that, in the event of a “Change-in-Control of Apogee,” each executive officer who is a party to an agreement will have specific rights and receive specified benefits if the executive officer is terminated without “Cause” (as defined in the CIC Severance Agreement) or the executive officer voluntarily terminates his or her employment for “Good Reason” (as defined in the CIC Severance Agreement) within two-years after the “Change-in-Control of Apogee.” In these circumstances, Messrs. Puishys, Porter and Jewell, and Ms. Beithon will each receive a severance payment equal to two times his or her annual base salary and annual cash incentive at target level performance for such fiscal year.

Mr. G. Johnson will receive a severance payment equal to his annual base salary and annual cash incentive at target level performance for such fiscal year. In addition, all unvested restricted stock awards held by the executive officer that have not vested by the employment termination date will be immediately vested on such date. Our CIC Severance Agreement provides that, for a 12- or 24-month period following a “Change-in-Control of Apogee,” our Company will continue to provide medical and dental insurance coverage for the executive officer and the executive officer’s dependents or will reimburse the executive officer for the cost of obtaining substantially similar benefits. No benefits will be paid to the executive officer pursuant to the CIC Severance Agreement unless the executive officer executes and delivers to Apogee a release of claims.

We do not provide a tax gross-up payment for any excise tax liability under Internal Revenue Code Section 4999 related to Section 280G excess parachute payments.

Our CIC Severance Agreements contain a “best-net-benefit” provision which provides that, in the event that payments under the agreements trigger excise tax for the executive officer, the executive officer has the option of either reducing the severance payment, if the net benefit is greater than paying the excise tax, or paying the excise tax himself or herself.

To receive these severance benefits, the executive officer shall not: (1) solicit, directly or indirectly, any of our existing or prospective customers, vendors or suppliers for a purpose competitive to our business or to encourage such customers, vendors or suppliers to terminate business with us; (2) solicit, directly or indirectly, any of our employees to terminate his or her employment; or (3) engage in or carry on, directly or indirectly, in certain geographic markets a business competitive with our business, for a period of 12- or 24-months following termination of employment.

The CIC Severance Agreements continue through December 31 of each year and provide for automatic extension for one-year terms prior to a Change-in-Control unless we give prior notice of termination.

The terms of the agreements for two-year performance-based awards provide that in the event of a Change-in-Control prior to the end of a performance period, the performance period is deemed to end on the date of the Change-in-Control and our Named Executive Officers are entitled to retain performance-based awards, to the extent earned, as adjusted for the truncated performance period. The terms of the restricted stock agreements for awards made pursuant to our Stock Incentive Plan contain a “double trigger” for acceleration of vesting upon a Change-in-Control, which means that there must be both a Change-in-Control and the Named Executive Officer’s employment must be terminated by the Company without “Cause” (as defined in the restricted stock agreement) or by the Named Executive Officer for “Good Reason” (as defined in the restricted stock agreement) in order for all shares of restricted stock that have not vested by the Employment Termination Date to vest. In the event of a “Change-in-Control of Apogee,” Mr. Puishys will receive the full-value of the CEO evaluation incentive awards and the portion of the CEO’s two-year performance-based awards that were mandatorily deferred.

Executive Benefits and Payments Upon Termination and Change-in-Control

The table below shows potential payments to our Named Executive Officers upon certain terminations pursuant to disability, death and a change-in-control of our Company. The table below assumes that disability, death or the termination of employment occurred or the change-in-control was effective as of March 1, 2019, the last trading day of fiscal 2019. The amounts shown are estimates of the amounts that would be paid to the executives upon termination of employment or the change-in-control, in addition to the base salary and bonus earned by our Named Executive Officers for fiscal 2019. We have not included payments or benefits that are fully vested and disclosed in the “Fiscal 2019 Pension Benefits” table or the “Fiscal 2019 Deferred Compensation” table. The actual amounts to be paid can only be determined at the actual time of a Named Executive Officer’s termination of employment.

Name	Type of Payment	Payments Upon Disability ($)		Payments Upon Death ($)		Payments After a Change-in-Control without Termination ($)		Payments Upon Involuntary or Good Reason Termination After a Change-in-Control Occurs ($)
Joseph	Cash Severance Payment	—		—		—		3,833,500	(1)
F.	Health Insurance Benefits	—		—		—		26,454
Puishys	Reimbursement of Legal Costs	—		—		—		—	(2)
	Acceleration of Vesting
	Restricted Stock	1,332,894	(3)	1,332,894	(3)	—		1,332,894	(3)
	Performance-Based Awards	—	(4)	—	(4)	465,565	(5)	465,565	(5)
	CEO Evaluation Incentive	233,750	(6)	233,750	(6)	233,750	(6)	233,750	(6)
	Deferred Compensation	2,184,071	(7)	2,184,071	(7)	2,184,071	(7)	2,184,071	(7)
	Disability Payments	368,751	(8)	—		—		—

	Total	4,119,466		3,750,715		2,883,386		8,076,234

James	Cash Severance Payment	—		—		—		1,522,500	(1)
S.	Health Insurance Benefits	—		—		—		26,454
Porter	Reimbursement of Legal Costs	—		—		—		—	(2)
	Acceleration of Vesting
	Restricted Stock	375,325	(3)	375,325	(3)	—		375,325	(3)
	Performance-Based Awards	—	(4)	—	(4)	134,441	(5)	134,441	(5)
	Disability Payments	243,750	(8)	—		—		—

	Total	619,075		375,325		134,441		2,058,720

Brent	Cash Severance Payment	—		—		—		1,120,000	(1)
C.	Health Insurance Benefits	—		—		—		29,138
Jewell	Reimbursement of Legal Costs	—		—		—		—	(2)
	Acceleration of Vesting
	Restricted Stock	216,180	(3)	216,180	(3)	—		216,180	(3)
	Performance-Based Awards	—	(4)	—	(4)	86,537	(5)	86,537	(5)
	Disability Payments	222,501	(8)	—		—		—

	Total	438,681		216,180		86,537		1,451,855

Patricia	Cash Severance Payment	—		—		—		1,152,000	(1)
A.	Health Insurance Benefits	—		—		—		9,574
Beithon	Reimbursement of Legal Costs	—		—		—		—	(2)
	Acceleration of Vesting
	Restricted Stock	268,784	(3)	268,784	(3)	—		268,784	(3)
	Performance-Based Awards	—	(4)	—	(4)	96,427	(5)	96,427	(5)
	Disability Payments	225,000	(8)	—		—		—

	Total	493,784		268,784		96,427		1,526,785

Gary	Cash Severance Payment	—		—		—		362,600	(9)
R.	Health Insurance Benefits	—		—		—		10,826
Johnson	Reimbursement of Legal Costs	—		—		—		—	(2)
	Acceleration of Vesting
	Restricted Stock	146,642	(3)	146,642	(3)	—		146,642	(3)
	Performance-Based Awards	—	(4)	—	(4)	40,023	(5)	40,023	(5)
	Disability Payments	181,299	(8)	—		—		—

	Total	327,941		146,642		40,023		560,091

(1)	Equals the sum of (a) two times his or her annual base salary as of March 2, 2019, and (b) two times his or her fiscal 2019 annual cash incentive award at target level performance.

(2)	We will pay legal fees and expenses incurred to obtain or enforce any right or benefit under his or her CIC Severance Agreement.

(3)	Includes restricted stock awards, which would vest upon an assumed occurrence on March 1, 2019 of one of the following events: (a) disability; (b) death; or (c) termination following a Change-

in-Control. The amount in this table represents such aggregate number of shares multiplied by $36.03, the closing price of our common stock on the NASDAQ Global Select Market on March 1, 2019, the last trading day of fiscal 2019.

(4)

In the event employment is terminated due to disability or death prior to the end of the performance period for the fiscal 2019 – 2020 performance-based awards, our Named Executive Officer, or his or her estate, as applicable, will be entitled to retain and receive a prorated portion (based on the amount of time elapsed between the beginning of the performance period and the date of termination) of the fiscal 2019 – 2020 performance-based awards at the end of the performance period to the extent earned. In addition, with respect to the portion of Mr. Puishys’ fiscal 2019 – 2020 performance-based award that must be mandatorily deferred, in the event his employment is terminated due to disability or death prior to the end of the performance period, Mr. Puishys, or his estate, as applicable, will be entitled to retain and receive a prorated portion (based on the amount of time elapsed between the beginning of the performance period and the date of termination) to the extent earned.

(5)

The amount represents the payout of fiscal 2019 – 2020 performance-based awards assuming the performance period ended upon the assumed occurrence on March 1, 2019 (one year and one day before the end of the two-year performance period) of one of the following events: (a) a Change-in-Control without termination; or (b) termination following a Change-in-Control. In addition, for Mr. Puishys, the amount includes the payout of the portion of his fiscal 2019 – 2020 performance-based award that must be mandatorily deferred assuming the performance period ended upon the assumed occurrence on March 1, 2019 (one year and one day before the end of the two-year performance period) of one of the following events: (a) Change-in-Control without termination; or (b) termination following a Change-in-Control.

(6)

The amount represents the payout of the fiscal 2019 CEO evaluation incentive award at target assuming that the performance period and retention period ended upon the assumed occurrence on March 1, 2019 (one year and one day before the end of the one-year performance period) of one of the following events: (a) disability; (b) death; (c) a Change-in-Control without termination; or (d) termination following a Change-in-Control.

(7)

The amount represents the payout of Mr. Puishys’ balance in the Deferred Compensation Plan, which is attributable to the fiscal 2015 – 2018 CEO evaluation incentives and the portion of his fiscal 2015 – 2016 and fiscal 2017 – 2018 performance-based award incentives that were mandatorily deferred, assuming the retention period ended upon the assumed occurrence on March 1, 2019 of one of the following events: (a) disability; (b) death; (c) a Change-in-Control without termination; or (d) termination following a Change-in-Control.

(8)

This amount represents the annual disability payments during the first year of disability. Annual disability payments after the first year of disability would be $180,000 for each of Messrs. Puishys, Porter and Jewell and Ms. Beithon and $155,400 for Mr. G. Johnson.

(9)	Equals the sum of Mr. G. Johnson’s (a) annual salary as of March 1, 2019 and (b) fiscal 2019 annual cash incentive award at target level performance.

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Joseph F. Puishys, our Chief Executive Officer and President:

For the year ended March 2, 2019, our last completed fiscal year:

●	the median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) was $47,393; and

●	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included on page 56 of this proxy statement, was $2,250,536.

Based on this information for 2019, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 47 times. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

We determined that, as of December 31, 2018, our employee population consisted of 7,043 individuals (including full-time and part-time employees, other than the Chief Executive Officer, who were employed on December 31, 2018) working at the Company together with our consolidated subsidiaries. Of these individuals, 6,042 were located in the U.S. and U.S. territories, and 1,001 were from our subsidiaries in Canada and Brazil. We chose to exclude all 192 of our employees from our Brazil subsidiary, which consists of 2.73% of our workforce, from the identification of “median employee,” as permitted by SEC rules.

Our employee population, after taking into consideration the permitted adjustments described above, consisted of 6,851 members. In making this determination, we annualized the compensation of all full- and part-time permanent employees included in the sample who were hired in calendar year 2018, but did not work for us or our included subsidiaries for the entire twelve month period described below. Our adjusted employee population consisted of 6,042 employees in the U.S. and 809 employees located in Canada.

We identified our median employee based on the total cash and stock-based compensation earned during the twelve month period ended December 31, 2018. For purposes of determining the total compensation actually earned, we included: the amount of base salary (or, in the case of hourly workers, base wages including overtime pay) the employee received during the twelve months ended December 31, 2018, the amount of any cash incentives paid or deferred in such period (which include sales commissions as well as cash incentives that are generally paid for performance during the prior quarter or year), and the amount of any income from stock-based compensation, as reflected in our payroll records. For purposes of identifying the median employee, we applied the average exchange rate for calendar year 2018, which was U.S. dollars to Canadian dollars - 1.2957 CAD.

Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our named executive officers for purposes of the Summary Compensation Table disclosed above. The total compensation amount for our median employee for fiscal 2019 was determined to be $47,393. This total compensation amount was then compared to the total compensation of our CEO disclosed above in the Summary Compensation Table, of $2,250,536. The elements included in the CEO’s total compensation are fully discussed above in the footnotes to the Summary Compensation Table.

PROPOSAL 2: ADVISORY APPROVAL OF APOGEE’S EXECUTIVE

COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing shareholders with an advisory (non-binding) vote on the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the rules of the SEC.

We are asking our shareholders to indicate their support for the compensation of our Named Executive Officers. We believe that our executive compensation program is structured in the best manner possible to support our Company and its business objectives. It has been designed to implement certain core compensation principles, which include:

●	Alignment of management’s interests with our shareholders’ interests to support long-term value creation through our equity compensation programs and share ownership guidelines;

●	Pay-for-performance, which is demonstrated by linking annual cash incentives and long-term incentives to key financial measures;

●	Providing a flexible compensation package that reflects the cyclical nature of our business and fairly compensates our executives over our business cycle; and

●

Linking compensation to market levels of compensation paid to executive officers in the competitive market so that we can attract, motivate and retain executives who are able to drive the long-term success of Apogee.

We believe our executive compensation program reflects a strong pay-for-performance philosophy and is well-aligned with our shareholders’ long-term interests. Our executive compensation program is designed to motivate our executives, drive desirable behaviors, be competitive, promote retention and reward successful performance. We ask for your support for the reasons listed below.

●

Our compensation programs are substantially tied to achievement of our key business objectives. A significant portion of each Named Executive Officer’s potential total annual cash compensation and long-term compensation is at-risk and linked to our operating performance.

●	Our compensation programs are designed to take into account the cyclical nature of our business and to fairly compensate our executives over the commercial construction cycle.

●

Our compensation programs for executive officers deliver a significant portion of potential total compensation in the form of equity. If the value we deliver to our shareholders declines, so does the compensation we deliver to our executive officers.

●	We have stock ownership guidelines for our executive officers.

●	We offer very limited perquisites to our executive officers and do not provide tax reimbursement or “gross-ups” on perquisites.

●	Each of our Named Executive Officers is expected to demonstrate exceptional individual performance in order to continue serving as a member of the executive team.

●	We continue to refine our executive compensation program to reflect evolving executive compensation practices.

We believe that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Apogee’s Named Executive Officers, as disclosed in Apogee’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and other related narrative disclosures.”

This advisory vote on executive compensation is not binding on Apogee, our Compensation Committee or our Board of Directors. However, our Compensation Committee and Board of Directors will take into account the result of the vote when determining future executive compensation arrangements. We currently conduct annual advisory votes on executive compensation, and we expect to conduct our next advisory vote at our 2020 annual meeting of shareholders.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the Say on Pay Proposal.

Our Board of Directors recommend that you vote FOR the Say on Pay Proposal. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 3: APPROVAL OF THE APOGEE ENTERPRISES, INC.

2019 STOCK INCENTIVE PLAN

Background and Purpose

On June 26, 2019, our Board adopted, subject to shareholder approval, the Apogee Enterprises, Inc. 2019 Stock Incentive Plan (the “2019 Stock Plan”). The purpose of the 2019 Stock Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants and independent contractors capable of assuring the future success of the Company, by providing such persons with opportunities for stock ownership in the Company and to offer such persons incentives to put forth maximum effort for the success of the Company’s business. The 2019 Stock Plan, if approved by the shareholders, will replace the 2009 Stock Incentive Plan.

The Compensation Committee (for purposes of this summary, the “Committee”) will administer the 2019 Stock Plan. The following discussion and summary of the material terms of the 2019 Stock Plan is qualified in its entirety by reference to the full text of the 2019 Stock Plan which is set forth in Appendix B to this proxy statement.

Key Features of the 2019 Stock Plan

The following features of the 2019 Stock Plan reflect equity incentive plan “best practices” intended to protect the interests of our shareholders:

●

Limit on Shares Available for Awards. Under the 2019 Stock Plan, the aggregate number of shares of the Company’s common stock that may be issued is 1,150,000 shares. There were 327,353 shares remaining under the 2009 Stock Incentive Plan on June 23, 2019, the date of its termination. These shares will not be added to the shares available under the 2019 Stock Plan. All shares awarded, regardless of the type of award, will count against the 2019 Stock Plan’s reserve on 1:1 basis for each share subject to the award. On the record date, the closing price of our common stock on the NASDAQ Global Select Market was $37.40 per share.

●

Individual Limits on Shares Issued. The aggregate number of shares of the Company’s common stock that may be issued in a calendar year under the 2019 Stock Plan to an individual employee or officer is 200,000 shares and, in the case of a consultant, independent contractor or advisor is 30,000 shares.

●	No Evergreen Provision. The 2019 Stock Plan does not contain an “evergreen” provision.

●

No Liberal Share “Recycling.” The 2019 Stock Plan provides that any shares (i) surrendered to pay the exercise price of an option, (ii) withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award, (iii) covered by a stock settled stock appreciation right not issued in connection with settlement upon exercise, or (iv) repurchased by the Company using option proceeds will not be added back (“recycled”) to the 2019 Stock Plan.

●

No Granting of Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights (“SARs”) must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant (unless such award is granted in substitution for a stock option or SAR previously granted by an entity that is acquired by or merged with the Company).

●

No Repricing of Stock Options or SARs. The 2019 Stock Plan prohibits the repricing of stock options and SARs (including a prohibition on the repurchase of “underwater” stock options or stock appreciation rights for cash or other securities) without shareholder approval.

●

No Liberal Change-in-Control. The 2019 Stock Plan prohibits any award agreement from having a change-in-control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or shareholder approval

(rather than the consummation of) a change-in-control transaction.

●

No Dividends or Dividend Equivalents Paid on Unvested Awards. The 2019 Stock Plan prohibits the payment of dividends or dividend equivalents on awards until those awards are earned and vested. In addition, the 2019 Stock Plan prohibits the granting of dividend equivalents with respect to stock options, SARs or an award the value of which is based solely on an increase in the value of the Company’s shares after the grant of the award.

●

Awards Subject to Forfeiture or Clawback. Awards under the 2019 Stock Plan will be subject to any Company recovery or clawback policy, as well as any other forfeiture and penalty conditions determined by the Committee.

●

Minimum Vesting Period. A maximum of 5% of the aggregate number of shares available for issuance under the 2019 Stock Plan may be issued without a vesting period of at least one year following the date of grant. All other awards will have a minimum vesting period of at least one year.

●	Independent Committee Administration. The 2019 Stock Plan will be administered by a committee of the Board of Directors comprised entirely of independent directors.

The Committee expects that the number of shares available, if approved by our shareholders, will satisfy equity compensation needs for approximately four years based on historical grant practices.

Determination of Number of Shares for the 2019 Stock Plan

In setting the number of shares authorized under the 2019 Stock Plan for which shareholder approval is being sought, the Committee and the Board of Directors considered, among other factors, the historical amounts of equity awards granted by the Company and the potential future grants over the next several years. Below is information regarding the Company’s burn rates for all grants of equity under all shareholder-approved equity plans for the past three fiscal years and the Company’s total potential dilution.

Burn Rate. Burn rate, a measure of the level at which a company uses shares available for grant under its equity compensation plans and, is an important factor for investors concerned about shareholder dilution. Burn rate is defined as, in a given fiscal year, the number of shares subject to equity awards granted divided by the weighted average number of shares outstanding. In setting and recommending to our shareholders the number of share to be authorized under the 2019 Stock Plan and the 2019 Director Stock Plan, the Board considered the Company’s burn rate for each of the past three fiscal years The calculation of our burn rate for each year is shown in the table below:

	Fiscal Year Ended March 2, 2019	Fiscal Year Ended March 3, 2018	Fiscal Year Ended March 4, 2017
Full Value Awards Granted	163,987	135,416	148,672
Weighted Average Shares of Common Stock Outstanding (Basic)[1]	27,802,000	28,534,000	28,781,000
Burn Rate	0.59%	0.47%	0.52%

(1)	As of March 2, 2019.

Based on the burn rates in fiscal years 2019, 2018 and 2017, our three-year average burn rate was 0.53%, which is well below our peers.

Overhang. The potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to (i) the number of shares available to be granted as future equity awards plus the number of shares subject to outstanding equity awards, divided by (ii) such total number of shares plus the total number of shares outstanding. Total potential dilution, prior to and after shareholder approval of the 2019 Stock Plan and 2019 Director Stock Plan, is shown in the table below:

Total Potential Dilution
Remaining Reserve under 2009 Stock Incentive Plan and 2009 Director Stock Plan(1)	—
Remaining Reserve under Legacy Partnership Plan and Deferred Compensation Plan for Non-Employee Directors (“Other Stock Plans”)(1)	86,768
Shares Subject to Outstanding Awards under 2009 Stock Incentive Plan, 2009 Director Stock Plan, Other Stock Plans, and Non-Shareholder Approved Plan (“Outstanding Awards”)(1)(2)	280,851
Weighted Average Shares of Common Stock Outstanding (Basic) (“CSO”)(1)	26,412,845
Total Current Dilution(3)	1.37%
Shares Reserved under 2019 Stock Plan and 2019 Director Stock Plan	1,300,000
Total Proposed Dilution(4)	5.94%

(1)	As of November 20, 2019, the record date for the Annual Meeting.

(2)	The shares subject to outstanding awards includes a stock option for 100,341 shares at an exercise price of $8.34

(3)

Calculated as (2009 Stock Incentive Plan + 2009 Director Stock Plan + Other Stock Plans + Outstanding Awards), divided by (2009 Stock Incentive Plan + 2009 Director Stock Plan + Other Stock Plans + Outstanding Awards + CSO).

(4)

Calculated as (Other Stock Plans + Outstanding Awards + 2019 Stock Plan + 2019 Director Stock Plan), divided by (Other Stock Plans + Outstanding Awards + 2019 Stock Plan + 2019 Director Stock Plan + CSO).

The 2019 Stock Plan does not set the number of shares subject to equity awards that will be granted in future years. In setting each year’s award amounts for plan participants, the Committee considers a variety of factors such as: the relative market position of the awards, the proportion of each executive’s total compensation to be delivered as a long-term incentive award, internal pay equity, executive performance, retention concerns, and the Company’s performance.

New Plan Benefits

As of November 20, 2019, the record date for the Annual Meeting, other than an award of 10,000 shares of restricted stock made to Brent C. Jewell, in connection with his promotion to President of our Architectural Framing Supply segment in August 2019 and two other awards that totaled 15,000 shares of restricted stock to two other employees who are not Named Executive Officers, the Committee has not authorized specific grants of awards to be made under the 2019 Stock Plan. These awards are contingent upon our shareholders’ approval of the 2019 Stock Plan. Other than these awards, the number and types of awards that will be granted under the 2019 Stock Plan in the future are not determinable at this time, as the Committee will make these determinations in its discretion, subject to the terms of the 2019 Stock Plan.

Name and Position	Dollar Value ($)(1)	Number of Shares
Joseph F. Puishys	—	—
Chief Executive Officer and President	—	—
James S. Porter
Executive Vice President and Chief Financial Officer
Brent C. Jewell	$380,100	10,000
Senior Vice President, Business Development and Strategy
Patricia A. Beithon	—	—
General Counsel and Secretary
Gary R. Johnson	—	—
Senior Vice President and Treasurer
Executive Group (5 persons)	$380,100	10,000
Non-Executive Director Group (9 persons)	—	—
Non-Executive Officer Employee Group (7,000 persons)	$579,950	15,000

(1)	Represents the grant date fair value of the award calculated in accordance with FASB ASC 718, which is equal to the closing price of a share of our common stock on the grant date.

Vote Required and Recommendation

The affirmative vote of the majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the 2019 Stock Plan.

Our Board of Directors recommend that you vote “FOR” the adoption of the 2019 Stock Plan. Proxies will be voted FOR the proposal unless otherwise specified.

Description of 2019 Stock Plan

Administration. The Committee will administer the 2019 Stock Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2019 Stock Plan. Subject to the provisions of the 2019 Stock Plan, the Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Committee will have authority to interpret the 2019 Stock Plan and establish rules and regulations for the administration of the 2019 Stock Plan.

The Committee may delegate its powers under the 2019 Stock Plan to the Chief Executive Officer and/or one or more executive officers, subject to the requirements of applicable law and exchange requirements. However, such delegated officers will not be permitted to grant awards to any members of the Board or executive officers who are subject to Section 16 of the Exchange Act.

Eligibility. Any employee, officer, consultant or independent contractor providing services to Apogee Enterprises, Inc. or an affiliate, or any person to whom an offer of employment or engagement has been made, and who is selected by the Committee to participate, is eligible to receive an award under the 2019 Stock Plan. The number of persons eligible to participate as of November 20, 2019 (the record date for the meeting), had the 2019 Stock Plan been in effect, is estimated to be approximately 7,000 employees, officers and consultants as a class; however, historically the Committee has not granted awards to more than approximately 130 employees in any single fiscal year.

Shares Available for Awards. The aggregate number of shares that may be issued under all stock-based awards made under the 2019 Stock Plan will be 1,150,000 shares. All shares subject to awards, regardless the type of award, will count against the 2019 Stock Plan’s reserve on a 1:1 basis for each share subject to the award. If awards issued under the 2019 Stock Plan expire or otherwise terminate without being exercised or settled, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2019 Stock Plan. However, under the share counting provisions of the 2019 Stock Plan, the following classifications of shares will not again be available for issuance: (i) shares unissued due to a “net exercise” of a stock option, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations under any award, (iii) shares covered by a SAR that is not settled in shares upon exercise and (iv) shares repurchased using stock option exercise proceeds.

Awards under the 2019 Stock Plan are also subject to annual limitations. No individual employee or officer may be granted awards under the 2019 Stock Plan for more than 200,000 shares of our common stock in any calendar year. No consultant or independent contractor may be granted awards under the 2019 Stock Plan for more than 30,000 shares of our common stock in any calendar year.

The Committee can adjust the number of shares and share limits described above in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-off, repurchase or exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2019 Stock Plan. Any adjustment determination made by the Committee shall be final, binding and conclusive.

Type of Awards and Terms and Conditions. The 2019 Stock Plan provides that the Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Committee may determine to be necessary or desirable:

●	stock options, including both incentive stock options (“ISOs”) and non-qualified stock options (together with ISOs, “options”);
●	stock appreciation rights (“SARs”);
●	restricted stock;
●	restricted stock units;
●	dividend equivalent rights; and
●	other stock-based awards.

The Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting, exercise and/or settlement of awards subject to completion of a minimum period of service, achievement of one or more performance goals or both as deemed appropriate by the Committee; provided, that a maximum of five percent of the aggregate number of shares available for issuance under the 2019 Stock Plan may be issued with the terms providing for a right of exercise or a lapse on any vesting condition earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance-based objectives, exercise and vesting restrictions cannot lapse earlier than the one-year anniversary, measured from the commencement of the period over which performance is evaluated).

1.

Options and SARs. The holder of an option is entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. We would receive no consideration for options or SARs granted under the 2019 Stock Plan, other than the services rendered by the holder in his or her capacity as an employee, officer, consultant or independent contractor of the Company.

Exercise Price. The exercise price per share of an option or SAR will in no event be less than 100% of the fair market value per share of our common stock underlying the award on the date of grant, unless such award is granted in substitution for an option or SAR previously granted by a merged or acquired entity. Without the approval of shareholders, we will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing” as defined in the 2019 Stock Plan.

Vesting. The Committee has the discretion to determine when and under what circumstances an option or SAR will vest, subject to minimum vesting provisions described above.

Exercise. The Committee has the discretion to determine the method or methods by which an option or SAR may be exercised, which methods may include a net exercise. The Committee is not authorized under the 2019 Stock Plan to accept a promissory note as consideration.

Expiration. Options and SARs will expire at such time as the Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the date of grant. Furthermore, notwithstanding the foregoing, in the case of an ISO granted to a 10% shareholder, the option may not be exercised more than five years from the date of grant.

Special Limitations on ISOs. In the case of a grant of an option intended to qualify as an ISO, no such option may be granted to a participant who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of our stock or our subsidiaries unless the exercise price per share of our common stock subject to such ISO is at least 110% of the fair market value per share of our common stock on the date of grant, and such ISO award is not exercisable more than five years after its date of grant. In addition, options designated as ISOs shall not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that either: (i) the aggregate fair market value of shares of common stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000 or (ii) such ISOs otherwise remain exercisable but are not exercised within three months after termination of employment (or such other period of time provided in Section 422 of the Internal Revenue Code).

2.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to restrictions imposed by the Committee, to receive shares of our common stock at some future date determined by the Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as are determined by the Committee, subject to the minimum vesting provisions described above.

3.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash or shares of our common stock) equivalent to the amount of cash dividends paid by the Company to shareholders with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend equivalent with respect to a share underlying an award prior to the date on which all conditions or restrictions on such share have been satisfied or lapsed.

4.

Other Stock-Based Awards. The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2019 Stock Plan. No such stock-based awards will contain a purchase right or an option-like exercise feature.

Termination and Amendment. The 2019 Stock Plan has a term of ten years expiring on June 25, 2029, unless terminated earlier by the Board. The Board may from time to time amend, suspend or terminate the 2019 Stock Plan. No amendment or modification of the 2019 Stock Plan may be made that would adversely affect any outstanding award without the consent of the participant or the current holder of the award (except in the case of a corporate transaction as described below). Amendments to the 2019 Stock Plan must be approved by the shareholders, if required under the listing requirements of the Nasdaq Global Select Market or any other securities exchange applicable to the Company, or if the amendment would (i) increase the number of shares authorized under the 2019 Stock Plan, (ii) permit a repricing of options or SARs, (iii) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, (iv) increase the maximum term of options or SARs, or (v) increase the annual per-person share limits under the 2019 Stock Plan.

Effect of Corporate Transaction. Awards under the 2019 Stock Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of shares, or any other similar corporate transaction or event involving the Company. In the event of such a corporate transaction, the Committee or the Board may provide for any of the following to be effective upon the occurrence of the event (or effective immediately prior to the consummation of such event, provided the event is consummated):

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termination of any award, whether vested or not, in exchange for an amount of cash and/or other property equal to the amount that would have been attained upon exercise of the award or the realization of the participant’s rights under the award. Awards may be terminated without payment if the Committee or Board determines that no amount is realizable under the award as of the time of the transaction;

●	replacement of any award with other rights or property selected by the Committee or the Board of Directors, in its sole discretion;

●

the assumption of any award by the successor or survivor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity with appropriate adjustments as to the number and kind of shares and prices; or

●	require that any award shall become exercisable or payable or fully vested, notwithstanding anything to the contrary in the applicable award agreement; or

●	require that the award cannot vest, be exercised or become payable until after a future date, which may be the effective date of the corporate transaction.

Limited Transferability of Awards. Generally, no award or other right or interest of a participant under the 2019 Stock Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. However, the Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the General Instructions to Form S-8 under the Securities Act of 1933, as amended. The Committee may establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of the Company’s common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option or SAR, except that the Company may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO, if the disposition occurs before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs. If an award is payable in shares of our common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of: (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount. As to other awards granted under the 2019 Stock Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to: (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date such shares are received) over (ii) the amount (if any) paid for the shares by the holder of the award.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2019 Stock Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, made significant changes to the deduction limit under Section 162(m), which are effective for taxable years beginning on and after January 1, 2018. The Act eliminated the exception to the deduction limit for qualified performance-based compensation and broadens the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. Therefore, compensation paid to a covered executive under the 2019 Stock Plan in excess of $1 million generally will not be deductible.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code. The Committee intends to administer and interpret the 2019 Stock Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

PROPOSAL 4: APPROVAL OF THE APOGEE ENTERPRISES, INC.

2019 NON-EMPLOYEE DIRECTOR STOCK PLAN

Background and Purpose

On June 26, 2019, our Board adopted, subject to shareholder approval, the Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan (the “2019 Director Stock Plan”). The purpose of the 2019 Director Stock Plan is to promote the interests of the Company and our shareholders by aiding us in attracting and retaining non-employee directors capable of providing strategic direction to, and assuring the future success of, the Company and motivating such non-employee directors to put forth maximum efforts for the success of our business. The 2019 Director Stock Plan will allow us to provide our non-employee directors an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of our non-employee directors with our shareholders. The 2019 Director Stock Plan, if approved by the shareholders, will replace the 2009 Director Stock Plan.

The Nominating and Corporate Governance Committee (for purposes of this summary, the “Committee”) will administer the 2019 Director Stock Plan. The following discussion and summary of the material terms of the 2019 Director Stock Plan is qualified in its entirety by reference to the full text of the 2019 Director Stock Plan which is set forth in Appendix C to this proxy statement.

Key Features of the 2019 Director Stock Plan

The following features of the 2019 Director Stock Plan reflect director equity plan “best practices” intended to protect the interests of our shareholders:

●

Limit on Shares Available for Awards. Under the 2019 Director Stock Plan, the aggregate number of shares of the Company’s common stock that may be issued is 150,000 shares. Shares remaining under the 2009 Director Stock Plan on June 23, 2019, the date of its termination, will not be added to the shares available under the 2019 Director Stock Plan. All shares awarded, regardless of the type of award, will count against the 2019 Director Stock Plan’s reserve on a 1:1 basis for each share subject to the award. On the record date, the closing price of our common stock on the Nasdaq Global Select Market was $37.40 per share.

●

Annual Limits on Awards. No non-employee director may be granted any award or awards that exceed $200,000 in the aggregate (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year.

●	No Evergreen Provision. The 2019 Director Stock Plan does not contain an “evergreen” provision.

●

No Liberal Share “Recycling.” The 2019 Director Stock Plan provides that any shares (i) surrendered to pay the exercise price of an option, (ii) withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award, (iii) covered by a stock settled SAR not issued in connection with settlement upon exercise, or (iv) repurchased by the Company using option proceeds will not be added back (“recycled”) to the 2019 Director Stock Plan.

●

No Granting of Discounted Stock Options or SARs. Stock options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant (unless such award is granted in substitution for a stock option or SAR previously granted by an entity that is acquired by or merged with the Company).

●

No Repricing of Stock Options or SARs. The 2019 Director Stock Plan prohibits the repricing of stock options and SARs (including a prohibition on the repurchase of “underwater” stock options or SARs for cash or other securities) without shareholder approval.

●

No Liberal Change-in-Control Definition. The 2019 Director Stock Plan prohibits any award agreement from having a change-in-control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or shareholder approval (rather than the consummation of) a change-in-control transaction.

●

No Dividends or Dividend Equivalents Paid on Unvested Awards. The 2019 Director Stock Plan prohibits the payment of dividends or dividend equivalents on awards until those awards are earned and vested. In addition, the 2019 Director Stock Plan prohibits the granting of dividend equivalents with respect to stock options, stock appreciation rights or an award the value of which is based solely on an increase in the value of the Company’s shares after the grant of the award.

●

Awards Subject to Forfeiture or Clawback. Awards under the 2019 Director Stock Plan will be subject to any Company recovery or clawback policy, as well as any other forfeiture and penalty conditions determined by the Committee.

●

Minimum Vesting Period. A maximum of 5% of the aggregate number of shares available for issuance under the 2019 Director Stock Plan may be issued without a vesting period of at least one year following the date of grant. All other awards will have a minimum vesting period of at least one year.

The Committee expects that the number of shares available, if approved by our shareholders, will satisfy equity compensation needs for approximately four years based on historical grant practices.

Determination of Number of Shares for the 2019 Director Stock Plan

In setting the number of shares authorized under the 2019 Director Stock Plan for which shareholder approval is being sought, the Committee and the Board of Directors considered, among other factors, the historical amounts of equity awards granted by the Company and the potential future grants over the next several years. A discussion of the Company’s burn rates for all grants of equity awarded under all shareholder approved equity plans for the past three fiscal years, as well as a discussion of the Company’s total potential dilution (which includes the number of shares available for issuance under the 2019 Director Stock Plan) is contained in Proposal 3, described on pages 74 – 75.

New Plan Benefits

No awards have yet been granted under the 2019 Director Stock Plan, as it will take effect upon shareholder approval at the 2019 Annual Meeting of Shareholders. The number and types of awards that will be granted under the 2019 Director Stock Plan in the future are not determinable, as the Committee will make these determinations in its sole discretion, subject to the terms of the 2019 Director Stock Plan.

As described in “Non-Employee Director Compensation Arrangements During Fiscal 2019,” each non-employee director serving on our Board immediately after our 2018 annual meeting of shareholders received shares of restricted stock, vesting in three equal annual installments on the anniversary of the grant date, having a value on the date of grant equal to approximately $95,000. If the Board were to continue this practice following the Annual Meeting, and assuming that the closing price per share were $40.00 on such date, each director would receive 2,375 shares of restricted stock under the 2019 Director Stock Plan immediately following our 2019 Annual Meeting of Shareholders.

Vote Required and Recommendation

The affirmative vote of the majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the 2019 Director Stock Plan.

Our Board of Directors recommend that you vote “FOR” the adoption of the 2019 Director Stock Plan. Proxies will be voted FOR the proposal unless otherwise specified.

Description of 2019 Director Stock Plan

Administration. The Committee will administer the 2019 Director Stock Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2019 Director Stock Plan. Subject to the provisions of the 2019 Director Stock Plan, the Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Committee will have authority to interpret the 2019 Director Stock Plan and establish rules and regulations for the administration of the 2019 Director Stock Plan.

Eligibility. The only persons entitled to participate under the Director Plan are directors of the Company who are not employees of the Company.

Shares Available for Awards. The aggregate number of shares that may be issued under all stock-based awards made under the 2019 Director Stock Plan will be 150,000 shares. All shares subject to awards, regardless the type of award, will count against the 2019 Director Stock Plan’s reserve on 1:1 basis for each share subject to the award. If awards issued under the 2019 Director Stock Plan expire or otherwise terminate without being exercised or settled, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2019 Director Stock Plan. However, under the share counting provisions of the 2019 Director Stock Plan, the following classifications of shares will not again be available for issuance: (i) shares unissued due to a “net exercise” of a stock option, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations under any award, (iii) shares covered by a SAR that is not settled in shares upon stock and (iv) shares repurchased using stock option exercise proceeds.

Awards under the 2019 Director Stock Plan are also subject to annual limitations. No non-employee director may be granted any award or awards that exceed $200,000 in the aggregate (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year.

The Committee can adjust the number of shares and share limit described above in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-off, repurchase or exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2019 Director Stock Plan. Any adjustment determination made by the Committee shall be final, binding and conclusive.

Type of Awards and Terms and Conditions. The 2019 Director Stock Plan provides that the Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Committee may determine to be necessary or desirable:

●	stock options (“options”);
●	stock appreciation rights (“SARs”);
●	restricted stock;
●	restricted stock units; and
●	dividend equivalent rights.

The Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting, exercise and/or settlement of awards subject to completion of a minimum period of service, achievement of one or more performance goals or both as deemed appropriate by the Committee; provided, that a maximum of five percent of the aggregate number of shares available for issuance under the 2019 Director Stock Plan may be issued with the terms providing for a right of exercise or a lapse on any vesting condition earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance-based objectives, exercise and vesting restrictions cannot lapse earlier than the one-year anniversary measured from the commencement of the period over which performance is evaluated).

1.

Options and SARs. The holder of an option is entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. We would receive no consideration for options or SARs granted under the 2019 Director Stock Plan, other than the services rendered by the holder in his or her capacity as a non-employee director of the Company.

Exercise Price. The exercise price per share of an option or SAR will in no event be less than 100% of the fair market value per share of our common stock underlying the award on the date of grant, unless such award is granted in substitution for an option or SAR previously granted by a merged or acquired entity. Without the approval of shareholders, we will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing” as defined in the 2019 Director Stock Plan.

Vesting. The Committee has the discretion to determine when and under what circumstances an option or SAR will vest, subject to minimum vesting provisions described above.

Exercise. The Committee has the discretion to determine the method or methods by which an option or SAR may be exercised, which methods may include a net exercise. The Committee is not authorized under the 2019 Director Stock Plan to accept a promissory note as consideration.

Expiration. Options and SARs will expire at such time as the Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the date of grant.

2.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to restrictions imposed by the Committee, to receive shares of our common stock at some future date determined by the Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as are determined by the Committee, subject to the minimum vesting provisions described above.

3.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash or shares of our common stock) equivalent to the amount of cash dividends paid by the Company to shareholders with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend equivalent with respect to a share underlying an award prior to the date on which all conditions or restrictions on such share have been satisfied or lapsed.

Termination and Amendment. The 2019 Director Stock Plan has a term of ten years expiring on June 25, 2019, unless terminated earlier by the Board. The Board may from time to time amend, suspend or terminate the 2019 Director Stock Plan. No amendment or modification of the 2019 Director Stock Plan may be made that would adversely affect any outstanding award without the consent of the participant or the current holder of the award (except in the case of a corporate transaction as described below). Amendments to the 2019 Director Stock Plan must be approved by the shareholders if required under the listing requirements of the Nasdaq Global Select Market or any other securities exchange applicable to the Company or if the amendment would (i) increase the number of shares authorized under the 2019 Director Stock Plan, (ii) permit a repricing of options or SARs, (iii) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, (iv)

increase the maximum term of options or SARs, or (v) increase the annual per-person share limits under the 2019 Director Stock Plan.

Effect of Corporate Transaction. Awards under the 2019 Director Stock Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of shares, or any other similar corporate transaction or event involving the Company. In the event of such a corporate transaction, the Committee or the Board may provide for any of the following to be effective upon the occurrence of the event (or effective immediately prior to the consummation of such event, provided the event is consummated):

●

termination of any award, whether vested or not, in exchange for an amount of cash and/or other property equal to the amount that would have been attained upon exercise of the award or the realization of the participant’s rights under the award. Awards may be terminated without payment if the Committee or Board determines that no amount is realizable under the award as of the time of the transaction;

●	replacement of any award with other rights or property selected by the Committee or the Board of Directors, in its sole discretion;

●

the assumption of any award by the successor or survivor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity with appropriate adjustments as to the number and kind of shares and prices;

●	require that any award shall become exercisable or payable or fully vested, notwithstanding anything to the contrary in the applicable award agreement; or

●	require that the award cannot vest, be exercised or become payable until after a future date, which may be the effective date of the corporate transaction.

Limited Transferability of Awards. Generally, no award or other right or interest of a participant under the 2019 Director Stock Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. However, the Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the General Instructions to Form S-8 under the Securities Act of 1933, as amended. The Committee may establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs. Upon exercising an option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of the Company’s common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option or SAR.

Awards Other than Options and SARs. If an award is payable in shares of our common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of: (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount. As to other awards granted under the 2019 Director Stock Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to: (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date such shares are received) over (ii) the amount (if any) paid for the shares by the holder of the award.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2019 Director Stock Plan.

Section 409A of the Internal Revenue Code. The Committee intends to administer and interpret the 2019 Director Stock Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

Equity Compensation Plan Information

The following table summarizes, with respect to our equity compensation plans, the number of shares of our common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares, the weighted-average exercise price of these outstanding options, warrants and rights, and the number of shares remaining available for future issuance under our equity compensation plans as of March 2, 2019, the last day of fiscal 2019.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	175,897	(1)(2)	N/A	(3)	613,654	(4)
Equity compensation plans not approved by security holders	100,341	(5)	8.34		None
Total	276,238		$8.34		613,654

(1)

Includes restricted stock unit awards granted under our 2009 Stock Incentive Plan and 2009 Director Stock Plan and phantom shares under our Non-Employee Director Deferred Compensation Plan. Certain outstanding restricted stock units have dividend rights attached, but none of the restricted stock units are transferable.

(2)

Pursuant to SEC rules and the reporting requirements for this table, we have not included in this column 246,836 shares of restricted stock that are issued and outstanding. All shares of restricted stock outstanding have dividend rights attached, but none of the shares of restricted stock are transferable.

We have not included in this column shares that may be issued under the 2019 Stock Plan or the 2019 Director Stock Plan, which are subject to shareholder approval at the Annual Meeting.

(3)	In calculating the weighted-average exercise price of outstanding options, warrants and rights, the restricted stock units and phantom shares are not taken into account.

(4)

Pursuant to SEC Rules and the reporting requirements for this table, of these shares, 54,521 are available for issuance under our Legacy Partnership Plan; 451,424 are available for grant under our 2009 Stock Incentive Plan; 69,670 are available for grant under our 2009 Director Stock Plan; and 38,039 are available for grant under our Deferred Compensation Plan for Non-Employee Directors.

(5)

Reflects stock options granted to Mr. Puishys on August 22, 2011 as inducement awards pursuant to the terms of his employment agreement with our Company effective as of August 22, 2011, that became fully vested on August 22, 2014. The options vested in equal annual installments over a three-year period beginning on August 22, 2012.

PROPOSAL 5: APPROVAL OF AMENDMENT TO ARTICLES TO ELECT

DIRECTORS BY A MAJORITY VOTE

This Proposal would amend Article V of our Articles to add a new Section 5.02 providing for the election of directors by a majority of votes cast, rather than by a plurality of votes cast.

Section 215 of the MBCA provides that directors are elected by a plurality of the votes cast unless otherwise provided in a company’s articles of incorporation. Because Apogee’s Articles do not provide otherwise, our directors are currently elected by a plurality vote. This means that the nominees receiving the highest number of “for” votes cast by the shares entitled to vote, up to the number of director positions subject to election, will be elected to the Board. However, in accordance with our Corporate Governance Guidelines, any nominee for director in an uncontested election as to whom a majority of the shares voted are designated to be “withheld” from such nominee’s election must offer his or her resignation to the Nominating and Governance Committee for its consideration. In such circumstances, the Nominating and Governance Committee will then evaluate the best interests of Apogee and its shareholders and will recommend to the Board the action to be taken with respect to such offered resignation.

Under the proposed majority voting standard, a director nominee running in an uncontested election must receive more “for” votes than “against” votes by the shareholders entitled to vote and present in person or represented by proxy at a meeting duly called and held for such purpose and at which a quorum is present. Shares that are not voted “for” or “against” a nominee (i.e., shares that are designated as abstentions, authority withheld or with no voting direction given) would not be deemed cast for purposes of calculating the vote for a nominee. If any nominee is running in a contested election, then the nominee or other candidate receiving a plurality of the votes cast in his or her favor by the shareholders entitled to vote and present in person or represented by proxy at a meeting duly called and held for such purpose and at which a quorum is present will be elected.

The proposed amendment also provides that, if any nominee in an uncontested election is not elected and the nominee is an incumbent director, that director will promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board. The Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board with respect to his or her resignation. If a director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to the provisions of the Articles or may decrease the size of the Board in accordance with applicable law.

In June 2018, the Board approved the submission to shareholders of amendments to the Articles at the Annual Meeting in order to make certain shareholder-friendly governance changes, including adopting a majority voting standard for the election of directors. The Board believes that the majority voting standard is aligned with good corporate governance and is in the best interests of our shareholders.

If shareholders approve this Proposal 5, Article V of the Articles will be amended to add a new Section 5.02, as follows, and current Sections 5.02 and 5.03 of Article V will be renumbered accordingly:

“5.02. Required Vote for Election of Directors. Subject to the next sentence of this Section 5.02 and to the rights, if any, of the holders of one or more classes or series of preferred shares voting separately by class or series to elect directors in accordance with the terms of such class or series of preferred shares, at all meetings of the shareholders at which directors are to be elected, a nominee for director shall only be elected by the vote of a majority of the votes cast with respect to such nominee by the shareholders entitled to vote and present in person or represented by proxy at a meeting duly called and held for such purpose and at which a quorum is present. If any nominee is running in a contested election, then the nominee or other candidate receiving a plurality of the votes cast in his or her favor by the shareholders entitled to vote and present in person or represented by proxy at a meeting duly called and held for such purpose and at which a quorum is present shall be elected. For the avoidance of doubt, shares that are not voted in favor or against a nominee (i.e., shares that are designated as abstentions, authority withheld or with no voting direction given) shall not be deemed cast for purposes of calculating the vote for a nominee.

A contested election is one in which (a) as of the last day for delivery of a notice under the third sentence of Section 1.09 of the Company’s Amended and Restated By-laws (“By-laws”), a shareholder has complied with the requirements of Section 1.09 of the By-laws regarding one or more nominees, in each case, as such Section 1.09 may be modified, amended or otherwise altered or replaced from time to time; and (b) prior to the date that notice of the meeting is given, the Board of Directors has not made a determination that none of the nominees of the shareholder creates a bona fide election contest. For purposes of this Section 5.02, it is assumed that, as of the last day for delivery of a notice under Section 1.09 of the By-laws (as such Section 1.09 may be modified, amended or otherwise altered or replaced from time to time), the Board of Directors has nominated a candidate for each of the director positions to be voted on at the meeting.

If any nominee for director in an uncontested election is not elected and the nominee is an incumbent director, that director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors (or such other duly constituted committee of the Board of Directors then-authorized to make a recommendation, “Nominating and Governance Committee”) will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation.

If a director’s resignation is accepted by the Board of Directors pursuant to this Section 5.02, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 5.01 or may decrease the size of the Board of Directors in accordance with applicable law.

Notwithstanding anything to the contrary contained in these Restated Articles of Incorporation (including in this Article V), the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors and present at a meeting of shareholders, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or to repeal Section 5.02 of this Article V.”

If adopted, the new Section 5.02 could be subsequently amended by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares entitled to vote generally in the election of directors and present at a meeting of shareholders, voting together as a single class.

This Proposal 5 will not affect the election of directors under Proposal 1 for this year. The proposed slate of directors will be elected under the currently effective plurality voting standard. The majority voting standard for the election of directors would become effective upon filing of the foregoing amendment to Articles with the Secretary of State of Minnesota. If Proposal 5 is approved by the required vote of our shareholders, we intend to file that amendment promptly after the Annual Meeting.

Vote Required and Recommendation

The affirmative vote by holders of at least 80% of the outstanding shares of common stock is required for the approval of this amendment to the Articles.

Our Board of Directors recommend that you vote FOR the proposal to amend the Articles to elect directors by majority vote rather than by plurality vote. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 6: APPROVAL OF AN AMENDMENT TO THE ARTICLES

TO REDUCE THE REQUIRED VOTE OF THE COMPANY’S

SHAREHOLDERS, FROM SUPERMAJORITY TO MAJORITY, TO

REMOVE DIRECTORS

Apogee’s Articles currently permit shareholders to remove a director for cause by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors (which currently consists of all outstanding shares of common stock), voting together as a single class (the “Director Removal Provision”). If shareholders approve this Proposal 6, the shareholder vote required to remove a director for cause would be reduced to the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares entitled to vote generally in the election of directors and present at a meeting of shareholders, voting together as a single class. The provision in the Articles that currently provides that a majority of the directors then in office may remove a director with or without cause will not be affected by this proposal.

In June 2018, the Board approved the submission to shareholders of amendments to the Articles at the Annual Meeting in order to make certain shareholder-friendly governance changes, including reducing the voting requirements under certain provisions of the Articles from 80% of the outstanding shares of common stock to a majority of the outstanding shares of common stock present at a meeting of shareholders. The Board believes that amending the Articles to reduce the vote required for shareholders to remove a director for cause from 80% of the outstanding shares of common stock to a majority of the outstanding shares of common stock present at a meeting of shareholders is aligned with good corporate governance and is in the best interests of our shareholders.

Proposal 6 would amend the Articles to delete current Section 5.02 and replace it with the following (as Section 5.02, if Proposal 5 is not approved by the shareholders, or as Section 5.03, if Proposal 5 is approved by the shareholders):

“Removal. Any director may be removed from office as a director (1) by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors and present at a meeting of shareholders, voting together as a single class, and only for cause, or (2) by a majority of the Directors then in office, with or without cause.”

If Proposal 6 is approved by the required vote of our shareholders, we intend to file the amendment with the Secretary of State of Minnesota promptly after the Annual Meeting, and it would become effective upon filing. In addition, the Board will adopt a similar amendment to Section 2.03 of the By-laws, which contains substantially the same terms as are in current Section  5.2 of our Articles.

Vote Required and Recommendation

The affirmative vote by holders of at least 80% of the outstanding shares of common stock is required for the approval of this amendment to the Articles.

Our Board of Directors recommend that you vote FOR the proposal to amend the Director Removal Provision. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 7: APPROVAL OF AN AMENDMENT TO THE ARTICLES

TO REDUCE THE REQUIRED VOTE OF THE COMPANY’S

SHAREHOLDERS, FROM SUPERMAJORITY TO MAJORITY, TO

AMEND THE DIRECTOR REMOVAL PROVISION

The amendment of the Director Removal Provision currently requires the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors (which currently consists of all shares of common stock), voting together as a single class. If shareholders approve this Proposal 7, the shareholder vote required to amend the Director Removal Provision would be reduced to the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares entitled to vote generally in the election of directors and present at a meeting of shareholders, voting together as a single class.

In June 2018, the Board approved the submission to shareholders of amendments to the Articles at the Annual Meeting in order to make certain shareholder-friendly governance changes, including reducing the shareholder voting requirements under certain provisions of the Articles from 80% of the outstanding shares of common stock to a majority of the outstanding shares of common stock present at a meeting of shareholders. The Board believes that amending the Articles to reduce the vote required to amend the Director Removal Provision from 80% of the outstanding shares of common stock to a majority of the outstanding shares of common stock present at a meeting of shareholders is aligned with good corporate governance and is in the best interests of our shareholders.

Proposal 7 would amend the Articles to delete current Section 5.03 and replace it with the following (as Section 5.03, if Proposal 5 is not approved by the shareholders, or as Section 5.04, if Proposal 5 is approved by the shareholders):

“Amendment. (1) The affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal Section 5.01 of this Article V and (2) the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors and present at a meeting of shareholders, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal any Section of this Article V other than Section 5.01 of this Article V.”

If Proposal 7 is approved by the required vote of our shareholders, we intend to file the amendment with the Secretary of State of Minnesota promptly after the Annual Meeting, and it would become effective upon filing.

Vote Required and Recommendation

The affirmative vote by holders of at least 80% of the outstanding shares of common stock is required for the approval of this amendment to the Articles.

Our Board of Directors recommend that you vote FOR the proposal to amend the Articles to reduce the supermajority vote to a majority vote for the amendment of the Director Removal Provision. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 8: APPROVAL OF AN AMENDMENT TO THE ARTICLES

TO ELIMINATE THE ANTI-GREENMAIL PROVISION

This Proposal would repeal an article entitled, “Prevention of Greenmail,” which is currently contained in Article VIII of our Articles (the “Anti-Greenmail Provision”). In general, the Anti-Greenmail Provision provides that, other than in connection with a tender or exchange offer to all shareholders at or below “Fair Market Value,” Apogee may not purchase “Voting Stock” held for less than two years by an “Interested Shareholder,” including a more than 5% shareholder, unless the purchase is approved by holders of at least 80% of all votes entitled to be cast by holders of Voting Stock voting together as a single class. “Voting Stock” is defined in Article VIII as stock of all classes and series entitled to vote generally in the election of directors, which currently consists of all shares of common stock.

If Proposal 8 is adopted, the anti-greenmail provision currently codified in Section 553, Subdivision 3, of the MBCA will continue to apply. In general, the anti-greenmail provision in the MBCA would prohibit Apogee from purchasing voting shares owned for less than two years by a more than 5% shareholder at a price that exceeds market value, unless the purchase is approved by holders of at least a majority of the voting power of all shares entitled to vote, or unless Apogee makes an offer of at least equal value for such shares held by all other shareholders.

The statutory provision in the MBCA has a lower shareholder approval requirement for the purchase of shares than the shareholder approval requirement set forth in Anti-Greenmail Provision of our Articles. As a result, repealing the Anti-Greenmail Provision would reduce the shareholder vote required to approve a purchase of shares under the specified circumstances from 80 percent of all votes entitled to be cast to a majority of the voting power of all shares entitled to vote. The repeal of the Anti-Greenmail Provision is therefore consistent with the other proposals that the Board is recommending for adoption at the Annual Meeting that would lower certain supermajority voting requirements in the Articles.

The Board believes that the anti-greenmail provision set forth in the MBCA provides Apogee with sufficient protection from the potential abuse of greenmail, and that repealing the Anti-Greenmail Provision is aligned with good corporate governance and is in the best interests of our shareholders.

If shareholders approve this Proposal 8 to repeal the Anti-Greenmail Provision, Article VIII of the Articles will be deleted and replaced in its entirety with the following:

“ARTICLE VIII

[INTENTIONALLY OMITTED].”

If Proposal 8 is approved by the required vote of our shareholders, we intend to file the amendment with the Secretary of State of Minnesota promptly after the Annual Meeting, and it would become effective upon filing.

If shareholders approve this Proposal 8 to repeal the Anti-Greenmail Provision, then Proposal 9, which reduces the shareholder voting requirement to amend or repeal the Anti-Greenmail Provision, will have no effect, whether or not it is approved. If shareholders do not approve this Proposal 8 to repeal the Anti-Greenmail Provision, but they approve Proposal 9, the shareholder voting requirement to amend or repeal the Anti-Greenmail Provision would be reduced from 80% of the outstanding Voting Stock to a majority of the outstanding Voting Stock present at a meeting of shareholders, making it easier for shareholders to amend or repeal the Anti-Greenmail Provision in the future.

The foregoing summaries of the Anti-Greenmail Provision and the MBCA are subject to, and qualified in their entirety by, the full text of the Anti-Greenmail Provision and Section 553, Subdivision 3, of the MBCA set forth in Appendix D hereto, respectively, which are incorporated herein by reference. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Anti-Greenmail Provision.

Vote Required and Recommendation

The affirmative vote by holders of at least 80% of the outstanding shares of common stock is required for the approval of this amendment to the Articles.

Our Board of Directors recommend that you vote FOR the proposal to amend the Articles to repeal the Anti-Greenmail Provision. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 9: APPROVAL OF AN AMENDMENT TO THE ARTICLES

TO REDUCE THE REQUIRED VOTE OF THE COMPANY’S

SHAREHOLDERS, FROM SUPERMAJORITY TO MAJORITY, TO

AMEND THE ANTI-GREENMAIL PROVISION

The amendment or repeal of the Anti-Greenmail Provision in our Articles, which is described in Proposal 8, currently requires the affirmative vote of the holders of 80% of the outstanding “Voting Stock,” voting together as a single class. “Voting Stock” is defined in Article VIII as stock of all classes and series entitled to vote generally in the election of directors, which currently consists of all shares of common stock. If shareholders do not approve Proposal 8 to repeal the Anti-Greenmail Provision, but do approve this Proposal 9, the shareholder vote required to amend the Anti-Greenmail Provision would be reduced from 80% of the outstanding Voting Stock, voting together as a single class, to the affirmative vote of the holders of a majority of the outstanding Voting Stock present at a meeting of shareholders, voting together as a single class.

In June 2018, the Board approved the submission to shareholders of amendments to the Articles at the Annual Meeting in order to make certain shareholder-friendly governance changes, including reducing the shareholder voting requirements under certain provisions of the Articles from 80% of the outstanding shares of common stock to a majority of the outstanding shares of common stock present at a meeting of shareholders. The Board believes that amending the Anti-Greenmail Provision to reduce the vote required to amend or repeal the Anti-Greenmail provisions from 80% of the outstanding shares of common stock to a majority of the outstanding shares of common stock present at a meeting of shareholders is aligned with good corporate governance and is in the best interests of our shareholders.

Proposal 9 would amend the Articles to delete current Section 8.04 and to replace it in its entirety with the following:

“Section 8.04. Amendment, Repeal, Etc. Notwithstanding any other provision of these Articles of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of a majority of the outstanding Voting Stock present at a meeting of shareholders, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VIII of these Articles of Incorporation.”

If shareholders approve Proposal 8 to repeal the Anti-Greenmail Provision, then this Proposal 9 will have no effect, whether or not it is approved.

If shareholders do not approve Proposal 8 to repeal the Anti-Greenmail Provision and approve this Proposal 9 by the required vote, the foregoing amendment to Section 8.04 would become effective upon filing the amendment to the Articles with the Secretary of State of Minnesota. If Proposal 9 is approved by the required vote of our shareholders, we intend to file that amendment promptly after the Annual Meeting. This would make it easier for shareholders to amend or repeal the Anti-Greenmail Provision in the future.

Vote Required and Recommendation

The affirmative vote by holders of at least 80% of the outstanding shares of common stock is required for the approval of this amendment to the Articles.

Our Board of Directors recommend that you vote FOR the proposal to amend the Articles to reduce the supermajority voting requirement to a majority vote to amend or repeal the Anti-Greenmail Provision. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 10: RATIFICATION OF EXCLUSIVE FORUM BY-LAW

We are asking shareholders to ratify an amendment to the Company’s By-laws which provides that the state and federal courts in Hennepin County, Minnesota will serve as the exclusive forum for the adjudication of certain legal actions involving Apogee (the “Exclusive Forum By-law”). The Board amended the By-laws effective June 28, 2018 to add a new Article VIII, which contains this provision and became effective at that time. While it is not required to do so, our Board of Directors determined at the time that it adopted the Exclusive Forum By-law that it would submit it to our shareholders for ratification. If the Exclusive Forum By-law is not ratified, the Board will reconsider whether it is in the best interests of Apogee and its shareholders to retain that By-law.

The text of Article VIII of the By-laws is as follows:

“ARTICLE VIII

EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the state or federal courts in Hennepin County, Minnesota shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the corporation to the corporation or the corporation’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the Minnesota Business Corporation Act, the Articles of Incorporation, or these By-laws (as any may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein. If any action the subject matter of which is within the scope of this Article VIII is filed in a court other than a state or federal court in Hennepin County, Minnesota (a “Foreign Action”) by any shareholder, such shareholder shall be deemed to have consented to: (i) the personal jurisdiction of the state or federal courts in Hennepin County, Minnesota in connection with any action brought in any such court to enforce this Article VIII; and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. If any provision of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.”

The Board believes that ratifying the Exclusive Forum By-law is in the best interests of Apogee and its shareholders for the following reasons:

●	The Exclusive Forum By-law provides that certain intra-corporate disputes will be litigated in the State of Minnesota, where Apogee is incorporated and whose law governs such disputes;

●

The Exclusive Forum By-law will limit the ability of plaintiffs in certain cases to forum shop, which can result in a court located outside of Minnesota interpreting Minnesota law, thus requiring a court less familiar with the laws of Apogee’s state of incorporation to interpret and apply those laws;

●	The Exclusive Forum By-law will reduce the risk of litigation in multiple jurisdictions, which can result in conflicting decisions by different courts and significant expense to Apogee;

●

The Exclusive Forum By-law will only regulate the forum where our shareholders may file claims relating to the specified intra-corporate disputes; it does not restrict the ability of our shareholders to bring such claims, nor does it affect the remedies available if such claims are ultimately successful; and

●

Apogee will retain the ability to consent to an alternative forum in appropriate circumstances where Apogee determines that its interests and those of its shareholders are best served by permitting a particular dispute to proceed in a forum other than Minnesota.

The Exclusive Forum By-law may increase the costs of bringing a claim in a judicial forum that is inconvenient to the shareholder, for example, by requiring travel and the engagement of local counsel. The Exclusive Forum By-law may also limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the Exclusive Forum By-law to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and operating results.

The Exclusive Forum By-law applies to derivative actions arising under either the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We note that Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

~~The~~ Section 302A.191, Subdivision 1, of the MBCA was amended in ~~April~~ 2018 to provide that the articles or by-laws of a Minnesota corporation may require, consistent with applicable jurisdictional requirements, that any or all internal corporate claims must be brought exclusively in any or all of the courts in the state. “Internal corporate claims” is defined by the MBCA to provide clear statutory authority for companies to adopt a by-law provision having the terms of the Exclusive Forum By-law without shareholder approval. The amendment to the MBCA is similar to the previously adopted Delaware statute permitting exclusive forum provisions for Delaware corporations. To our knowledge, neither Minnesota courts nor courts in other jurisdictions have had the opportunity to opine, favorably or unfavorably, on the validity or enforceability of the Exclusive Forum By-law or the Minnesota statute.

The MBCA was amended in April 2018 to provide clear statutory authority for companies to adopt a bylaw provision having the terms of the Exclusive Forum By-law without shareholder approval. The amendment to the MBCA is similar to the previously adopted Delaware statute permitting exclusive forum provisions for Delaware corporations.

The Exclusive Forum By-law was not adopted in anticipation of any specific litigation.

After considering the foregoing, and engaging with shareholders on this topic, the Board believes that the Exclusive Forum By-law is in the best interests of Apogee and its shareholders and recommends that our shareholders ratify the Exclusive Forum By-law.

Shareholder ratification is not required for the Board’s adoption of the Exclusive Forum By-law; however, the Board determined to seek shareholder ratification at the time it adopted the Exclusive Forum By-law because the Board believes that it is important and in the best interests of the shareholders to seek shareholder input on this issue.

Pursuant to Section 181, Subdivision 3, of the MBCA, a shareholder or shareholders holding three percent or more of the voting power of the shares of common stock could propose to repeal the Exclusive Forum By-law at a meeting of shareholders, subject to their compliance with the advance notice provision in our By-laws and with applicable proxy rules promulgated by the Securities and Exchange Commission. Pursuant to Section 437 of the MBCA, holders of the greater of (1) a majority of the voting power of the shares present and entitled to vote on the proposal or (2) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, could repeal the Exclusive Forum By-law.

Our directors are held accountable to shareholders through our governance practices and policies, which are described under “Corporate Governance and the Board of Directors,” and which will include a majority vote standard in uncontested elections, assuming that shareholders approve Proposal One, and a reduced voting standard for shareholder removal of directors for cause, assuming that shareholders approve Proposal Two.

Vote Required and Recommendation

The affirmative vote by holders of at least a majority of the shares of common stock entitled to vote and represented at the Annual Meeting in person or by proxy is needed to ratify this proposal.

Ours Board of Directors recommend that you vote FOR the proposal to ratify the approval of the Exclusive Forum By-law. Proxies will be voted FOR the proposal unless otherwise specified.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

Our Audit Committee oversees our financial reporting process (including our system of financial controls and internal and external auditing procedures) on behalf of our Board; oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices; assesses and establishes policies and procedures to manage our financial reporting risk; and assesses our compliance with financial covenants in our debt instruments. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

Our financial statements for the fiscal year ended March 2, 2019 were audited by Deloitte & Touche LLP, an independent registered public accounting firm.

Our Audit Committee has reviewed and discussed our audited financial statements with management and our independent registered public accounting firm. Our Audit Committee has discussed with our independent registered public accounting firm the matters required by Auditing Standard No. 1301, as adopted by the U.S. Public Company Accounting Oversight Board (the “PCAOB”). In addition, our Audit Committee received from our independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with our Audit Committee concerning independence, and has discussed with our independent registered public accounting firm the firm’s independence.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 2, 2019, for filing with the SEC.

Audit Committee of the

Board of Directors of Apogee

Lloyd E. Johnson, Chair

Herbert K. Parker

Mark A. Pompa

Patricia K. Wagner

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

For fiscal 2019 and 2018, we incurred the fees shown in the following table for professional services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”).

	Fiscal 2019	Fiscal 2018
Audit Fees(1)	$1,991,700	$1,863,300
Audit-Related Fees(2)	33,000	32,000
Tax Fees(3)	161,400	197,800

Total	$2,186,100	$2,093,100

(1)

Audit fees consisted primarily of audit work related to preparation of our annual financial statements, audit of internal controls over financial reporting, review of the quarterly financial statements included in our quarterly reports on Form 10-Q and review of other SEC filings.

(2)	Audit-related fees primarily consisted of fees for the audit of our employee benefit plan.

(3)	Tax fees for fiscal 2019 and 2018 consisted of $62,600 and $69,200, respectively, for U.S. and foreign tax return reviews and $98,800 and $128,600, respectively, for miscellaneous tax consultations.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm

Consistent with policies of the SEC regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee established a policy to require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. As permitted by regulations of the SEC, our Audit Committee delegated the authority to pre-approve services provided by our independent registered public accounting firm to the Chair of our Audit Committee, who reports any pre-approval decisions to our Audit Committee at its next regularly scheduled meeting.

All of the services provided by our independent registered public accounting firm in fiscal 2019 and 2018, including services related to the audit-related fees and tax fees described above, were approved by our Audit Committee under its pre-approval policy.

PROPOSAL 11: RATIFICATION OF APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 29, 2020. Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal 2003. Deloitte & Touche LLP reports to our Audit Committee.

While it is not required to do so, our Board of Directors is submitting the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending February 29, 2020 to our shareholders for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, our Audit Committee may reconsider its appointment.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement and to respond to questions.

Vote Required and Recommendation

The affirmative vote by holders of at least a majority of the shares of common stock entitled to vote and represented at the Annual Meeting in person or by proxy is needed to ratify this proposal.

Our Board of Directors recommend that you vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 29, 2020. Proxies will be voted FOR the proposal unless otherwise specified.

FREQUENTLY ASKED QUESTIONS

What is the purpose of the meeting?

At the Annual Meeting, shareholders will act upon matters outlined in the Notice of Annual Meeting of Shareholders. These matters include:

●	Election of four Class III directors for terms expiring at our 2022 Annual Meeting of Shareholders;

●	Advisory vote on Apogee’s executive compensation;

●	Approval of the Apogee Enterprises, Inc. 2019 Stock Plan;

●	Approval of the Apogee Enterprises, Inc. 2019 Director Stock Plan;

●	Approval of an amendment to the Articles to elect directors by majority vote;

●	Approval of an amendment to the Articles to reduce the required vote of the Company’s shareholders, from supermajority to majority, to remove directors;

●	Approval of an amendment to the Articles to reduce the required vote of the Company’s shareholders, from supermajority to majority, to amend the director removal provision contained therein;

●	Approval of an amendment to the Articles to eliminate the “anti-greenmail” provision contained therein;

●

If the foregoing amendment is not approved by the shareholders, approval of an amendment to the Articles to reduce the required vote of the Company’s shareholders, from supermajority to majority, to amend the “anti-greenmail” provision contained therein; and

●	Ratification of the Exclusive Forum By-law

●	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Management does not intend to present any matters at the Annual Meeting other than those listed above. Our Amended and Restated By-laws provide that any shareholder who desires to bring a proposal before an annual meeting, or to nominate persons for election as a director an annual meeting, must give timely written notice of the proposal to the Company’s Secretary. The notice must describe the shareholder proposal or director nominees in reasonable detail and provide certain other information required by our Amended and Restated By-laws. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named as proxies to vote on those matters in the best interests of Apogee and its shareholders.

How does the Board recommend that I vote?

The Board of Directors recommends a vote FOR all of the nominees and proposals described in the foregoing Q&A.

What vote is required for the election of directors or for a proposal to be approved?

With respect to the election of directors (Proposal 1), in accordance with Minnesota law, the nominees for election as Class III directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that since shareholders will be electing four Class III directors, the four nominees for Class III directors receiving the highest number of votes will be elected. As provided in our Corporate Governance Guidelines, if a majority of our shares that are voted on the election of a director are designated to be “withheld” from such director nominee’s election, then such nominee is required to promptly offer his or her resignation to our Nominating and Corporate Governance Committee for its consideration. Our Nominating and Corporate Governance Committee will evaluate the best interests of Apogee and our shareholders, and recommend to our Board of Directors the action to be taken with respect to that director’s offered resignation.

With respect to the Say on Pay Proposal (Proposal 2), the approval of the 2019 Stock Plan (Proposal 3), the approval of the 2019 Director Stock Plan (Proposal 4), the ratification of the Exclusive Forum By-law (Proposal 10) and the ratification of the appointment of our independent registered public accounting firm (Proposal 11), the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of those proposals.

With respect to the proposals amending the Articles (Proposals 5 through 9), the affirmative vote by holders of at least 80% of the outstanding shares of common stock is required for the approval of each proposal.

Who is entitled to vote at the meeting?

Our Board of Directors has set November 20, 2019 as the record date for the Annual Meeting. If you were a shareholder of record at the close of business on the record date, you are entitled to notice of and to vote at the Annual Meeting.

As of the record date, 26,552,935 shares of common stock, par value $0.33-1/3, were issued and outstanding and, therefore, eligible to vote at the Annual Meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, 26,552,935 votes are entitled to be cast at the Annual Meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our Amended and Restated By-laws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares are counted as present at the Annual Meeting if:

●	you are present and vote in person at the Annual Meeting;

●	you have properly submitted a proxy via the Internet, by telephone, or by mail, even if you abstain from voting on one or more matters; or

●

you hold your shares in street name (as discussed under “What is the difference between a shareholder of record and a “street name” holder?” on page 107) and you did not provide voting instructions to your broker and your broker uses its discretionary authority to vote your shares on the ratification of the appointment of our independent registered public accounting firm.

How do I vote my shares by proxy?

Your vote is important. Because most shareholders do not attend the annual meetings in person, it is necessary that a large number be represented by proxy. If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting in either of the following ways:

●	by completing, signing and mailing the proxy card (if you received paper copies of our proxy materials);

●	electronically via the Internet by following the “Vote by Internet” instructions on the enclosed proxy card; or

●	by telephone by following the “Vote by Telephone” instructions on the proxy card.

The Internet voting and telephone procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy via the Internet or by telephone, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card in the enclosed postage-paid envelope to us before the Annual Meeting. If you are an employee and received our 2019 proxy materials electronically via the Internet at your company email address, you will only be able to give a proxy to be voted at the Annual Meeting electronically via the Internet as described under “How do I vote if my shares are held in the 401(k) Retirement Plan, Employee Stock Purchase Plan or other plans of Apogee?” below.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or other nominee how to vote your shares.

If you properly submit your proxy via the Internet, by telephone or return your executed proxy by mail and do not revoke your proxy, it will be voted in the manner you specify.

How do I vote if my shares are held in the 401(k) Retirement Plan, Employee Stock Purchase Plan or other plans of Apogee?

If you hold any shares in our 401(k) Retirement Plan, Employee Stock Purchase Plan or other plans of Apogee, your Internet proxy vote or completed proxy card will serve as voting instructions to the plan trustee. However, your voting instructions must be received by 12:00 p.m. (noon) EST on Friday, January 10, 2020 in order to count. In accordance with the terms of our 401(k) Retirement Plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least two business days prior to the Annual Meeting. If you are a participant in our Employee Stock Purchase Plan, the plan custodian cannot vote your shares unless it receives timely instructions from you.

If you hold shares in our 401(k) Retirement Plan, Employee Stock Purchase Plan or other plans of Apogee and have a company email address, you will receive our 2019 Proxy Statement and 2019 Annual Report to Shareholders electronically at your company email address instead of receiving paper copies of these documents in the mail. The email will provide instructions and a control number to use to provide voting instructions to the plan trustee via the Internet. If you receive our 2019 Proxy Statement and 2019 Annual Report to Shareholders electronically, you may only provide voting instructions to the plan trustee via the Internet and you will not receive a proxy card that can be returned by mail.

If you are an employee who received our 2019 Proxy Statement and 2019 Annual Report to Shareholders electronically and you wish to receive a paper copy of these materials, you should contact:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Mail:	Investor Relations Apogee Enterprises, Inc. 4400 West 78th Street, Suite 520 Minneapolis, Minnesota, 55435

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account in different names or variations of your name. To ensure that all of your shares are voted, if you submit your proxy vote via the Internet or by telephone vote once for each proxy card you received or sign and return each proxy card.

You may prefer to hold your shares in more than one account, and you are welcome to do so. However, some multiple accounts are unintentional and will occur if one stock purchase is made with a middle initial and a subsequent purchase is made without a middle initial. Please contact our Investor Relations Department at IR@apog.com or (877) 752-3432 (telephone) for information on how to merge your accounts.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the meeting. However, even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you hold your shares in street name, you may obtain a “legal proxy” from your bank, broker or other nominee and bring it with you to hand in with a ballot in order to be able to vote your shares at the Annual Meeting. If you choose to vote at the Annual Meeting, you must bring the following: (i) proof of identification, (ii) an account statement or letter from the bank, broker or other nominee indicating that you are the beneficial owner of the shares and (iii) a signed proxy from the shareholder of record giving you the right to vote the stock. The account statement or letter must show that you were the beneficial owner of the shares on November 20, 2019, the record date for the Annual Meeting.

If you are a participant in our 401(k) Retirement Plan, Employee Stock Purchase Plan or other plans of Apogee, you may submit a proxy vote as described above, but you may not vote your plan shares in person at the Annual Meeting.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote on each nominee to our Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the remaining proposals.

If you submit your proxy but ABSTAIN from voting or WITHHOLD authority to vote on one or more proposals, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Annual Meeting for the purpose of calculating the vote on the particular matter from which you abstained from voting or withheld authority to vote.

If you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote against that proposal. We will not count a vote to WITHHOLD authority as either for or against the election of director nominees, so voting to WITHHOLD authority has no effect on the election of a director; however, if a majority of shares that are voted at the Annual Meeting are designated WITHHOLD authority with respect to the election of any particular director nominee, then such director nominee shall offer his or her resignation to our Nominating and Corporate Governance Committee for its consideration, as described under “What vote is required for the election of directors or for a proposal to be approved?” on page 102.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be considered “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the New York Stock Exchange. Your broker or other nominee has discretionary authority to vote your shares on the ratification of our independent registered public accounting firm (Proposal 11), even if your broker or other nominee does not receive voting instructions from you. Your broker or other nominee does not have discretionary authority to vote your shares on the any other proposals if your broker or other nominee does not receive voting instructions from you.

Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be represented at the Annual Meeting for purposes of calculating the vote with respect to matters on which your broker or other nominee does not have discretionary authority to vote your shares. As a result, broker non-votes will have no effect on proposals subject to approval by a plurality or a majority of shares present and entitled to vote at the Annual Meeting in person or by proxy (Proposals 1 through 4 and Proposals 10 through 11). Broker non-votes will have the effect of votes against proposals that are subject to approval by a 80% of the outstanding shares (Proposals 5 through 9).

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc., our tabulating agent, will tabulate the votes and act as independent inspector of election.

What if I do not specify how I want my shares voted?

If you submit your proxy via the Internet or a signed proxy card and do not specify how you want to vote your shares, we will vote your shares FOR all nominees and proposals. As of the date of this proxy statement, we know of no other matters that will be presented for a shareholder vote at the Annual Meeting. If any other matters properly come before the Annual Meeting for a shareholder vote, they will be voted in the discretion of the persons named in the proxy.

Can I change my vote after submitting my proxy or voting instructions?

Yes. If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:

●	by sending a written notice of revocation to our Corporate Secretary;

●	by submitting a later-dated proxy to our Corporate Secretary;

●	by submitting a later-dated proxy via the Internet;

●	by submitting a later-dated proxy by telephone; or

●	by voting in person at the meeting.

If you hold your shares in street name, you should contact your broker, bank, trust or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

If you hold shares in our 401(k) Retirement Plan, Employee Stock Purchase Plan or other plans of Apogee, you may revoke your proxy and change your voting instructions at any time, but no later than 12:00 p.m. (noon) EST on Friday, January 10, 2020, in any of the following ways:

●	by sending a written notice of revocation to the plan trustee or plan custodian;

●	by submitting a later-dated voting instruction or proxy to the plan trustee or plan custodian;

●	by submitting a later-dated voting instruction or proxy via the Internet; or

●	by submitting a later-dated voting instruction by telephone.

How can I attend the meeting?

In order to attend the Annual Meeting, you may be asked to present valid government-issued picture identification, such as a driver’s license or passport, and proof of stock ownership, before being admitted. If you hold your shares in street name through a broker, bank, trust or other nominee, you may also be required to present a statement reflecting your stock ownership as of the record date.

How can a shareholder get a copy of the Company’s 2019 Annual Report on Form 10-K?

Shareholders who wish to obtain additional copies of our 2019 Annual Report to Shareholders on Form 10-K may do so without charge by contacting us through one of the following methods:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Mail:	Investor Relations Apogee Enterprises, Inc. 4400 West 78th Street, Suite 520 Minneapolis, Minnesota, 55435

How do I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to view the proxy materials for the Annual Meeting on the Internet.

Our 2019 proxy statement and 2019 Annual Report to Shareholders, including our Annual Report on Form 10-K, are available at www.proxyvote.com.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate someone a proxy, you may also direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Three of our executive officers, Joseph F. Puishys,    James S. Porter and Patricia A. Beithon, have been designated as the proxies for shareholders voting on the enclosed proxy card at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by the broker, bank, trust or other nominee. Please refer to “How do I vote my shares by proxy?” on pages 103 – 104.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers and other nominees for forwarding proxy materials to the beneficial owners of our shares.

We are soliciting proxies primarily by mail and email. In addition, some of our officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or email. These individuals will receive no additional compensation for these services.

How can a shareholder recommend or nominate a director candidate?

Our Nominating and Corporate Governance Committee considers recommendations of director candidates. A shareholder who wishes to recommend a director candidate to our Nominating and Corporate Governance Committee for nomination by our Board of Directors at our next annual meeting, or for vacancies on our Board of Directors that arise between meetings, must provide our Nominating and Corporate Governance Committee with sufficient written documentation to permit a determination by our Nominating and Corporate Governance Committee and our Board of Directors as to whether such candidate meets the required and desired director selection criteria set forth in our Corporate Governance Guidelines and the factors discussed under the heading “Criteria for Membership on Our Board of Directors,” above. Such documentation and the name of the director candidate must be sent by U.S. mail to our Corporate Secretary at Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, MN 55435, no later than February 26, 2020. Our Corporate Secretary will send properly submitted shareholder recommendations to the Chair of our Nominating and Corporate Governance Committee for consideration at a future committee meeting.

Director candidates recommended by shareholders in compliance with these procedures and who meet the criteria outlined above will be evaluated by our Nominating and Corporate Governance Committee in the same manner as nominees proposed by other sources.

Alternatively, shareholders may directly nominate a person for election to our Board of Directors at a future annual meeting by complying with the procedures set forth in our Amended and Restated By-laws and the rules and regulations of the SEC. Our Amended and Restated By-laws are available on our website at www.apog.com by clicking on “Investors,” select “Governance,” then “By-laws.”

Shareholders who wish to nominate a director candidate for the 2020 Annual Meeting should submit the advance notice, along with other required information, to our Corporate Secretary at Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, MN 55435, no later than February 26, 2020.

How can a shareholder present a proposal at the 2020 Annual Meeting of Shareholders?

Any shareholder wishing to have a proposal considered for inclusion in our proxy statement for our 2020 Annual Meeting of Shareholders must submit the proposal in writing to our Corporate Secretary at Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, MN 55435 in accordance with all applicable rules and regulations of the SEC, including Rule 14a-8, no later than January 20, 2020.

Under our Amended and Restated By-laws, a shareholder proposal not included in our proxy statement for the 2020 annual meeting of shareholders is untimely and may not be presented in any manner at the 2020 annual meeting of shareholders unless the shareholder wishing to make the proposal follows the notice procedures set forth in our Amended and Restated By-laws. Any such shareholder proposals for the 2020 annual meeting of shareholders must be in the form and substance required by the Amended and Restated By-laws and must be submitted to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 26, 2020.

How can I communicate with our Board of Directors?

Subject to reasonable constraints of time, topics and rules of order, you may direct comments to or ask questions of our Chair of the Board or Chief Executive Officer during the Annual Meeting. In addition, you may communicate directly with any director by writing to:

Apogee Directors Apogee Enterprises, Inc. 4400 West 78th Street, Suite 520 Minneapolis, Minnesota 55435 Attention: Corporate Secretary Directors@apog.com

Our Corporate Secretary will promptly forward to our Board of Directors or the individually named directors all relevant written communications, as specified in our Corporate Governance Guidelines, received at the above addresses.

What is “householding” of proxy materials?

The SEC rules allow a single copy of the proxy statement and Annual Report to Shareholders for the fiscal year ended March 2, 2019 to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household Apogee notices, proxy statements and annual reports, delivering single copies of such documents to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement and annual report, or if you are receiving multiple copies of documents and wish to receive only one, please notify your broker. We will promptly deliver upon written or oral request a separate copy of our proxy statement and/or Annual Report to Shareholders for the fiscal year ended March 2, 2019 to a shareholder at a shared address to which a single copy of any such document was delivered. For copies of these documents, shareholders should write to our Investor Relations Department at the address listed above, or call (877) 752-3432.

By Order of the Board of Directors, Patricia A. Beithon General Counsel and Corporate Secretary
Dated: December [__], 2019

APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

APOGEE ENTERPRISES, INC.

January 14, 2020

ARTICLE I

NAME OF CORPORATION

The name of this Corporation shall be APOGEE ENTERPRISES, INC.

ARTICLE II

PURPOSES OF CORPORATION

The Corporation shall have general business purposes and the nature of the business, objects and purposes of the Corporation shall include but not be limited to the following:

(1) To engage in and furnish business management services and render consulting services in the fields of business administration, finance, production, personnel, labor relations, marketing, sales, advertising, accounting, purchasing, mergers, acquisitions, and diversification programs and generally engage in and conduct a business management and consultant business.

(2) To acquire, own, hold, manage and operate either separately or as part of the business of this Corporation, other businesses, firms, corporations or enterprises.

(3) To acquire, hold, pledge, vote, sell and dispose of shares, bonds, securities and other evidences of indebtedness of any person or domestic or foreign corporation, firm or government, whether for the purpose of investment of the funds of this Corporation or for the purpose of exercising control or management over the affairs of other persons, firms or corporations, or for both purposes.

(4) To purchase, lease or otherwise acquire, to own, hold, manage, operate or employ, to mortgage, pledge, or otherwise encumber, and to sell, let, exchange or otherwise dispose of real property or personal property or mixed real and personal property.

(5) To enter into partnerships, joint ventures, and agreements of all kinds with other persons, firms, partnerships and corporations.

(6) To borrow money and secure credit upon such terms and security as may be deemed necessary or appropriate, to pledge or mortgage any or all of the assets of the Corporation to secure such loan or credit.

(7) To make any guarantee respecting securities, indebtedness, dividends, interests, contracts, or other obligations, so far as it may be permitted by law.

(8) To do any and all other acts and things, in addition to those enumerated and specified above, which may be advantageous, necessary, expedient or convenient to the conduct of the business or the attainment of the purposes of the Corporation.

The foregoing clauses and statement of purposes shall also be a statement of powers of this Corporation, but the declaration of purposes and powers herein set forth shall not be deemed to limit or restrict in any manner the powers of this Corporation, which shall possess all of the powers bestowed upon or permitted to it by law which are not inconsistent with those set forth herein.

ARTICLE III

REGISTERED OFFICE

The location and post office address of its registered office in this state is Suite 520, 4400 West 78th Street, Minneapolis, Minnesota 55435.

ARTICLE IV

CAPITAL STOCK

4.01.  Authorized Shares.* The aggregate number of shares of stock which this Corporation shall have the authority to issue is 50,000,000 shares. Unless otherwise established by a resolution of the Board of Directors fixing the rights and preferences of a class or a series of shares, the shares of stock of this Corporation shall have a par value of $.33-1/3 per share.

4.02.  Classes or Series of Shares. The Board of Directors may, from time to time, establish by resolution different classes or series of shares and may fix the rights and preferences of said shares in any class or series.

4.03.  Issuing Shares Between Classes or Series of Shares. The Board of Directors shall have the authority to issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

4.04.  No Pre-emptive Rights. No shareholder of the Corporation shall have any pre-emptive rights.

4.05.  No Cumulative Voting Rights. No shareholder shall be entitled to any cumulative voting rights.

4.06.  Preferred Stock. The foregoing authority of the Board of Directors shall include, without limitation, the specific authority from time to time to issue one or more series of preferred stock having such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issue of such stock.

The Board of Directors may in the resolution or resolutions providing for the issue of the preferred stock or of any series thereof:

1.  Make any such preferred stock or any series thereof subject to redemption at such time or times and at such price or prices as shall be provided in such resolution or resolutions.

*Amended and restated to incorporate the Articles of Correction dated September 29, 1994.

2.  Establish the dividends that the holders thereof shall be entitled to receive at such rates, on such conditions and at such times as shall be stated in such resolution or resolutions payable in preference to, or in such relation to, the dividends payable on any other class or classes or of any other series of stock, and cumulative or non-cumulative as shall be so stated and expressed.

3.  Provide such rights upon the dissolution of, or upon any distribution of the assets of the Corporation, to the holders of such preferred stock or any series thereof as shall be stated and expressed in such resolution or resolutions.

4.  Make the preferred stock or any series thereof convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series thereof, of the corporation at such price or prices or at such rates of exchange and with such adjustments as shall be stated in such resolution or resolutions.

5.  Provide for any other rights, preferences and, if voting, the number of votes per share.

4.07.  Options and Warrants. The foregoing authority of the Board of Directors shall also include, without limitation, the power at any time, and from time to time (without any action by the shareholders) in the name and on behalf of this corporation to grant rights, options and warrants, to run for any period of time, to purchase from this corporation any shares of any class of its stock upon such price, terms and conditions as the Board of Directors in its sole discretion shall determine, except as otherwise specifically limited by these Articles of Incorporation.

ARTICLE V

BOARD OF DIRECTORS

5.01.  Classified Board. The government of the Corporation and the management of its affairs shall be vested in the Board of Directors. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office. At the 1986 annual meeting of shareholders, the directors shall be divided into three classes (which at all times shall be as nearly equal in number as possible), with the term of office of the first class to expire at the 1987 annual meeting of shareholders, the term of office of the second class to expire at the 1988 annual meeting of shareholders and the term of office of the third class to expire at the 1989 annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. If the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible. No decrease in the number of directors shall shorten the term of any incumbent director. Any vacancies in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the directors then in office, though less than a quorum, and any such director so elected shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which the Director has been elected expires. Directors shall continue in office until others are chosen and qualified in their stead.

5.02.  Required Vote for Election of Directors. Subject to the next sentence of this Section 5.02 and to the rights, if any, of the holders of one or more classes or series of preferred shares voting separately by class or series to elect directors in accordance with the terms of such class or series of preferred shares, at all meetings of the shareholders at which directors are to be elected, a nominee for director shall only be elected by the vote of a majority of the votes cast with respect to such nominee by the shareholders entitled to vote and present in person or represented by proxy at a meeting duly called and held for such purpose and at which a quorum is present. If any nominee is running in a contested election, then the nominee or other candidate receiving a plurality of the votes cast in his or her favor by the shareholders entitled to vote and present in person or represented by proxy at a meeting duly called and held for such purpose and at which a quorum is present shall be elected. For the avoidance of doubt, shares that are not voted in favor or against a nominee (i.e., shares that are designated as abstentions, authority withheld or with no voting direction given) shall not be deemed cast for purposes of calculating the vote for a nominee.

A contested election is one in which (a) as of the last day for delivery of a notice under the third sentence of Section 1.09 of the Company’s Amended and Restated By-laws (“By-laws”), a shareholder has complied with the requirements of Section 1.09 of the By-laws regarding one or more nominees, in each case, as such Section 1.09 may be modified, amended or otherwise altered or replaced from time to time; and (b) prior to the date that notice of the meeting is given, the Board of Directors has not made a determination that none of the nominees of the shareholder creates a bona fide election contest. For purposes of this Section 5.02, it is assumed that, as of the last day for delivery of a notice under Section 1.09 of the By-laws (as such Section 1.09 may be modified, amended or otherwise altered or replaced from time to time), the Board of Directors has nominated a candidate for each of the director positions to be voted on at the meeting.

If any nominee for director in an uncontested election is not elected and the nominee is an incumbent director, that director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors (or such other duly constituted committee of the Board of Directors then-authorized to make a recommendation, “Nominating and Governance Committee”) will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation.

If a director’s resignation is accepted by the Board of Directors pursuant to this Section 5.02, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 5.01 or may decrease the size of the Board of Directors in accordance with applicable law.

Notwithstanding anything to the contrary contained in these Articles of Incorporation (including in this Article V), the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors and present at a meeting of shareholders, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or to repeal Section 5.02 of this Article V.

5.03. Removal~~.** Any director may be removed from office as a director (1) by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class and only for cause, or (2) by a majority of the Directors then in office with or without cause.~~ Any director may be removed from office as a director (1) by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors and present at a meeting of shareholders, voting together as a single class, and only for cause, or (2) by a majority of the directors then in office, with or without cause.

5.04. Amendment~~.** Notwithstanding anything contained in these Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article V.~~ (1) The affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal Section 5.01 of this Article V and (2) the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors and present at a meeting of shareholders, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal any Section of this Article V other than Section 5.01 of this Article V.

ARTICLE VI

BOARD OF DIRECTORS EVALUATION OF

NON-MONETARY FACTORS FOR ACQUISITIONS

The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation or (c) purchase or acquire all, or substantially all, of the properties and assets of the Corporation, shall, in connection with the exercise of their judgment in determining what is in the best interest of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the following:

(1) The business and financial condition and earnings prospects of the party making the offer including, but not limited to, debt service and other existing or likely financial obligations of the party making the offer and the possible effect of such conditions upon the Corporation and its subsidiaries and the communities in which the Corporation and its subsidiaries operate or are located.

(2) The competence, experience and integrity of the party making the offer and its or their management.

(3) The interests of the shareholders of this Corporation in maintaining the Corporation as a continuing, independent business.

In evaluating acquisition proposals, the Board of Directors may retain special outside legal counsel, investment banking firms, special accounting firms and such other experts as they, in their discretion, deem necessary or appropriate to assist them in their evaluation of the transaction, all at the expense of the Corporation.

** Sections 5.02 and 5.03 will not be renumbered if Proposal 5 is not adopted.

ARTICLE VII

FAIR PRICE AND SUPER-MAJORITY VOTE

FOR BUSINESS COMBINATIONS

7.01. Vote Required for Certain Business Combinations.

1.  Higher Vote for Certain Business Combinations.  In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 7.02 of this Article VII:

(a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder (as hereinafter defined) or (ii) any other Corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

(b) any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1 million or more; or

(c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to an Interested Shareholder or any Affiliate of an Interested Shareholder having an aggregate Fair Market Value of $1 million or more; or

(d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

(e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

2.  Definition of “Business Combination.”  The term “Business Combination” as used in this Article VII shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of Paragraph 1 of this Section 7.01 of Article VII.

7.02. When Higher Vote is Not Required.  The provisions of Section 7.01 of this Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all the conditions specified in either of the following Paragraphs 1 or 2 are met:

1.  Approval of Disinterested Directors. The Business Combination shall have been approved by a majority of the total number of Disinterested Directors (as hereinafter defined).

2.  Price and Procedural Requirements. All of the following conditions shall have been met:

(a)  The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

(i)      (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of the Company’s common stock acquired by it (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher; and

(ii) the Fair Market Value per share of the Company’s common stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article VII as the “Determination Date”), whichever is higher.

(b)  The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (b) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

(i)      (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher; and

(ii)      (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

(c)  The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for the shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

(d)  After such Interested Shareholder has become an Interested Shareholder and prior to the Consummation Date: (i) except as approved by a majority of the total number of Disinterested Directors, there shall have been no failure to declare and pay on the regular date therefore any full quarterly dividends (whether or not cumulative) on the outstanding preferred stock of the Corporation; (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the total number of Disinterested Directors, and (y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure as to increase such annual rate is approved by a majority of the total number of Disinterested Directors; and (iii) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

(e)  After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(f)  A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

(g)  The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Shareholder prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares of such Voting Stock in compliance with Paragraphs 2(a), (b) and (c) of this Section 7.02 (provided, however, that the failure of any such holders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this Paragraph 2(g) from being satisfied.

7.03. Certain Definitions. For the purpose of this Article VII the following terms shall be deemed to have the meanings specified below:

1.  The term “person” shall mean any individual, firm, corporation or other entity.

2.  The term “Interested Shareholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:

(a)  is the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

(b)  is an Affiliate (as hereinafter defined) of the Corporation and at any time within the two-year period immediately prior to the Consummation Date or the Announcement Date was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

(c)  is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the Consummation Date or the Announcement Date in question beneficially owned by any Interested Shareholder if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

3.  A person shall be deemed a “beneficial owner” of any Voting Stock:

(a)  which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(b)  which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

(c)  which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

4.  For the purpose of determining whether a person is an Interested Shareholder pursuant to Paragraph 2 of this Section 7.03 of this Article VII, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph 3 of this Section 7.03 of this Article VII but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

5.  The terms “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, in effect on April 1, 1986.

6.  The term “Subsidiary” shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph 2 of this Section 7.03 of this Article VII, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

7.  The term “Fair Market Value” shall mean: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., National Market System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the total number of Disinterested Directors in good faith, in each case with respect to any class of such stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the total number of Disinterested Directors in good faith.

8.  In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in clauses (a) and (b) of Paragraph 2 of Section 7.02 of this Article VII shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

9. The term “Disinterested Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Shareholder and who was a member of the Board of Directors prior to the Determination Date, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of the total number of Disinterested Directors then on the Board of Directors.

10.  References to “highest per share price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

11.  The term “Announcement Date” shall mean the date of the first public announcement by the Company of the proposed Business Combination.

12.  The term “Consummation Date” shall mean the date on which the transactions described in any Business Combination are complete.

7.04.  Powers of the Board of Directors. A majority of the Board of Directors of the Corporation shall have the power and duty to determine for purpose of this Article VII, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Shareholder. Once the Board of Directors has made a determination, pursuant to the preceding sentence, that a person is an Interested Shareholder, a majority of the total number of Directors of the Corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article VII, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article VII, including, without limitation, (a) the number of shares of Voting Stock beneficially owned by any person, (b) whether a person is an Affiliate or Associate of another, (c) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1 million or more and (d) whether all of the applicable conditions set forth in Paragraph 2 of Section 7.02 of this Article VII have been met with respect to any Business Combination. Any determination pursuant to this Section 7.04 of this Article VII made in good faith shall be binding and conclusive on all parties.

7.05.  No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article VII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

7.06.  Amendment, Repeal, Etc. Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VII of these Articles of Incorporation.

ARTICLE VIII

PREVENTION OF GREENMAIL

[INTENTIONALLY OMITTED]

~~8.01. Anti-Greenmail~~. ~~Any purchase or other acquisition, directly or indirectly, in one or more transactions, by the Corporation or any Subsidiary (as hereinafter defined) of the Corporation of any share of Voting Stock (as hereinafter defined) or any Voting Stock Right (as hereinafter defined) known by the Corporation to be beneficially owned by any Interested Shareholder (as hereinafter defined) who~~

~~has beneficially owned such security or right for less than two years prior to the date of such purchase shall, except as hereinafter expressly provided, require the affirmative vote of at least 80% of all votes entitled to be cast by the holders of the Voting Stock voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition by the Corporation or any of its Subsidiaries of Voting Stock or Voting Stock Rights purchased at or below Fair Market Value (as hereinafter defined) and made as part of a tender or exchange offer on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder or in a Public Transaction (as hereinafter defined).~~

~~8.02.  Definitions. For purposes of this Article VIII:~~

~~1. The terms “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 1, 1986.~~

~~2. A person shall be a “beneficial owner” of any Voting Stock or Voting Stock Right:~~

~~(A)  which such person or any of its Affiliates or Associates (as hereinabove defined) beneficially owns, directly or indirectly; or~~

~~(B)  which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) any right to vote pursuant to any agreement, arrangement or understanding; or~~

~~(C)  which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Corporation or any of its Subsidiaries.~~

~~(D)  For the purposes of determining whether a person is an Interested Shareholder, the relevant class of securities outstanding shall be deemed to include all such securities of which such person is deemed to be the “beneficial owner” through application of this subparagraph 3, but shall not include any other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, but are not yet issued.~~

~~3.  “Fair Market Value” means, for any share of Voting Stock or any Voting Stock Right, the average of the closing sale prices during the 90-day period immediately preceding the repurchase of such Voting Stock or Voting Stock Right, as the case may be, on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if such Voting Stock or Voting Stock Right, as the case may be, is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such Voting Stock or Voting Stock Right, as the case may be, is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such Voting Stock or Voting Stock Right, as the case may be, is listed, or if such Voting Stock or Voting Stock Right, as the case may be, is not listed on any such exchange, the average of the closing sale price with respect to a share of such Voting Stock or Voting Stock Right, as the case may be, during the 90-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc., National Market System or any system then in use or, if no such quotations are available, the Fair Market Value on the date in question of a share of such Voting Stock or Voting Stock Right, as the case may be, as determined by the Board of Directors in good faith.~~

~~4. “Interested Shareholder” shall mean any person (other than (i) the Corporation, (ii) any of its Subsidiaries, (iii) any benefit plan or trust of or for the benefit of the Corporation or any of its Subsidiaries, or (iv) any trustee, agent or other representative of any of the foregoing) who or which:~~

~~(A) is the beneficial owner, directly or indirectly, of more than 5% of any class of Voting Stock (or Voting Stock Rights with respect to more than 5% of any such class); or~~

~~(B) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 5% of any class of Voting Stock (or Voting Stock Rights with respect to more than 5% of any such class); or~~

~~(C) is an assignee of or has otherwise succeeded to any shares of any class of Voting Stock (or Voting Stock Rights with respect to more than 5% of any such class) which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, unless such assignment or succession shall have occurred pursuant to any Public Transaction or a series of transactions including a Public Transaction.~~

~~5. A “person” shall mean any individual, firm, corporation or other entity (including a “group” within the meaning of Section 13(d) of the Exchange Act).~~

~~6. A “Public Transaction” shall mean any (i) Purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (ii) open market purchases of shares if, in either such case, the price and other terms of sale are not negotiated by the purchaser and seller of the beneficial interest in the shares.~~

~~7. The term “Subsidiary” shall mean any Corporation of which at least a majority of the outstanding securities having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) is at the time owned or controlled directly or indirectly by the Corporation or one or more Subsidiaries or by the Corporation and one or more Subsidiaries.~~

~~8. The term “Voting Stock” shall mean stock of all classes and series of the Corporation entitled to vote generally in the election of directors.~~

~~9. The term “Voting Stock Right” shall mean any security convertible into, and any warrant, option or other right of any kind to acquire beneficial ownership of, any Voting Stock, other than securities issued pursuant to any of the Corporation’s employee benefit plans.~~

~~8.03. Power of Director~~. ~~A majority of the Board of Directors shall have the power and duty to determine for the purposes of this Article VIII, on the basis of information known to it after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including without limitation,~~

~~1. whether:~~

~~(A)  a person is an Interested Shareholder;~~

~~(B)  any Voting Stock and Voting Stock Right is beneficially owned by any person;~~

~~(C)  a person is an Affiliate or Associate of another;~~

~~(D)  a transaction is a Public Transaction; and~~

~~2. the Fair Market Value of any Voting Stock or Voting Stock Right.~~

~~8.04. Amendment, Repeal, Etc. Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VIII of these Articles of Incorporation~~. 8.04. Amendment, Repeal, Etc.*** Notwithstanding any other provision of these Articles of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of a majority of the outstanding Voting Stock present at a meeting of shareholders, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VIII of these Articles of Incorporation.

ARTICLE IX

AMENDMENT

These articles may be amended at a regular meeting of the shareholders or at any special meeting called for that express purpose by the affirmative vote of the holders of the majority of the outstanding capital stock of the Corporation, except for amendments to specific Articles herein which specify a greater percentage.

*** Section 8.04 will only be amended as shown if Proposal 8 is not adopted.

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

APOGEE ENTERPRISES, INC.

I, William G. Gardner, Secretary of Apogee Enterprises, Inc., a corporation organized and existing under the Business Corporation Act of the State of Minnesota (hereinafter referred to as the “Corporation”), in accordance with the provisions of Section 302A.401 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors” or the “Board”) by the Restated Articles of Incorporation of the corporation, the Board of Directors on October 19, 1990, adopted the following resolution creating a series of two hundred thousand (200,000) preferred shares of par value of $1.00 per share designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Restated Articles of Incorporation of the Corporation, a series of preferred stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the relative rights and preferences of the shares of such series, are as follows:

Section 1.    Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Junior Preferred Stock”) and the number of shares constituting the Series A Junior Preferred Stock shall be two hundred thousand (200,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Preferred Stock.

Section 2.    Dividends and Distributions.

(A)   Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock, in preference to the holders of Common Stock, par value $.33 1/3 (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Preferred Stock. In the event the Corporation shall at any time after October 19, 1990, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Preferred Stock shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights. The holders of shares of Series A Junior Preferred Stock shall have the following voting rights:

(A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after October 19, 1990, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of preferred stock or any similar stock, or by law, the holders of shares of Series A Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A)  Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation, or any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Preferred Stock shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except distributions made ratably on the Series A Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after October 19, 1990, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under clause (1)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after October 19, 1990, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Junior Preferred Stock shall not be redeemable.

Section 9. Rank. The Series A Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s preferred stock.

Section 10. Fractional Shares. Series A Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and to have benefit of all other rights of holders of Series A Junior Preferred Stock.

Section 11. Amendment. The Restated Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Junior Preferred Stock, voting together as a single class.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation, Preferences and Rights on behalf of the Corporation this 31st day of October, 1990.

/s/ William G. Gardner

William G. Gardner
Secretary

APPENDIX B

APOGEE ENTERPRISES, INC.

2019 STOCK INCENTIVE PLAN

Section 1.    Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining management personnel capable of providing strategic direction to, and assuring the future success of, the Company, to offer such personnel and other employees, as determined by the Committee from time to time, incentives to put forth maximum efforts for the success of the Company’s business and an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such personnel with the Company’s shareholders.

Section 2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 10% or more of the shares of Common Stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(b) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in electronic medium) executed in accordance with the requirements of Section 9(b).

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change-in-Control” shall mean:

(ii) a change-in-control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or successor provision thereto, whether or not the Company is then subject to such reporting requirement including, without limitation, any of the following events:

(A) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities, or other property, other than a merger of the Company in which all or substantially all of the holders of the Company’s Common Stock immediately prior to the consolidation or merger own more than 65% of the common stock of the surviving corporation immediately after the merger in the same relative proportions as their ownership of the Company’s Common Stock immediately prior to the consolidation or merger;

(B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

(C) any reorganization, reverse stock split, or recapitalization of the Company which would result in a Change-in-Control; or

(D) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

(ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(iii) the Continuing Directors cease to constitute a majority of the Company’s Board.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h) “Committee” shall mean the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3.

(i) “Common Stock” shall mean shares of common stock, $.33-1/3 par value, of the Company.

(j) “Company” shall mean Apogee Enterprises, Inc., a Minnesota corporation, and any successor corporation.

(k) “Continuing Director” shall mean any person who is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board on the date of the applicable Award Agreement or (B) subsequently becomes a member of the Board, if such person’s initial nomination for election or initial election to the Board is recommended or approved by a majority of the Continuing Directors. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(l) “Director” shall mean a member of the Board.

(m) “Disability” shall mean any physical or mental condition which would qualify an Eligible Person for a disability benefit under any long-term disability plan maintained by the Company or any Affiliate.

(n) “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(o) “Eligible Person” shall mean any employee, officer, consultant or independent contractor providing services to the Company or any Affiliate (or any person to whom an offer of employment or engagement with the Company or an Affiliate is extended). An Eligible Person must be a natural person.

(p) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

(q) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares as reported on the NASDAQ Global Select Market on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market is open for trading.

(r) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(s) “Non-Employee Director” shall mean a Director who is not also an employee of the Company or an Affiliate.

(t) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(u) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(v) “Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

(w) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(x) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(y) “Plan” shall mean this Apogee Enterprises, Inc. 2019 Stock Incentive Plan, as amended from time to time.

(z) “Prior Stock Plan” shall mean the Apogee Enterprises, Inc. 2009 Stock Incentive Plan, as amended.

(aa) “Qualifying Termination” shall mean an Eligible Person’s termination of service under circumstances that are materially adverse to the Eligible Person (e.g., involuntary termination without cause or a voluntary resignation due to material adverse change in employment conditions).

(bb) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(cc) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(dd) “Retirement” shall mean an Eligible Person’s termination of service at or after attainment of age sixty-five (65) under such circumstances determined to constitute retirement by the Committee in its sole discretion.

(ee) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(ff) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(gg) “Shares” shall mean shares of Common Stock or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(hh) “Specified Employee” shall mean a specified employee as defined in Code Section 409A(a)(2)(B) or applicable proposed or final regulations under Code Section 409A.

(ii) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.     Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:

(i) designate Participants;

(ii) determine the type or types of Awards to be granted to each Participant under the Plan;

(iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award;

(iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award;

(v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Sections 6 and 7;

(vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations under Sections 6 and 7;

(vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash or Shares, canceled, forfeited or suspended;

(viii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A and Section 6;

(ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

(x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors and may authorize one or more officers of the Company to grant Awards under the Plan, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan with regard to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act, and such delegation shall otherwise comply with applicable law and exchange requirements.

(c) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or applicable law or exchange requirements.

Section 4.    Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal 1,150,000. The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4(b) below. On and after shareholder approval of this Plan, no awards shall be granted under the Prior Stock Plan, but all outstanding awards previously granted under the Prior Stock Plan shall remain outstanding and subject to the terms of the Prior Stock Plan.

(b) Counting Shares. Except as set forth below in this Section 4(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i) Shares Added Back to Reserve. Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii) Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section 4(b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares granted as a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii) Cash Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv) Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be rounded down to the nearest whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d) Annual Limitation on Grants of Awards. No Eligible Person who is an employee or officer may be granted any Award or Awards for more than 200,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. No Eligible Person who is a consultant or independent contractor may be granted any Award or Awards for more than 30,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

Section 5.    Eligibility.

Any Eligible Person, including any Eligible Person who is an officer of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company, previous Awards received by such Eligible Person (whether under the Plan or a predecessor plan of the Company), or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.    Awards.

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The exercise price per Share exercisable under an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate an exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than ten (10) years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised within the Option term, either in whole or in part, and the method of exercise, except that any exercise price tendered shall be in either cash, Shares or combination thereof having a Fair Market Value on the exercise date equal to the applicable exercise price, as determined by the Committee.

(A) Promissory Notes. For avoidance of doubt, the Committee may not accept a promissory note as consideration.

(B) Net Exercises. The terms of any Option may be written to permit the Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A) The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B) All Incentive Stock Options must be granted within ten (10) years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

(D) The exercise price per Share for an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, the exercise price per Share exercisable under an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the ten (10) year maximum term in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a minimum period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions, subject to the minimum vesting requirements in Section 6(f). Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(d).

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(d) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash or Shares as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied or lapsed.

(e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(e) shall contain a purchase right or an option like exercise feature.

(f) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Limits on Transfer of Awards. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such

Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, the Committee may permit the transfer of an Award, other than a fully vested and unrestricted Share, to family members if such transfer is for no value and in accordance with the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(iv) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(v) Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any repricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) cancelling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Other Stock-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.

(vi) Minimum Vesting. No Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance-based objectives, exercise and vesting restrictions cannot lapse earlier than the one-year anniversary measured from the commencement of the period over which performance is evaluated); provided, however, that the Award Agreement by its terms may permit acceleration or waiver of the minimum restrictions solely upon the Participant’s death, Disability, Retirement or Qualifying Termination. Notwithstanding the foregoing:

(A) A maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan may be issued as Awards that do not comply with the applicable one-year minimum exercise and vesting requirements and limited exceptions set forth above. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 4 of this Plan apply.

(B) Nothing in this Section 6 shall limit the authority of the Committee to amend or modify any Award to accelerate the vesting or the exercisability of any Award or the lapse of any restrictions relating to any Award (except where expressly limited in Section 6(f)(vii)).

(vii) Limits on Acceleration or Waiver of Restrictions for Change-in-Control Transactions. No Award Agreement shall, by operation of its terms, accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company unless such transaction constitutes a Change-in-Control and unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) the Change-in-Control.

(viii) Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change-in-Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change-in-Control, disability or separation from service meet the definition of a change-in-control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.    Amendment and Termination; Corrections.

(a) Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendments to the Plan or an Award that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to the Plan or Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to not impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof).

(b) Amendments Requiring Shareholder Approval. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of shareholders of the Company, except that prior approval of the shareholders of the Company shall be required for any amendment to the Plan or an Award that would:

(i) require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Global Select Market or any other securities exchange that are applicable to the Company;

(ii) increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6 of the Plan;

(iv) permit the award of Options or Stock Appreciation Rights at a price less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan;

(v) increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a) and Section 6(b); or

(vi) increase the number of shares subject to the limitations contained in Section 4(d) of the Plan.

(c) Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(c) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i) either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(c)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii) that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) that the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv) that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

(d) Correction of Defects, Omissions and Inconsistencies. The Committee may, without prior approval of the shareholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.     Income Tax Withholding.

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.     General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c) No Rights of Shareholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(d)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 10.    Clawback or Recoupment.

In addition to such forfeiture and/or penalty conditions as specified in any Award Agreement, Awards under this Plan shall be subject to forfeiture or other penalties pursuant any clawback or similar recoupment policy as may be established or amended from time to time.

Section 11.    Effective Date of the Plan.

The Plan was adopted by the Board on June 26, 2019. The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on [January 14, 2020] and the Plan shall be effective as of the date of such shareholder approval. On and after shareholder approval of the Plan, no awards shall be granted under the Prior Stock Plan, but all outstanding awards previously granted under the Prior Stock Plan shall remain outstanding and subject to the terms of the Prior Stock Plan.

Section 12.    Term of the Plan.

No Award shall be granted under the Plan, and the Plan shall terminate, on June 26, 2029 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Adopted by Board June 26, 2019, subject to shareholder approval

Approved by shareholders on January 14, 2020

APPENDIX C

APOGEE ENTERPRISES, INC.

2019 NON-EMPLOYEE DIRECTOR STOCK PLAN

Section 1.    Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining Non-Employee Directors capable of providing strategic direction to, and assuring the future success of, the Company, to encourage such Non-Employee Directors to put forth maximum efforts for the success of the Company’s business and an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such Non-Employee Directors with the Company’s shareholders.

Section 2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 10% or more of the shares of Common Stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(b) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Dividend Equivalent granted under the Plan.

(d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in electronic medium) executed in accordance with the requirements of Section 7(b).

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change-in-Control” shall mean:

(i) a change-in-control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or successor provision thereto, whether or not the Company is then subject to such reporting requirement including, without limitation, any of the following events:

(A) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities, or other property, other than a merger of the Company in which all or substantially all of the holders of the Company’s Common Stock immediately prior to the consolidation or merger own more than 65% of the common stock of the surviving corporation immediately after the merger in the same relative proportions as their ownership of the Company’s Common Stock immediately prior to the consolidation or merger;

(B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

(C) any reorganization, reverse stock split, or recapitalization of the Company which would result in a Change-in-Control; or

(D) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

(ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(iii) the Continuing Directors cease to constitute a majority of the Company’s Board.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h) “Committee” shall mean the Nominating and Corporate Governance Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3.

(i) “Common Stock” shall mean shares of common stock, $.33-1/3 par value, of the Company.

(j) “Company” shall mean Apogee Enterprises, Inc., a Minnesota corporation, and any successor corporation.

(k) “Continuing Director” shall mean any person who is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board on the date of the applicable Award Agreement or (B) subsequently becomes a member of the Board, if such person’s initial nomination for election or initial election to the Board is recommended or approved by a majority of the Continuing Directors. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(l) “Director” shall mean a member of the Board.

(m) “Disability” shall mean permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(n) “Dividend Equivalent” shall mean any right granted under Section 5(d) of the Plan.

(o) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

(p) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares as reported on the NASDAQ Global Select Market on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market is open for trading.

(q) “Non-Employee Director” shall mean a Director who is not also an employee of the Company or an Affiliate.

(r) “Option” shall mean an option granted under Section 5(a) of the Plan that is not intended to meet the requirements of Section 422 of the Code or any successor provision.

(s) “Participant” shall mean a Non-Employee Director granted an Award under the Plan.

(t) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(u) “Plan” shall mean this Apogee Enterprises, Inc. 2019 Non-Employee Director Stock Plan, as amended from time to time.

(v) “Prior Stock Plan” shall mean the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan, as amended.

(w) “Restricted Stock” shall mean any Share granted under Section 5(c) of the Plan.

(x) “Restricted Stock Unit” shall mean any unit granted under Section 5(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(y) “Retirement” shall mean a Non-Employee Director’s termination of service on the Board under such circumstances determined to constitute retirement by the Committee in its sole discretion.

(z) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(aa) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(bb) “Shares” shall mean shares of Common Stock or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(cc) “Stock Appreciation Right” shall mean any right granted under Section 5(b) of the Plan.

Section 3.    Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:

(i) designate Participants;

(ii) determine the type or types of Awards to be granted to each Participant under the Plan;

(iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award;

(iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award;

(v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Sections 5 and 6;

(vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations under Sections 5 and 6,

(vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash or Shares, canceled, forfeited or suspended;

(viii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A and Section 5;

(ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

(x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non United States jurisdictions.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant and any holder or beneficiary of any Award or Award Agreement.

(b) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.    Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal 150,000. The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4(b) below. On and after shareholder approval of this Plan, no awards shall be granted under the Prior Stock Plan, but all outstanding awards previously granted under the Prior Stock Plan shall remain outstanding and subject to the terms of the Prior Stock Plan.

(b) Counting Shares. Except as set forth below in this Section 4(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i) Shares Added Back to Reserve. Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii) Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section (b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 5(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii) Cash Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv) Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be rounded down to the nearest whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d) Annual Limitation for Awards Granted to Non-Employee Directors. No Non-Employee Director may be granted any Award or Awards denominated in Shares that exceed in the aggregate $200,000 (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year.

Section 5.    Awards.

(a) Options. The Committee is hereby authorized to grant Options to Non-Employee Directors with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The exercise price per Share exercisable under an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate an exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than ten (10) years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised within the Option term, either in whole or in part, and the method of exercise, except that any exercise price tendered shall be in either cash, Shares having a Fair Market Value on the exercise date equal to the applicable exercise price or a combination thereof, as determined by the Committee.

(A) Promissory Notes. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.

(B) Net Exercises. The terms of any Option may be written to permit the Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Non-Employee Directors subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the ten (10) year maximum term in Section 5(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Non-Employee Directors with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a minimum period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service based and performance based conditions, subject to the minimum vesting requirements in Section 5(e). Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 5(d).

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company, or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(d) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Non-Employee Directors under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Participants in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied or lapsed.

(e) General.

(i)  Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Limits on Transfer of Awards. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, the Committee may permit the transfer of an Award, other than a fully vested and unrestricted Share, to family members if such transfer is for no value and in accordance with the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(iv) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(v) Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any repricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) cancelling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock or Restricted Stock Units in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.

(vi) Minimum Vesting. No Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance-based objectives, exercise and vesting restrictions cannot lapse earlier than the one year anniversary measured from the commencement of the period over which performance is evaluated); provided, however, that the Award Agreement by its terms may permit acceleration or waiver of the minimum restrictions solely upon the Participant’s death, Disability or Retirement. Notwithstanding the foregoing:

(A) A maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan may be issued as Awards that do not comply with the applicable one year minimum exercise and vesting requirements and limit exceptions set forth above. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 4 of this Plan apply.

(B) Nothing in this Section 5 shall limit the authority of the Committee to amend or modify any Award to accelerate the vesting or the exercisability of any Award or the lapse of any restrictions relating to any Award (except where expressly limited in Section 5(e)(vii)).

(vii) Limits on Acceleration or Waiver of Restrictions for Change-in-Control Transactions. No Award Agreement shall, by operation of its terms, accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company unless such transaction constitutes a Change-in-Control and unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) the Change-in-Control.

(viii) Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change-in-Control or due to the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change-in-Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. For purposes of this paragraph, a “separation from service” shall mean a complete severance for any reason of a Director’s relationship as a Director and/or independent contractor of the Company and any Affiliates. A Director may have a separation from service upon resignation as a Director even if the Director then becomes an officer or employee of the Company or an Affiliate. In all events, separation from service shall be construed to have a meaning consistent with the term “separation from service” as used and defined in Section 409A of the Code.

Section 6.    Amendment and Termination; Corrections.

(a) Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendments to the Plan or an Award that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to the Plan or Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to not impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof).

(b) Amendments Requiring Shareholder Approval. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of shareholders of the Company, except that prior approval of the shareholders of the Company shall be required for any amendment to the Plan or an Award that would:

(i) require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Global Select Market or any other securities exchange that are applicable to the Company;

(ii) increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 5 of the Plan;

(iv) permit the award of Options or Stock Appreciation Rights at a price less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 5(a)(i) and Section 5(b) of the Plan;

(v) increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 5(a) and Section 5(b); or

(vi) increase the number of shares subject to the limitations contained in Section 4(d) of the Plan.

(c) Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 6(c) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i) either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 6(c)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii) that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) that the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv) that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

(d) Correction of Defects, Omissions and Inconsistencies. The Committee may, without prior approval of the shareholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 7.    General Provisions.

(a) No Rights to Awards. No Non-Employee Director, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c) No Rights of Shareholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 5(c)(i) or Section 5(d)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as a Director.

(f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 8.    Clawback or Recoupment.

In addition to such forfeiture and/or penalty conditions as specified in any Award Agreement, Awards under this Plan shall be subject to forfeiture or other penalties pursuant any clawback or similar recoupment policy as may be established or amended from time to time.

Section 9.    Effective Date of the Plan; Effect on Prior Stock Plan.

The Plan was adopted by the Board on June 26, 2019. The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on [January 14], 2020 and the Plan shall be effective as of the date of such shareholder approval. On and after shareholder approval of the Plan, no awards shall be granted under the Prior Stock Plan, but all outstanding awards previously granted under the Prior Stock Plan shall remain outstanding and subject to the terms of the Prior Stock Plan.

Section 10.  Term of the Plan.

No Award shall be granted under the Plan, and the Plan shall terminate, on June 25, 2029 or any earlier date of discontinuation or termination established pursuant to Section 6(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Adopted by Board June 26, 2019, subject to shareholder approval

Approved by shareholders on January 14, 2020

APPENDIX D

ARTICLE VIII

PREVENTION OF GREENMAIL

8.01.    Anti-Greenmail. Any purchase or other acquisition, directly or indirectly, in one or more transactions, by the Corporation or any Subsidiary (as hereinafter defined) of the Corporation of any share of Voting Stock (as hereinafter defined) or any Voting Stock Right (as hereinafter defined) known by the Corporation to be beneficially owned by any Interested Shareholder (as hereinafter defined) who has beneficially owned such security or right for less than two years prior to the date of such purchase shall, except as hereinafter expressly provided, require the affirmative vote of at least 80% of all votes entitled to be cast by the holders of the Voting Stock voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition by the Corporation or any of its Subsidiaries of Voting Stock or Voting Stock Rights purchased at or below Fair Market Value (as hereinafter defined) and made as part of a tender or exchange offer on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder or in a Public Transaction (as hereinafter defined).

8.02.    Definitions. For purposes of this Article VIII:

1.   The terms “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 1, 1986.

2.   A person shall be a “beneficial owner” of any Voting Stock or Voting Stock Right:

(a) which such person or any of its Affiliates or Associates (as hereinabove defined) beneficially owns, directly or indirectly; or

(b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) any right to vote pursuant to any agreement, arrangement or understanding; or

(c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Corporation or any of its Subsidiaries.

(d) For the purposes of determining whether a person is an Interested Shareholder, the relevant class of securities outstanding shall be deemed to include all such securities of which such person is deemed to be the “beneficial owner” through application of this subparagraph 3, but shall not include any other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, but are not yet issued.

3.   “Fair Market Value” means, for any share of Voting Stock or any Voting Stock Right, the average of the closing sale prices during the 90-day period immediately preceding the repurchase of such Voting Stock or Voting Stock Right, as the case may be, on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if such Voting Stock or Voting Stock Right, as the case may be, is not quoted on the Composite Tape, on the New York Stock

Exchange, or, if such Voting Stock or Voting Stock Right, as the case may be, is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such Voting Stock or Voting Stock Right, as the case may be, is listed, or if such Voting Stock or Voting Stock Right, as the case may be, is not listed on any such exchange, the average of the closing sale price with respect to a share of such Voting Stock or Voting Stock Right, as the case may be, during the 90-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc., National Market System or any system then in use or, if no such quotations are available, the Fair Market Value on the date in question of a share of such Voting Stock or Voting Stock Right, as the case may be, as determined by the Board of Directors in good faith.

4. “Interested Shareholder” shall mean any person (other than (i) the Corporation, (ii) any of its Subsidiaries, (iii) any benefit plan or trust of or for the benefit of the Corporation or any of its Subsidiaries, or (iv) any trustee, agent or other representative of any of the foregoing) who or which:

(a) is the beneficial owner, directly or indirectly, of more than 5% of any class of Voting Stock (or Voting Stock Rights with respect to more than 5% of any such class); or

(b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 5% of any class of Voting Stock (or Voting Stock Rights with respect to more than 5% of any such class); or

(c) is an assignee of or has otherwise succeeded to any shares of any class of Voting Stock (or Voting Stock Rights with respect to more than 5% of any such class) which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, unless such assignment or succession shall have occurred pursuant to any Public Transaction or a series of transactions including a Public Transaction.

5. A “person” shall mean any individual, firm, corporation or other entity (including a “group” within the meaning of Section 13(d) of the Exchange Act).

6. A “Public Transaction” shall mean any (i) Purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (ii) open market purchases of shares if, in either such case, the price and other terms of sale are not negotiated by the purchaser and seller of the beneficial interest in the shares.

7. The term “Subsidiary” shall mean any Corporation of which at least a majority of the outstanding securities having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) is at the time owned or controlled directly or indirectly by the Corporation or one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

8. The term “Voting Stock” shall mean stock of all classes and series of the Corporation entitled to vote generally in the election of directors.

9. The term “Voting Stock Right” shall mean any security convertible into, and any warrant, option or other right of any kind to acquire beneficial ownership of, any Voting Stock, other than securities issued pursuant to any of the Corporation’s employee benefit plans.

8.03.   Power of Director. A majority of the Board of Directors shall have the power and duty to determine for the purposes of this Article VIII, on the basis of information known to it after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including without limitation,

1.   whether:

(a)   a person is an Interested Shareholder;

(b)   any Voting Stock and Voting Stock Right is beneficially owned by any person;

(c)   a person is an Affiliate or Associate of another;

(d)   a transaction is a Public Transaction; and

2.   the Fair Market Value of any Voting Stock or Voting Stock Right.

8.04.   Amendment, Repeal, Etc. Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VIII of these Articles of Incorporation.

302A.553

Subd. 3. Limitation on share purchases.

Except for redemptions under section 302A.671, subdivision 6, a publicly held corporation shall not, directly or indirectly, purchase or agree to purchase any shares entitled to vote from a person (or two or more persons who act as a partnership, limited partnership, syndicate, or other group pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise for the purpose of acquiring, owning, or voting shares of the publicly held corporation) who beneficially owns more than five percent of the voting power of the publicly held corporation for more than the market value thereof if the shares have been beneficially owned by the person for less than two years, unless the purchase or agreement to purchase is approved at a meeting of shareholders by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote or the publicly held corporation makes an offer, of at least equal value per share, to all holders of shares of the class or series and to all holders of any class or series into which the securities may be converted. For purposes of determining the period that shares have been beneficially owned by a person:

(1) shares acquired by the person by gift from a donor are deemed to have first become beneficially owned by the person when the shares were acquired by the donor;

(2) shares acquired by a trust from the settlor of the trust, or shares acquired from the trust by a beneficiary of the trust, are deemed to have first become beneficially owned by the trust or the beneficiary when the shares were acquired by the settlor; and

(3) shares acquired by an estate or personal representative as a result of the death or incapacity of a person, or shares acquired from the estate or personal representative by an heir, devisee, or beneficiary of the deceased or incapacitated person, are deemed to have first become beneficially owned by the estate, personal representative, heir, devisee, or beneficiary when the shares were acquired by the deceased or incapacitated person.

APPENDIX E

Apogee Enterprises, Inc.

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Earnings, Adjusted Earnings

per Diluted Common Share, Adjusted Operating Income and Adjusted Operating Margin

In thousands	Fifty-two Weeks Ended March 2, 2019	Fifty-two Weeks Ended March 3, 2018
Net earnings	$ 45,694	$ 79,488

Amortization of short-lived acquired intangibles	4,894	10,521

Project-related charges	40,948	—

Impairment charge	3,141	—

Acquisition-related costs	—	5,098

Restructuring-related costs	—	3,026

Income tax impact on above adjustments (1)	(11,560)	(5,157)

Adjusted net earnings	$ 83,117	$ 92,976

	Fifty-two Weeks Ended March 2, 2019	Fifty-two Weeks Ended March 3, 2018
Earnings per diluted common share	$ 1.63	$ 2.76

Amortization of short-lived acquired intangibles	0.17	0.37

Project-related charges	1.46	—

Impairment charge	0.11	—

Acquisition-related costs	—	0.18

Restructuring-related costs	—	0.11

Income tax impact on above adjustments (1)	(0.41)	(0.18)

Adjusted earnings per diluted common share	$ 2.96	$ 3.23

	Fifty-two Weeks Ended March 2, 2019		Fifty-three Weeks Ended March 3, 2018

In thousands	Operating Income	Operating Margin	Operating Income	Operating Margin
Operating income (loss)	$ 7,284	4.8%	$114,284	8.6%
Amortization of short-lived acquired intangibles	4,894	0.3%	10,521	0.8%
Project-related charges(1)	40,948	2.9%	—	—
Impairment charge	3,141	0.2%	—	—
Acquisition-related costs	—	—	5,098	0.4%
Restructuring-related costs	—	—	3,026	0.2%

Adjusted operating income	$ 116,267	8.3%	$ 132,929	10.0%

(1)	The adjustment for project-related charges for the fifty-two weeks ended March 2, 2019 relates to contracts that were acquired with the purchase of EFCO.

E-1

Use Of Non-GAAP Financial Measures

This proxy statement contains the following non-GAAP measures:

–

Adjusted operating income, adjusted operating margin and adjusted earnings per diluted share (“adjusted earnings per share” or “adjusted EPS”) are used by the Company to provide meaningful supplemental information about its operating performance by excluding amounts that are not considered part of core operating results when assessing performance to improve comparability of results from period to period. Examples of items excluded to arrive at these adjusted measures include the impact of acquisition-related costs, amortization of short-lived acquired intangibles associated with backlog, and non-recurring restructuring costs. Adjusted operating income for fiscal 2019, excludes amortization of short-lived intangibles, project-related charges on contracts acquired with the purchase of EFCO and an impairment charge. Adjusted operating income for fiscal 2018 excludes amortization of short-lived acquired intangibles, acquisition-related costs and restructuring-related costs for shutdown of an Architectural Glass segment facility in Utah.

We use these non-GAAP measures to evaluate the Company’s historical and prospective financial performance, measure operational profitability on a consistent basis, and provide enhanced transparency to the investment community. These non-GAAP measures should be viewed in addition to, and not as an alternative to, the reported financial results of the Company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measures for comparison with other companies.

E-2

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 13, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 13, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. APOGEE ENTERPRISES, INC. 4400 WEST 78TH STREET SUITE 520 MINNEAPOLIS, MN 55435 E87240-P30987 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Except Withhold All For All APOGEE ENTERPRISES, INC. The Board of Directors recommends you vote FOR the following: ! ! ! 1. ELECTION OF DIRECTORS: Nominees: Class III Directors 01) Christina M. Alvord 02) Frank G. Heard 03) Elizabeth M. Lilly 04) Mark A. Pompa The Board of Directors recommends you vote FOR the following proposal: For Abstain Against 7. APPROVAL OF AMENDMENT TO APOGEE’S RESTATED ARTICLES OF INCORPORATION TO REDUCE THE REQUIRED VOTE OF APOGEE’S SHAREHOLDERS, FROM SUPERMAJORITY TO MAJORITY, TO AMEND THE DIRECTOR REMOVAL PROVISION CONTAINED THEREIN. ! ! ! Against For Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. ADVISORY VOTE ON APOGEE’S EXECUTIVE COMPENSATION. Abstain Against For The Board of Directors recommends you vote FOR the following proposal: 8. APPROVAL OF AN AMENDMENT TO APOGEE’S RESTATED ARTICLES OF INCORPORATION TO ELIMINATE THE “ANTI-GREENMAIL” PROVISION CONTAINED THEREIN. ! ! ! For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! Abstain Against For The Board of Directors recommends you vote FOR the following proposal: 3. APPROVAL OF THE APOGEE ENTERPRISES, INC. 2019 STOCK INCENTIVE PLAN. 9. IF PROPOSAL 8 REGARDING ELIMINATION OF THE “ANTI-GREENMAIL” PROVISION IS NOT APPROVED, APPROVAL OF AN AMENDMENT TO APOGEE’S RESTATED ARTICLES OF INCORPORATION TO REDUCE THE REQUIRED VOTE OF APOGEE’S SHAREHOLDERS, FROM SUPERMAJORITY TO MAJORITY, TO AMEND THE “ANTI-GREENMAIL” PROVISION CONTAINED THEREIN. ! ! ! Abstain Against For The Board of Directors recommends you vote FOR the following proposal: ! ! ! 4. APPROVAL OF THE APOGEE ENTERPRISES, INC. 2019 NON-EMPLOYEE DIRECTOR STOCK PLAN. Against For Abstain The Board of Directors recommends you vote FOR the following proposal: Abstain For Against The Board of Directors recommends you vote FOR the following proposal: ! ! ! ! ! ! 5. APPROVAL OF AN AMENDMENT TO APOGEE’S RESTATED ARTICLES OF INCORPORATION TO ELECT DIRECTORS BY MAJORITY VOTE. 10. RATIFICATION OF THE EXCLUSIVE FORUM BY-LAW PROVISION. Abstain Against For The Board of Directors recommends you vote FOR the following proposal: Abstain For Against The Board of Directors recommends you vote FOR the following proposal: 11. R AT I F I C AT I O N O F T H E A P P O I N T M E N T O F DELOITTE & TOUCHE LLP AS APOGEE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 29, 2020. ! ! ! ! ! ! 6. APPROVAL OF AN AMENDMENT TO APOGEE’S RESTATED ARTICLES OF INCORPORATION TO REDUCE THE REQUIRED VOTE OF APOGEE’S SHAREHOLDERS, FROM SUPERMAJORITY TO MAJORITY, TO REMOVE DIRECTORS. 12. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting. ! ! Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E87241-P30987 Annual Meeting of Shareholders APOGEE ENTERPRISES, INC. January 14, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints JOSEPH F. PUISHYS, JAMES S. PORTER and PATRICIA A. BEITHON as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Apogee Enterprises, Inc. (“Apogee”) held of record by the undersigned onNovember 20, 2019, at the Annual Meeting of Shareholders of Apogee to be held on January 14, 2020, or any adjournment thereof, and hereby revokes all former Proxies. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11. If you are a participant in the Apogee Employee Stock Purchase Plan, this card directs Computershare Shareowner Services LLC,as the Plan Administrator, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account for which it has received direction by 12:00 P.M. (noon) Eastern Time on January 10, 2020. The Plan Administrator cannot vote the shares unless it receives timely direction from you. If you are a participant in the Apogee 401(k) Retirement Plan, this card directs Principal Trust Company, as Trustee for the Plan, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Trustee will vote, with regard to the Plan, shares of Apogee Common Stock for which it has not received directionby 12:00 P.M. (noon) Eastern Time on January 10, 2020 in the same proportion as directed shares are voted, unless contrary to ERISA or unless contrary to applicable law. (Continued and to be signed on reverse side)